                                                                   EXHIBIT 10.26

                               GORAN CAPITAL INC.

                                    - and -

                        MONTREAL TRUST COMPANY OF CANADA



                      AMENDED AND RESTATED TRUST INDENTURE



                               December 29, 1992





                   SMITH, LYONS, TORRANCE, STEVENSON & MAYER
                               GOODMAN & GOODMAN
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                                   I N D E X

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PARTIES                                                                     1

RECITALS                                                                    1

ARTICLE  ONE -  GENERAL

Section  1.01   Interpretation                                              2
Section  1.02   Meaning of "Outstanding"                                   14
Section  1.03   References to Dollars                                      15
Section  1.04   Calculation of Interest                                    15
Section  1.05   Prescription                                               16
Section  1.06   Headings, etc.                                             16
Section  1.07   Applicable Law                                             16
Section  1.08   Entire Agreement                                           16
Section  1.09   Severability                                               16
Section  1.10   Time                                                       16

ARTICLE TWO - THE NOTES

Section  2.01   Limitation of Issue                                        17
Section  2.02   Amendments to Notes                                        17
Section  2.03   Terms of Series A Notes                                    18
Section  2.04   Terms of Series B Notes                                    20
Section  2.05   Forms of Notes                                             21
Section  2.06   Signature of Notes                                         22
Section  2.07   Certification and Commencement
                   of Interest                                             22
Section  2.08   Registers of Notes                                         23
Section  2.09   Payments and Paying Agents                                 25
Section  2.10   Mutilation, Loss, Theft or
                   Destruction of Notes                                    27
Section  2.11   Transfer and Exchange of Notes                             28
Section  2.12   Payment of Additional Amounts                              29

ARTICLE THREE - REPLACEMENT OF NOTES

Section  3.01   Replacement of Registered
                   Original Notes for Registered
                   Amended Notes                                           31
Section  3.02   Procedures for Replacement of Bearer
                   Original Notes and Coupons for Bearer
                   Amended Notes and Coupons                               32
Section  3.03   Effect of Effective Date                                   32
Section  3.04   Certification of Notes                                     33

ARTICLE FOUR - SUBORDINATION OF NOTES

Section  4.01   Subordination of Series B Notes
                   to Unsubordinated Indebtedness                          33
Section  4.02   Subordination of Series A Notes                            33
Section  4.03   Payment on Dissolution or Winding-up                       35
Section  4.04   Senior Indebtedness Default                                36
Section  4.05   Subrogation of Series A Notes                              36

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Section  4.06   Subrogation of Series B Notes                              37
Section  4.07   Rights of Noteholders Reserved                             38
Section  4.08   Exceptions to Subordination                                38
Section  4.09   Renewal or Extension of Senior Indebtedness                39
Section  4.10   Renewal or Extension by Holders of
                 Series A Notes and of Other Indebtedness                  39

ARTICLE FIVE - RANKING OF SERIES A NOTES AND SERIES B NOTES

Section  5.01   Postponement of Series B Notes to Prior
                   Indebtedness                                            39
Section  5.02   Payment on Series A Notes and Series B
                 Notes on Dissolution or Winding Up                        39
Section  5.03   Subrogation of Series B Notes                              42
Section  5.04   Renewal or Extension by Holders of Series A
                   Notes and of Other Indebtedness                         42
Section  5.05   Ranking of Notes                                           42
Section  5.06   Trustee Not Charged with Knowledge                         43

ARTICLE SIX - COVENANTS OF THE COMPANY

Section  6.01   General Covenants                                          43
Section  6.02   Covenants Solely for Benefit of
                   Holders of Series A Notes                               49
Section  6.03   Registrations and Deliveries                               56
Section  6.04   After-Acquired Property and Further
                   Assurances                                              57
Section  6.05   Special Covenant                                           59
Section  6.06   Trustee's Remuneration and Expenses                        59
Section  6.07   Not to Extend Time for Payment
                   of Principal or Interest                                59
Section  6.08   Good Standing Certificate                                  59
Section  6.09   Warrant Indenture                                          60
Section  6.10   Performance of Covenants by Trustee                        60
Section  6.11   Negative Pledge                                            60
Section  6.12   Discretion of Trustee as to Dealing with
                   Charged Property                                        61
Section  6.13   Effective Date of Security Documents                       62

ARTICLE SEVEN - REDEMPTION OF NOTES

Section  7.01   Redemption                                                 62
Section  7.02   Places of Payment                                          62
Section  7.03   Partial Redemption                                         62
Section  7.04   Selection for Redemption                                   63
Section  7.05   Notice of Redemption                                       63
Section  7.06   Payment of Redemption Price                                63
Section  7.07   Deposit of Redemption Moneys                               64
Section  7.08   Home Office Payment                                        64

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                                     2.

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ARTICLE EIGHT - DEFAULT AND ENFORCEMENT

Section  8.01   Events of Default                                          65
Section  8.02   Acceleration on Default                                    67
Section  8.03   Waiver of Default                                          68
Section  8.04   Proceedings by the Trustee                                 68
Section  8.05   Suits by Noteholders                                       69
Section  8.06   Application of Moneys Received by the Trustee              70
Section  8.07   Distribution of Proceeds                                   71
Section  8.08   Remedies Cumulative                                        72
Section  8.09   Judgment Against the Company                               72
Section  8.10   Trustee Appointed Attorney                                 72

ARTICLE NINE - SUCCESSOR COMPANIES

Section  9.01   Certain Requirements in Respect of
                   Merger, etc.                                            72
Section  9.02   Vesting of Powers in Successor                             73

ARTICLE TEN - INVESTMENT OF TRUST FUNDS

Section  10.01                                                             73

ARTICLE ELEVEN - MEETINGS OF NOTEHOLDERS

Section  11.01  Right to Convene Meetings                                  74
Section  11.02  Notice                                                     74
Section  11.03  Chairman                                                   74
Section  11.04  Quorum                                                     74
Section  11.05  Power to Adjourn                                           75
Section  11.06  Show of Hands                                              75
Section  11.07  Poll                                                       75
Section  11.08  Voting                                                     75
Section  11.09  Regulations                                                75
Section  11.10  Company and Trustee May be Represented                     76
Section  11.11  Powers Exercisable by Extraordinary
                   Resolution                                              76
Section  11.12  Meaning of "Extraordinary Resolution"                      78
Section  11.13  Powers Cumulative                                          79
Section  11.14  Minutes                                                    79
Section  11.15  Instruments in Writing                                     79
Section  11.16  Binding Effect of Resolutions                              79
Section  11.17  Serial Meetings                                            80

ARTICLE TWELVE - SUPPLEMENTAL INDENTURES

Section  12.01                                                             81

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                                     3.

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ARTICLE THIRTEEN - SATISFACTION AND DISCHARGE

Section 13.01  Cancellation and Destruction                                82
Section 13.02  Non-Presentation of Notes                                   83
Section 13.03  Discharge of Security                                       83
Section 13.04  Release from Covenants                                      83

ARTICLE FOURTEEN - NOTICES

Section 14.01  Notice to Noteholders                                       84
Section 14.02  Notice to the Trustee or the Committee                      85
Section 14.03  Notice to the Company                                       85

ARTICLE FIFTEEN - CONCERNING THE TRUSTEE

Section 15.01  Trust Indenture Legislation                                 85
Section 15.02  Rights and Duties of Trustee                                86
Section 15.03  Evidence, Experts and Advisors                              87
Section 15.04  Documents, Moneys, etc.  Held by Trustee                    88
Section 15.05  Action by Trustee to Protect Interests                      88
Section 15.06  Trustee Not Required to Give Security                       88
Section 15.07  Protection of Trustee                                       88
Section 15.08  Replacement of Trustee                                      89
Section 15.09  Conflict of Interest                                        90
Section 15.10  Acceptance of Trust                                         90
Section 15.11  Future Conflict of Interest                                 90

ARTICLE SIXTEEN - COMMITTEE OF SERIES A NOTEHOLDERS

Section 16.01   Establishment of Committee                                 91
Section 16.02   Indemnity of Committee Members                             92

ARTICLE SEVENTEEN - EXECUTION

Section 17.01   Counterparts and Formal Date                               93

EXHIBITS

Exhibit A - Form of Series Al Note (Registered)                          A-1
Exhibit B - Form of Series A2 Note (Registered)                          B-1
Exhibit C - Form of Series B Note (Registered)                           C-1
Exhibit D - Form of Series A2 Note (Bearer)                              D-1
Exhibit D.l - Interest Coupon (Series A2 Note)                           D-1
Exhibit E - Form of Series B Note (Bearer)                               E-l
Exhibit E.l - Interest Coupon (Series B Notes)                           E-1
Exhibit F - Form of Letter of Transmittal                                G-1
Exhibit G - Form of Warrant Indenture                                    I-1
Exhibit H - Form of Agency Agreement                                     J-1
Exhibit I - Form of General Security Agreement                           I-1
Exhibit J - Form of Share Pledge Agreement                               J-1
Exhibit K - Form of Guarantee                                            K-1

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                                     4.
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Exhibit L - Form of Guarantee Pledge Agreement                           L-1
Exhibit M - Form of Guarantee Security Agreement                         M-1
Exhibit N - Power of Attorney (Goran)                                    N-1
Exhibit O - Power of Attorney (Guarantor)                                O-1


SCHEDULE

Schedule 1 - List of 1992 Related Party Compensation (s.6.02)
Schedule 2 - List of Existing Transactions within Goran Group (s.6.02)

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                                     5.

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         THIS AMENDED AND RESTATED TRUST INDENTURE made as of the 29th day of
December, 1992.

B E T W E E N:

                          GORAN CAPITAL INC., a corporation incorporated under the laws of Canada

                          (hereinafter called the "Company")

                          OF THE FIRST PART

                          - and -


                          MONTREAL TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada

                          (hereinafter called the "Trustee")

                          OF THE SECOND PART

         WHEREAS the Company (formerly called Pafco Financial Holdings Ltd.) entered into a trust indenture dated as of December 30, 1986 (such trust indenture as supplemented and amended prior to the date of this Trust Indenture is referred to herein as the "Original Indenture") with Guaranty Trust Company of Canada;

         AND WHEREAS pursuant to a supplemental trust indenture dated as of March 9, 1992, the Trustee replaced Guaranty Trust Company of Canada as the trustee under the Original Indenture;

         AND WHEREAS the Company now wishes to, and has been authorized pursuant to an extraordinary resolution of the Original Noteholders passed at a meeting held on December 8, 1992, amend and restate the Original Indenture;

         AND WHEREAS all necessary resolutions of the directors of the Company have been passed and other proceedings have been taken and complied with to make this Trust Indenture and the execution thereof by the Company legal and valid;

         AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Company and not by the Trustee;

         NOW THEREFORE THIS INDENTURE WITNESSES THAT AND IT IS HEREBY COVENANTED, AGREED AND DECLARED as follows:

                                     2.


                                  ARTICLE ONE

                                    GENERAL

Section 1.01 Interpretation: In this Trust Indenture, in addition to the terms defined elsewhere herein:

         (a) "affiliate" means any person who or which, directly or indirectly, controls or is controlled by or is under common control with the Company, and, for the purposes of this definition, "control" (including with correlative meanings, the terms "controlled by" and "under common control with") means the power to direct or cause the direction of the management and policies of any person, whether through the ownership of voting shares or by contract or otherwise;

         (b)     "After-Acquired Property" has the meaning attributed to it in
                 Section 6.04;

         (c) "Agency Agreement" means an amended and restated paying agency agreement made as of the Effective Date among the Company, the Principal Paying Agent, the Paying Agents, the Transfer Agents, the Registrar and the Trustee substantially in the form of the amended and restated paying agency agreement attached hereto as Exhibit H;

         (d) "Amended Notes" means, collectively, the Series Al Notes, the Series A2 Notes and the Series B Notes;

         (e)     "Applicable Legislation" has the meaning attributed to it in
                 Section 15.01;

         (f) "auditors of the Company" means an independent public accountant or independent firm of public accountants appointed as auditor or auditors of the Company and approved by the Trustee;

         (g)     "Bearer Amended Notes" means Amended Notes in bearer form;

         (h) "Bearer Notes" has the meaning attributed to it in Subsection 2.05(c);

         (i)     "Bearer Original Notes" means Original Notes in bearer form;

         (j) "Borrowed Money" means money borrowed, premium, if any, and interest in respect thereof and all other liabilities under any note, bond, debenture or other evidence of indebtedness whether or not issued as consideration for assets or services but excluding all such indebtedness and liabilities incurred solely in relation to the

                                     3.

                 ordinary course of business of any Subsidiary as an insurance company;

         (k) "business day" means any day other than a Saturday or Sunday on which banks are open for business in the relevant place of payment and, in the case of payment by transfer to a Canadian dollar account, on which dealings in foreign currencies may be carried on both in Toronto and in such place of payment;

         (l) "certificate of the Company", "order of the Company" and "request of the Company" mean respectively a written certificate, a written order and a written request, in each case signed in the name of the Company by its chairman of the board or president or executive vice-president or a vice-president or a director and, in addition, by its secretary or treasurer, or secretary treasurer if the offices of secretary and treasurer shall be combined, or assistant-secretary or assistant-treasurer or a director, and may consist of one or more instruments so executed;

         (m) "certified resolution" means a copy of a resolution certified by the secretary or an assistant-secretary of the Company under its corporate seal to have been passed by the directors and to be in full force and effect on the date of such certification, without modification or amendment;

         (n) "Charged Property" means all property and assets, present and future, of the Company or any Subsidiary which at the particular time are subject to (or required by this Indenture to be subject to) the Series A Lien;

         (o) "Collateral" means cash, a bank draft or letter of credit of a Canadian chartered bank acceptable to the Trustee, a surety bond of an insurer carrying on business in Canada acceptable to the Trustee or other security satisfactory to the Trustee;

         (p) "Committee" means the committee of holders of Series A Notes established pursuant to Article Sixteen;

         (q) "Common Shares" means the common shares which the Company is authorized to issue from time to time;

         (r) "Company" means the Party of the First Part and also every successor company which shall have complied with the provisions of Article Nine;

         (s)     "Compensation Limit" means:

                 (i) in respect of the Company's fiscal year ending December 31, 1992, U.S. $1,050,000 ; and

                                     4.

                 (ii) in respect of each fiscal year of the Company ending after December 31, 1992, the amount equal to the aggregate of:

                          (A) the Compensation Limit established for the immediately preceding fiscal year (the "Base Amount"), plus

                          (B) the amount determined by multiplying the Base Amount by the lesser of

                                   (I)     5%, and

                                  (II)     expressed as a percentage, the U.S.
                                           consumer price index for the 12
                                           month period ended on September 30
                                           of the preceding year;

                 and for purposes of this definition of "Compensation Limit" the term "U.S. consumer price index" means the measure of change in consumer prices as determined by a monthly survey conducted by the U.S. Bureau of Labour Statistics;

         (t) "Consolidated" means the consolidation of the accounts of each Subsidiary with those of the Company, if and to the extent the accounts of each such Subsidiary would normally be consolidated with those of the Company, all in accordance with Generally Accepted Accounting Principles;

         (u) "counsel" means a barrister and solicitor or firm of barristers and solicitors (who may be counsel for the Company) acceptable to the Trustee;

         (v) "Coupons" means, as and when applicable, the interest coupons originally attached to the Bearer Original Notes or the interest coupons attached to the Bearer Amended Notes being in the form or substantially in the form attached hereto as Exhibit D.1 (in the case of Series A2 Notes) and Exhibit E.1 (in the case of Series B Notes);

         (w) "Debt" means, at any time, all amounts that, in conformity with Generally Accepted Accounting Principles, would be classified as debt on a Consolidated balance sheet of the Company including, without limitation, all bank and other operating and term debt, all Prior Indebtedness, all indebtedness evidenced by the Series B Notes and all debt subordinated to the Series A Notes, but excluding trade accounts payable in the ordinary course of business;

         (x)     "deemed" means deemed conclusively;

                                       5.

         (y) "Delivery Event" has the meaning attributed to it in Subsection 6.02(a);

         (z) "director" means a director of the Company for the time being, and reference without more to action by the directors means action by the directors of the Company as a board or, whenever empowered, action by an executive committee of the board;

         (aa) "Effective Date" means the date of this Trust Indenture, being December 29, 1992;

         (bb) "Election" means the election made by or on behalf of an Original Noteholder on a proxy submitted for use at the meeting of the Original Noteholders at which this Trust Indenture was authorized, sanctioned, and approved to amend the attributes of his Original Notes to the attributes of one or more of the Amended Notes;

         (cc) "Equity" means, at any particular time, the outstanding share capital of the Company and other amounts, including retained earnings and minus any deficit, that, in conformity with Generally Accepted Accounting Principles, would be classified as shareholders' equity on a Consolidated balance sheet of the Company;

         (dd)    "Euro-clear" means The Euro-clear System;

         (ee)    "Event of Default" has the meaning attributed to it in Section
                 8.01;

         (ff) "Extraordinary Resolution" has the meaning attributed to it in Article Eleven and "Series A Extraordinary Resolution" means an Extraordinary Resolution passed solely and exclusively by the holders of Series A Notes at a meeting of the holders of Series A Notes called for such purpose and "Series B Extraordinary Resolution" means an Extraordinary Resolution passed solely and exclusively by the holders of Series B Notes at a meeting of holders of Series B Notes called for such purpose;

         (gg) "Financing Leases" means (i) any lease of property, real or personal, the then present value of the minimum rental commitment thereunder of which should (in accordance with generally accepted accounting principles of the jurisdiction in which the lessee is located) be capitalized on a balance sheet of the lessee, and (ii) any other lease of property, real or personal, the obligations under which are capitalized on a Consolidated balance sheet of the Company;

         (hh) "General Security Agreement" means a general security agreement in substantially the form of the general security agreement attached hereto as Exhibit I and includes any instrument supplemental or ancillary thereto or in implementation thereof;

                                       6.

         (ii) "Generally Accepted Accounting Principles" means generally accepted accounting principles, consistently applied, that are in effect from time to time in Canada or, in the case of any Subsidiary, in the jurisdiction of its incorporation;

         (jj) "Goran Group" means, collectively, the Company and each corporation that is, at the relevant time, a Subsidiary of the Company;

         (kk) "Guarantee Agreement" means a guarantee agreement substantially in the form of the guarantee agreement attached hereto as Exhibit K and includes any instrument supplemental or ancillary thereto or in implementation thereof;

         (ll) "Guarantee Pledge Agreement" means a share pledge agreement substantially in the form of the pledge agreement attached hereto as Exhibit L and includes any instrument supplemental or ancillary thereto or in implementation thereof;

         (mm) "Guarantee Security Agreement" means a general security agreement substantially in the form of the guarantee security agreement attached hereto as Exhibit M and includes any instrument supplemental or ancillary thereto or in implementation thereof;

         (nn) "Indebtedness" means the aggregate of (i) all indebtedness for Borrowed Money or for the deferred purchase price of property or services, (ii) all monetary or other financial obligations under Financing Leases and (iii) all monetary or other financial obligations in respect of letters of credit (except letters of credit issued by any Subsidiary that is principally engaged in the insurance business to provide credit support for insurance obligations undertaken in the ordinary course of such business), acceptances or similar obligations;

         (oo) "Initial Principal Amount" means, in respect of Series Al Notes, Series A2 Notes or Series B Notes, as applicable, the principal amount thereof outstanding at 12:02 a.m. on the Effective Date;

         (pp) "Interest Payment Date" means each date on which interest on the Notes, or any of them, is payable pursuant to this Indenture;

         (qq) "Letter of Transmittal" means a letter of transmittal substantially in the form of the letter of transmittal attached hereto as Exhibit F;

         (rr) "Lien" means any mortgage, charge, pledge, lien, privilege, security intrest, hypothec, cessation and

                                       7.

                 transfer, lease of real property or other encumbrance, whether fixed or floating, upon or with respect to any property of any kind of the Company whether real, personal or mixed, tangible or intangible, moveable or immoveable, now owned or hereafter acquired;

         (ss) "Noteholders" or "holders" means,, in respect of the Bearer Notes, the bearers from time to time of such Notes and, in respect of the Registered Notes, the registered owners from time to time of such Notes;

         (tt) "Noteholders" Request" means an instrument signed in one or more counterparts by the holder or holders of not less than 25% in principal amount of the Notes outstanding for the time being, requesting the Trustee to take some action or proceeding specified therein and "Series A Noteholders' Request" means an instrument making such a request so signed by the holder or holders of not less than 25% in principal amount of the Series A Notes outstanding for the time being and "Series B Noteholders' Request" means an instrument making such a request so signed by the holder or holders of not less than 25% in principal amount of the Series B Notes outstanding for the time being;

         (uu) "Notes" means the notes of the Company issued and certified hereunder and for the time being outstanding including, as and when applicable, the original Notes and the Amended Notes and, for purposes of Article Four, the term "Notes" shall include the Coupons relating to the Bearer Amended Notes;

         (VV) "Original Indenture" has the meaning attributed to it in the first recital hereof;

         (ww) "Original Notes" means the Notes,, whether in bearer form or registered form, having the attributes prescribed in the Original Indenture and "Original Noteholders" means, in respect of Bearer Original Notes, the bearers of the Bearer Original Notes and, in respect of Registered Original Notes, the registered owners of the Registered Original Notes;

         (xx) "Paying Agents" means the paying agents appointed from time to time pursuant to the Agency Agreement;

         (yy) "Periodic Payments" has the meaning attributed to it in Subsection 2.09(a);

         (zz) "Permitted Indebtedness" means, at any particular time, with respect to the company and its Subsidiaries, any Indebtedness that is:

                                       8.

           (i) owed by one member of the Goran Group to another member of the Goran Group provided and to the extent that the incurring or creation of such Indebtedness does not directly or indirectly result in or cause any default under the Senior Indebtedness;

          (ii) an amount not exceeding U.S. $468,408 in respect of a mortgage bond registered against the head office premises (the "IGF Premises") of IGF Insurance Corporation (the "IGF Bond");

         (iii) Indebtedness outstanding on the Effective Date under Financing Leases in an aggregate principal amount not exceeding U.S. $850,000 in respect of the Goran Group as a whole;

          (iv) unsecured Indebtedness in an amount not exceeding U.S. $1,500,000 payable by the Company to Pembridge Capital Inc. in respect of unallocated loss adjustment expenses;

           (v) unsecured Indebtedness incurred in the ordinary course of business of the Goran Group for (A) trade accounts payable or
                 (B) operating leases for premises and equipment used by the Goran Group for the purpose of carrying on its insurance business;

          (vi)   Prior Indebtedness;

         (vii) Indebtedness owing under a line of credit in favor of IGF Insurance Corporation relating to crop insurance written by such Subsidiary in the United States not exceeding in the aggregate U.S. $2,000,000;

        (viii) fully subordinated and postponed to the indebtedness evidenced by the Series A Notes in a manner satisfactory to the Committee such that no principal, interest or other payments, except as permitted by the Committee, may be made in respect of such Indebtedness so long as any Series A Notes are outstanding;

          (ix)   Indebtedness evidenced by the Series B Notes; and

           (x) any other Indebtedness that has been disclosed in writing by the Company or any Subsidiary to, and which has been accepted by, the holders of Series A Notes by way of Series A Extraordinary Resolution or in writing by the Committee;

                                       9.

(aaa) "Permitted Liens" means, at any particular time, with respect to the Company and its Subsidiaries, any one or more of the following:

           (i) any Lien for taxes, rates and assessments not yet due or, if due, the validity of which is being contested diligently and in good faith by appropriate proceedings by the Company or any Subsidiary, as the case may be, and liens for the excess of the amount of any past due taxes for which a final assessment has not been received over the amount of such taxes as estimated and paid;

          (ii) any Lien in respect of any judgment rendered, which is being contested diligently and in good faith by appropriate proceedings by the Company or any Subsidiary, as the case may be, and which does not have a material adverse effect on the ability of the Company or any of the Subsidiaries to conduct their respective businesses;

         (iii) any Lien howsoever ranking for which provision has been made by the deposit with the Trustee of Collateral in an amount sufficient to pay the same and all interest and costs in connection therewith at maturity;

          (iv)   any Liens against the IGF Premises securing the IGF Bond;

           (v)   the Series A Lien;

          (vi) Liens securing Purchase Money Obligations, limited in each case to the property acquired in the transaction in which such Purchase Money Obligation was incurred;

         (vii)   any Liens securing the Senior Indebtedness;

        (viii)   Liens representing Financing Leases;

          (ix) any Liens against the property on which the Highlander Inn is located securing the U.S. $2,000,000 and U.S. $650,000 mortgages registered against the property on which the Highlander Inn is located; and

           (x) any other Lien that has been disclosed in writing by the Company or any Subsidiary to, and which has been accepted by the holders of Series A Notes by way of Series A Extraordinary Resolution or in writing by the Committee;

                                      10.

       (bbb) "person" means an individual, a corporation, an unincorporated association, a partnership, a trust or trustee, an unincorporated organization or a government or political subdivision thereof; and pronouns have a similar extended meaning;

       (ccc) "Principal Paying Agent" means the principal paying agent appointed from time to time pursuant to the Agency Agreement;

       (ddd) "Principal Repayment Date" means each date on which a principal payment on the Series A Notes, or any of them, is payable pursuant to this Indenture;

       (eee) "Prior Indebtedness" means the Senior Indebtedness and the principal of, accrued and unpaid interest on and all other liabilities and obligations (including, without limitation, fees, costs and expenses) in respect of the Indebtedness evidenced by the Series A Notes;

       (fff) "Purchase Money Obligations" means obligations of the company or any Subsidiary incurred or assumed in the ordinary course of business in connection with the purchase of property to be used in its business;

       (ggg) "Record Date" means the fifteenth day prior to the applicable Interest Payment Date as set out in Subsection 2.03(a) or Subsection 2.04(a) or applicable Principal Repayment Date as set out in Subsections 2.03(b) or (c), as the case may be;

       (hhh) "redemption date" means, in respect of the redemption of any Note, the date specified in the notice of such redemption as the date on which such Note shall be redeemed;

       (iii) "Registered Amended Notes" means Amended Notes in registered form;

       (jjj) "Registered Notes" has the meaning attributed to it in Subsection 2.05(b);

       (kkk) "Registered Original Notes" means Original Notes in registered form;

       (lll) "Registrar" means the registrar appointed from time to time pursuant to the Agency Agreement;

       (mmm) "Related Party" at any particular time means any person who is at any time related or not at arm's length (within the meaning of the Income Tax Act (Canada)) to, or is an associate (within the meaning of the Securities Act (Ontario)) of (i) G. Gordon Symons or any member of his immediate family at such time,
                 (ii) the controlling

                                      11.

                 shareholders of the Company at such time or (iii) any member of the Goran Group at such time;

       (nnn) "Relevant Date" means the later of (i) the date on which payment in respect of a Note or Coupon becomes due and payable and (ii) if the full amount of the moneys payable on such due date has not been received in Toronto by the Principal Paying Agent or the Trustee on or prior to such due date, the date on which the full amount of such moneys having been received, notice that such moneys have been so received is published in accordance with the notice provisions set out in Section 14.01;

       (ooo) "Replacement Notice" has the meaning attributed to it in Subsection 3.02(a);


       (ppp) "Replacement Shares" has the meaning attributed to it in Subsection 2.02(c);

       (qqq) "Security Documents" means, collectively, the General Security Agreement, the Share Pledge Agreement, each Guarantee Agreement, each Guarantee Security Agreement and each Guarantee Pledge Agreement and each other document deemed to be a Security Document pursuant to this Indenture including, without limitation, Subsection 6.02(m) and Subsection 6.03(a);

       (rrr) "Senior Indebtedness" means the Indebtedness outstanding on December 8, 1992 and as reduced from time to time pursuant to the amended and restated credit agreement dated as of June 3, 1992 between SIG Indiana and the Senior Lender as the same may be amended, supplemented or otherwise modified from time to time and, subject to the approval of the Committee, any Indebtedness in replacement of, or substitution for, such Indebtedness; provided that, notwithstanding any other provision of this Indenture or any other document, at no time shall the principal amount of the Senior Indebtedness be greater than the amount (the "Maximum Senior Indebtedness") equal to the lesser of (i) U.S. $5,500,000, and (ii) the minimum principal amount to which such Indebtedness has been reduced and provided further that any such Indebtedness in excess of the Maximum Senior Indebtedness shall not be Senior Indebtedness for the purposes of this Trust Indenture;

       (sss)     "Senior Indebtedness Default" means:

                 (i) the declaration of the Senior Indebtedness to be due and payable prior to the stated maturity thereof following the occurrence of an event which permits the Senior Lender to make such declaration; or

                                      12.

                 (ii) the non-payment in full of any principal amount of the Senior Indebtedness upon its stated maturity (other than maturity pursuant to any instalment payment obligation);

       (ttt) "Senior Lender" and "holder(s) of Senior Indebtedness" means Chemical Bank, as successor by merger to Manufacturers Hanover Trust Company, and its successors and assigns and any other holder(s) of Senior Indebtedness approved by the Committee from time to time, in each case in its capacity, or their capacities, as lender or lenders of the Senior Indebtedness;

       (uuu) "Series A Default" has the meaning attributed to it in Subsection 8.01(b);

       (vvv) "Series A Lien" means each and every Lien held by the Trustee for the benefit of the holders of Series A Notes including, without limitation, pursuant to the Security Documents;

       (www) "Series A Noteholders' Resolution" means a resolution, other than a Series A Extraordinary Resolution, of the holders of Series A Notes passed in the manner prescribed in Article Eleven;

       (xxx) "Series A Notes" means Notes having the attributes prescribed in Section 2.03 and, for purposes of Article Four, the term "Series A Notes" shall include the Coupons relating to Series A Notes in bearer form;

       (yyy) "Series A1 Notes" means Series A Notes having the attributes as to repayment of principal prescribed in Subsection 2.03(b);

       (zzz) "Series A2 Notes" means Series A Notes having the attributes as to repayment of principal prescribed in Subsection 2.03(c);

       (aaaa) "Series B Notes" means Notes having the attributes prescribed in Section 2.04 and, for the purposes of Article Four, the term "Series B Notes" shall include the Coupons relating to Series B Notes in bearer form;

       (bbbb) "Share Pledge Agreement" means a share pledge agreement in substantially the form of the share pledge agreement attached hereto as Exhibit J;

       (cccc) "Specific Series A Lien" means the Series A Lien on the Specifically Charged Property;

       (dddd) "Specifically Charged Property" means the property and assets of the Company now or hereafter secured, granted, transferred, assigned, mortgaged, pledged and/or charged

                                      13.

                 hereunder, or required by any Security Documents to be, as and by way of a fixed and specific mortgage, pledge, assignment and charge to and in favour of the Trustee;

       (eeee) "Subsidiary" means any corporation of which more than 50% of the voting shares (provided that the ownership of such shares confers the right at all times to elect at least a majority of the board of directors of such corporation) are now or hereafter owned, directly or indirectly, by or for the Company and/or by or for any corporation in like relation to the Company and includes any corporation in like relation to a Subsidiary;

       (ffff) "successor company" has the meaning attributed to it in Article Nine;

       (gggg) "SIG Indiana" means Symons International Group, Inc., an Indiana corporation and a Wholly-Owned Subsidiary of the Company;

       (hhhh)    "Transfer Agents" has the meaning attributed to it in Section
                 2.08;

       (iiii) "Trust Indenture", "Indenture", "herein", "hereby" and similar expressions mean or refer to this amended and restated trust indenture and any indenture, deed or instrument supplemental or ancillary hereto; and the expressions "Article", "Section", "Subsection", "paragraph", "subparagraph" and "clause" followed by a number and/or letter mean and refer to the specified Article, Section, Subsection, paragraph, subparagraph or clause of this Trust Indenture;

       (jjjj) "Trustee" means the Party of the Second Part and its successor for the time being in the trusts hereby created;

       (kkkk) "U.S. person" means any natural person resident in the United States, a corporation, partnership or other entity organized under the laws of the United States or, any estate of which any executor or administrator is a U.S. Person, any trust of which any trustee is a U.S. Person, any agency or branch of a foreign entity located in the United States, any non-discretionary custodial account or similar account held by a dealer or other fiduciary for the benefit or the account of a U.S. person and any discretionary custodial account or similar account held by a dealer or other professional fiduciary organized or incorporated, or, if an individual, resident, in the United States or any corporation, partnership or other entity organized or incorporated under the laws of a jurisdiction other than the United States if formed by a U.S. person principally for the purpose of investing in

                                      14.

                 securities not registered under the Securities Act of 1933 (United States);

       (llll) "Underlying Shares" means the Common Shares or other securities issuable on exercise of the Warrants;

       (mmmm) "United States" means the United States of America, its territories and possessions, any state thereof and the District of Columbia;

       (nnnn) "voting shares" means shares of any class of any corporation having under all circumstances the right to elect at least a majority of the board of directors of such corporation, provided that, for the purposes of this definition, shares which only carry the right to vote conditionally on the happening of an event shall not be considered voting shares nor shall any shares be deemed to cease to be voting shares solely by reason of a right to vote accruing to shares of another class or classes by reason of the happening of such event;

       (oooo) "Warrant Indenture" means a warrant indenture substantially in the form of the warrant indenture attached hereto as Exhibit G;

       (pppp) "Warrants" means the common share purchase warrants of the Company to be issued under the Warrant Indenture, each one of which will initially entitle the holder thereof to purchase one Common Share at a price per share equal to the greater of
                 (i) $3.00 and (ii) 110% of the average closing price of the Common Shares on The Toronto Stock Exchange for the 15 trading days immediately following December 8, 1992; and

       (qqqq) "Wholly-Owned Subsidiary" means a Subsidiary all of the shares of every class of which are owned, directly or indirectly, by the Company.

                 Words importing the singular number shall include the plural and vice versa and words importing the masculine gender shall include the feminine and neuter genders.

                 Any reference in this Indenture to any Act or section thereof shall be deemed to be a reference to such Act or section as amended or re-enacted from time to time.

Section 1.02 Meaning of "Outstanding": Every Note certified or authenticated and delivered by or on behalf of the Trustee hereunder shall be deemed to be outstanding until it shall be cancelled or delivered to the Registrar or the Principal Paying Agent for cancellation or moneys for the payment thereof shall be set aside under Section 13.04, provided that:

                                     15.


         (a) Notes which have been partially redeemed shall be deemed to be outstanding only to the extent of the unredeemed part of the principal amount thereof;

         (b) where a new Note has been issued in substitution for a Note which has been lost, stolen or destroyed, only one of them shall be counted for the purpose of determining the aggregate principal amount of Notes outstanding;

         (c) Notes which have become void pursuant to Section 1.05 shall be deemed not to be outstanding; and

         (d) for the purpose of any provision of this Indenture entitling holders of outstanding Notes to vote, sign consents, requests or other instruments or take any other action under this Indenture, Notes owned, directly or indirectly, legally or equitably, by the Company or any affiliate thereof shall be disregarded except that:

                 (i) for the purpose of determining whether the Trustee shall be protected in relying on any such vote, consent, request or other instrument or other action only the Notes which the Trustee knows are so owned shall be so disregarded; and

                 (ii) Notes so owned which have been pledged in good faith other than to the Company or any affiliate thereof shall not be so disregarded if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Notes in his discretion free from the control of the Company or such affiliate.

Section 1.03 References to Dollars: As used herein and unless otherwise provided, the dollar sign ($) and the expressions "dollars" and "Canadian dollars" shall be deemed to refer to currency of Canada.

Section 1.04 Calculation of Interest: In the event that interest payable hereunder on any Notes is required to be calculated for a period of less than one year, it will be calculated on the basis of a 360 day year consisting of 12 months of 30 days each and in the case of an incomplete month the actual number of days elapsed. For the purposes of the Interest Act (Canada) the yearly rate of interest for that portion of any period of less than one year falling within a particular year is the interest rate set forth herein for such interest period multiplied by a fraction of which:

         (a) the numerator is the product of (i) the actual number of days in the year commencing on the first day of such period, multiplied by (ii) the sum of (y) the product of 30 multiplied by the number of complete months elapsed in such period and
                 (z) the actual number of days elapsed in any incomplete month in such period; and

                                     16.

         (b) the denominator is the product of (i) 360 multiplied by (ii) the actual number of days in such period.

                 For the purposes of clause (a) of this Section, each month shall be deemed to commence on the same day as the day of the month from which interest is calculated.

Section 1.05 Prescription: Each Note and Coupon shall become void unless presented for payment within a period of 10 years and five years, respectively, from the Relevant Date in respect thereof.

Section 1.06 Headings, etc.: The division of this Indenture into Articles, Sections and Subsections, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

Section 1.07 Applicable Law: This Indenture, the Notes and the Coupons shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as Ontario contracts. The Company and the Trustee hereby attorn to the non-exclusive jurisdiction of the courts of Ontario.

Section 1.08 Entire Agreement: This Indenture constitutes the entire agreement between the Company, the Trustee and the Noteholders and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written between the Company, the Trustee and the Noteholders, including but not limited to any correspondence exchanged between the Company and any Noteholder in connection with the subject matter hereof and any information set forth in the management information circular and proxy statement dated November 4, 1992 of the Company mailed and distributed in connection with the meeting of Original Noteholders held on December 8, 1992 and there are no warranties, representations or other agreements between the Company, the Trustee and the Noteholders in connection with the subject matter hereof except as specifically set forth herein.

Section 1.09 Severability: Any provision of this Indenture which is prohibited or unenforceable in any applicable jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without affecting the validity or enforceability of such provision in any other jurisdiction.

Section 1.10              Time: Time shall be of the essence of this Indenture.

                                     17.



                                 ARTICLE TWO

                                  THE NOTES

Section 2.01 Limitation of Issue: The aggregate principal amount of Notes that may be issued and outstanding hereunder is limited to $20,000,000 in principal amount and the aggregate principal amount of Series B Notes that may be issued and outstanding hereunder is limited to $2,400,000 in principal amount and it is hereby acknowledged that Notes aggregating $20,000,000 in principal amount were created and issued pursuant to the Original Indenture.

Section 2.02              Amendments to Notes:

         (a) The attributes of the Original Notes are hereby amended effective at 12:01 a.m. on the Effective Date in the following manner:

                 (i) in the case of Original Noteholders who made an Election, in accordance with the Elections of the Original Noteholders so that the attributes of the Original Notes of such Original Noteholders become the attributes of one or more of the following:

                          (A) Series A1 Notes, with $1.00 principal amount of Series Al Notes replacing $1.00 principal amount of Original Notes held at 12:01 a.m. on the Effective Date;

                          (B) Series A2 Notes, with $1.00 principal amount of Series A2 Notes replacing $1.00 principal amount of Original Notes held at 12:01 a.m. on the Effective Date; or

                          (C) subject to Subsections 2.02(d) and (e), Series B Notes, with $0.60 principal amount of Series B Notes and 0.1 of a Common Share replacing $1.00 principal amount of Original Notes held at 12:01 a.m. on the Effective Date; and

                 (ii) in the case of Original Noteholders who did not make an Election, so that the attributes of the Original Notes of such Noteholders become the attributes of the Series A2 Notes, with $1.00 principal amount of Series A2 Notes replacing $1.00 principal amount of Original Notes held at 12:01 a.m. on the Effective Date.

         (b) Effective as of the Effective Date, the Company shall issue to each Original Noteholder on the Effective Date 25 Warrants for each $1,000 principal amount of Amended Notes which each such original Noteholder is entitled to receive pursuant to Subsection 2.02(a). The Warrants

                                     18.

                 shall be issued pursuant to the Warrant Indenture and certificates representing such Warrants shall be delivered to the original Noteholders in accordance with the provisions of
                 Section 3.01 or 3.02, as the case may be.

         (c) Effective as of the Effective Date, the Company shall issue to each Original Noteholder who has made an Election, and is entitled, to receive Series B Notes, in replacement of 40% of the aggregate principal amount of the Original Notes held by such Original Noteholder (as contemplated by subparagraph 2.02
                 (a)(i)(C)), 100 Common Shares (the "Replacement Shares") for each $1,000 principal amount of Original Notes in respect of which such Election was made by such Original Noteholder.

         (d) If Elections are made requesting the amendment of the attributes of the Original Notes to the attributes of the Series B Notes such that the Initial Principal Amount of the Series B Notes would exceed $2,400,000, then each original Noteholder making such an Election shall be deemed:

                 (i) to have made such Election only in respect of Original Notes having an aggregate principal amount equal to the amount obtained by multiplying the aggregate principal amount of the Original Notes in respect of which such Original Noteholder actually made such Election by a fraction of which

                          (A)     the numerator is $2,400,000, and

                          (B) the denominator is the aggregate principal amount of the Original Notes in respect of which such Elections were actually made; and

                 (ii) with respect to the balance of the aggregate principal amount of the Original Notes in respect of which such Original Noteholder actually made such Election, to have elected to have the attributes of such Original Notes become the attributes of Series A2 Notes on the terms set out in subparagraph 2.02(a)
                          (i)(B).

         (e) No certificates evidencing Notes other than in the denominations set out in Section 2.05 will be issued. Each holder of an Original Note who would otherwise be entitled to an Amended Note in a denomination other than a denomination set out in Section 2.05 will receive, in lieu of any such certificate, a cash payment equal to the principal amount of the Original Note for which such holder is not entitled by virtue of this Subsection to receive a certificate evidencing an Amended Note.

                                     19.

Section 2.03              Terms of Series A Notes:

         (a) The Series A Notes shall be dated as of the Effective Date, shall mature on December 30, 1998, and shall bear interest from and including December 31, 1992 at the rate of 8% per annum, with interest on overdue interest at the same rate, calculated and payable semi-annually in arrears on June 30 and December 30 in each year, the first such payment to be made on June 30, 1993, but, in the case of Bearer Series A2 Notes, only upon presentation and surrender of the Coupons relating thereto as they shall severally mature.

         (b) Beginning December 30, 1993 the Company shall repay to the holders of Series Al Notes the principal amount of the Series Al Notes outstanding in proportion to the principal amount of Series Al Notes held by each such Noteholder at the applicable Record Date in accordance with the following schedule:

                        Principal            Aggregate Principal Amount of
                      Repayment Date         Series Al Notes to be Repaid
                  -----------------------    ---------------------------------
                  December 30, 1993           5% of Initial Principal Amount

                  December 30, 1994           10% of Initial Principal Amount

                  December 30, 1995           15% of Initial Principal Amount

                  December 30, 1996           20% of Initial Principal Amount

                  December 30, 1997           25% of Initial Principal Amount

                  December 30, 1998           25% of Initial Principal Amount

         (c) Beginning December 30, 1993 the Company shall repay to the holders of Series A2 Notes the principal amount of the Series A2 Notes outstanding in proportion to the principal amount of the Series A2 Notes held by each such Noteholder at the applicable Record Date in accordance with the following schedule:

                     Principal                 Aggregate Principal Amount of
                   Repayment Date              Series A2 Notes to be Repaid
                 ------------------          --------------------------------

                 December 30, 1993           5% of Initial Principal Amount

                 December 30, 1994           5% of Initial Principal Amount

                 December 30, 1995           5% of Initial Principal Amount

                 December 30, 1996           5% of Initial Principal Amount

                                     20.

          December 30, 1997        5% of Initial Principal Amount

          December 30, 1998        75% of Initial Principal Amount

                 For purposes of determining the entitlement of holders of a Bearer Series A2 Note to receive a principal repayment constituting a Periodic Payment, as provided for in this Subsection, the holder of such Note who presents it for payment as provided for in Subsection 2.09(b) shall be irrevocably deemed to have been the holder thereof on the applicable Record Date.

Section 2.04              Terms of Series B Notes:

         (a) The Series B Notes shall be dated as of the Effective Date, shall mature on December 30, 1998, and shall bear interest from and including December 31, 1992 at the rate of 8% per annum, with interest on overdue interest at the same rate, calculated and, subject to Subsection 2.04(d), payable semi-annually in arrears on June 30 and December 30 in each year, the first such payment to be made on June 30, 1993, but, in the case of Bearer Series B Notes, only upon presentation and surrender of the Coupons as they shall severally mature.

         (b) Subject to Subsection 2.04(c), the Series B Notes shall be repaid in full at maturity on December 30, 1998.

         (c) Notwithstanding Subsections 2.04(a) and (b), no principal, interest, or other obligations or any other amounts shall be paid, redeemed or repaid on or in respect of the Series B Notes until:

                 (i) the Prior Indebtedness and all principal, interest and other obligations on or in respect thereof have been paid, redeemed or repaid in full; and

                 (ii) all other Indebtedness ranking prior to the Series B Notes and permitted pursuant to the terms of this Indenture which is due and payable on or before December 30, 1998 and all principal, interest and other obligations on or in respect thereof have been paid, redeemed or repaid in full;

                 provided that interest may be paid on the Series B Notes in accordance with Subsection 2.04(a) unless and until an Event of Default has occurred or an event of default under the Senior Indebtedness has occurred, in which event no interest shall be paid on the Series B Notes until such Event of Default, or event of default, has been waived in accordance with the provisions of this Trust Indenture or the instruments or instruments evidencing the Senior Indebtedness, as the case may be and, in the latter case, the Trustee or the Registrar has received actual notice thereof. If an Event of Default

                                     21.


                 or an event of default under the Senior Indebtedness has occurred which has not been waived in accordance with the provisions of this Trust Indenture or the instrument or instruments evidencing the Senior Indebtedness, as the case may be, and the Trustee or the Registrar has actual notice of such Event of Default or the Trustee or the Registrar has received actual notice of an event of default under the Senior Indebtedness from the Company or the Senior Lender, if the Trustee or the Registrar or any other registrar or Transfer Agent or the Principal Paying Agent or any other Paying Agent shall receive from the Company or shall hold any amount for payment in respect of the Series B Notes, such amount shall be received and held in trust for the benefit of the Senior Lender, the holders of the Series A Notes or the holders of other Indebtedness ranking prior to the Series B Notes and permitted pursuant to the terms of this Indenture, as the case may be, and shall be paid over to the Senior Lender, the holders of the Series A Notes, or the holders of other Indebtedness ranking prior to the Series B Notes and permitted pursuant to the terms of this Indenture, as the case may be, for application to the payment of all liabilities and obligations in respect of the Senior Indebtedness, the Series A Notes or other Indebtedness ranking prior to the Series B Notes and permitted pursuant to the provisions of this Indenture remaining unpaid after giving effect to any payment or distribution, or provision therefor, to the Senior Lender, the holders of the Series A Notes or other Indebtedness ranking prior to the Series B Notes and permitted pursuant to the provisions of this Indenture. If the Trustee or the Registrar or any other registrar or Transfer Agent or the Principal Paying Agent or any other Paying Agent shall make any payment to any holder of Series B Notes contrary to the provisions of the preceding sentence, then such holder of Series B Notes shall repay any amount so received to the Trustee, to be held and applied by the Trustee in accordance herewith.

Section 2.05     Forms of Notes:

         (a)     Notwithstanding any other provision of this Indenture:

                 (i) all Series Al Notes shall be issued as fully registered Notes,

                (ii) all Series A2 Notes and Series B Notes may be issued either as fully registered Notes or in bearer form, and

               (iii) Notes issued in Canada or to residents of Canada shall be issued as fully registered Notes.

                                     22.


        (b) All Notes issued as fully registered Notes shall be in denominations of $5,000 and integral multiples thereof, shall be substantially in the form of Exhibit A (for Series Al Notes), Exhibit B (for Series A2 Notes) or Exhibit C (for Series B Notes) attached hereto (the "Registered Notes") without interest coupons attached and with such appropriate insertions, omissions, substitutions and variations as are required or permitted by this Indenture and shall bear such distinguishing letters and/or numbers as the Trustee may approve.

        (c) The Notes in bearer form shall be issued in denominations of $5,000, $50,000 and $500,000, substantially in the form of Exhibit D (for Series A2 Notes) or Exhibit E (for Series B Notes) (the "Bearer Notes") with Interest Coupons attached representing the semi-annual interest payable thereon. The Bearer Notes shall contain such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks or identifications and such legends or endorsements placed thereon as may, consistent herewith, be determined by the officers of the Company executing such Notes, as evidenced by their execution of such Notes.

Section 2.06 Signature of Notes: All Notes shall be under the corporate seal of the Company and shall be signed (either manually or by facsimile signature) by the chairman of the board or the president or the executive vice-president or a vice-president and by the secretary or an assistant-secretary or the treasurer or a vice-president of the Company. A facsimile signature upon any of the Notes shall for all purposes of this Indenture be deemed to be the signature of the person whose signature it purports to be and to have been signed at the time such facsimile signature is reproduced and notwithstanding that any person whose signature, either manual or in facsimile, may appear on the Notes is not at the date of this Indenture or at the date of the Notes or at the date of the certifying and delivery thereof the chairman of the board, the president, the executive vice-president, a vice-president, the secretary, an assistant-secretary or the treasurer, as the case may be, of the Company, such Notes shall, subject to authentication as provided below, be valid and binding upon the Company and entitled to the benefits of this Indenture.

Section 2.07    Certification and Commencement of Interest:

        (a) Except for Original Notes, no Note shall be issued or, if issued, shall be obligatory, or shall entitle the holder to the benefits of this Indenture,until it has been certified by or on behalf of the Trustee substantially in the applicable form set out in Exhibit A, Exhibit B, Exhibit C, Exhibit D, or Exhibit E attached hereto, as the case may be, or in some other form approved by the Trustee. Such certification on any Note shall be

                                     23.



                conclusive evidence that such Note was duly issued, is a valid and binding obligation of the Company and that the holder is entitled to the benefits hereof.

        (b) The certificate of the Trustee signed on Notes shall not be construed as a representation or warranty by the Trustee as to the validity of this Indenture or of the Notes or their issuance.

        (c) The certificate of the Trustee signed on the said Notes shall, however, be a representation or warranty by the Trustee that the said Notes have been duly certified by or on behalf of the Trustee pursuant to the provisions of this Indenture.

Section 2.08    Registers of Notes:

        (a) The Company shall cause to be kept by and at the principal office of the Registrar in the City of Toronto, and at such other place or places, if any, and by the Registrar or by such other registrar or registrars or transfer agent or transfer agents appointed pursuant to the Agency Agreement (the "Transfer Agents"), if any, as the Company with the approval of the Trustee may designate, registers in which shall be entered the names and addresses of the holders of the Registered Notes of each series and particulars of the Registered Notes held by such holders respectively. Such registration shall be noted on the Registered Notes by the Registrar or other registrar or Transfer Agents. No transfer of a Registered Note shall be valid unless made on one of such registers by the registered holder or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Registrar, upon compliance with such reasonable requirements as the Company may from time to time agree upon with the Registrar, the Trustee, the Transfer Agents and/or other registrar and unless such transfer shall have been duly noted on such Registered Note by the Registrar or other registrar or Transfer Agents.

        (b) The registers referred to in this Section shall at all reasonable times be open for inspection by the Company, by the Trustee and by any holder of Notes.

        (c) The holder of a Registered Note may at any time and from time to time have such Registered Note transferred at any of the places at which a register is kept for the Registered Notes pursuant to the provisions of this Section, in accordance with such reasonable regulations as the Registrar may prescribe.

                                      24.


        (d) The holder of a Registered Note may at any time and from time to time have the registration of such Registered Note transferred from the register in which the registration thereof appears to another register kept pursuant to the provisions of this Section, in accordance with such reasonable regulations as the Registrar may prescribe.

        (e) Neither the Company nor the Registrar nor any other registrar or Transfer Agent shall be required (i) to make transfers or exchanges of any Registered Notes on the day of or during the 10 business days next preceding any selection by the Trustee of Registered Notes to be redeemed; or (ii) to make transfers or exchanges of any Registered Note which has been selected or called for redemption in whole or in part unless upon due presentation of such Registered Note for redemption such Registered Note or part shall not be redeemed.

        (f) The Registrar and/or any registrar or Transfer Agent for any of the Registered Notes and/or the Company shall not be charged with notice of or be bound to see to the execution of any trust, whether express, implied or constructive, in respect of any Registered Note and may transfer the same on the direction of the holder thereof, whether named as trustee or otherwise, as though that person were the beneficial owner thereof.

        (g) Except in the case of the register required to be kept at the City of Toronto, the Company, with the approval of the Registrar, may at any time close any register for Registered Notes and in that event shall transfer the records thereof to another existing register or to a new register and thereafter Registered Notes which were registered on such closed register at the time of its closing shall be deemed to be registered on such existing or new register as the case may be. In the event that the register in any place is closed and the records transferred to a register kept in another place, notice of such change shall be given, in the manner provided in Section 14.01, to the holders of the Registered Notes registered in the register so closed.

        (h) Every registrar and Transfer Agent shall, whenever requested so to do by the Company or by the Registrar, furnish the Company or the Registrar, as the case may be, with a list of the names and addresses of holders of the Registered Notes registered on the register or registers maintained by such registrar showing the principal amount and serial numbers of such Registered Notes held by each holder.

                                     25.


Section 2.09   Payments and Paying Agents:

        (a) The person in whose name any Registered Note is registered shall be deemed to be and regarded as the owner thereof for all purposes of this Indenture. Payment of the principal due on maturity on December 30, 1998 of any Registered Note shall be made in lawful money of Canada, at the holder's option, subject to any applicable laws or regulations, against presentation and surrender of such Registered Note, at the specified office of the Registrar or any of the Paying Agents. Subject to
                Section 7.08, payments of interest and principal repayments, other than those due on maturity on December 30, 1998 (collectively "Periodic Payments"), on any Registered Note shall be made to any such registered holder whose name is shown on the register at the close of business on the applicable Record Date. Subject to Section 7.08, Periodic Payments on such Registered Note shall be made in lawful money of Canada and mailed to the registered holder thereof (or to the first-named of joint holders) at his address appearing in the register maintained by the Registrar or other registrar or Transfer Agent. Upon application by such registered holder to the specified office of the Registrar or any Paying Agent not less than 15 business days prior to the due date for any Periodic Payment in respect of a Registered Note, such payment may be made by transfer to a Canadian dollar account maintained by the payee with a bank in Toronto. Any payment made in accordance with the foregoing provisions shall be a good and sufficient discharge to the Company and to the Trustee and the Registrar and to any other registrar and to any Paying Agent for the amounts so paid.

                The holder for the time being of any Registered Note shall be entitled to the principal moneys and interest evidenced by such Registered Note, free from all equities or rights of set-off or counterclaim between the Company and the original or any intermediate holder thereof, and all persons may act accordingly and a transferee of a Registered Note shall, after the appropriate form of transfer is lodged with the Registrar or other registrar or Transfer Agent and upon compliance with all other conditions in that behalf required by this Indenture or by any conditions contained in or endorsed on such Registered Note or by law, be entitled to be entered on any one of the said registers as the owner of such Registered Note free from all equities or rights of set-off or counterclaim between the Company and his transferor or any previous holder thereof, save in respect of equities of which the Company is required to take notice by statute or by order of a court of competent Jurisdiction.

                                     26.


        (b) The Company, the Trustee, the Principal Paying Agent and the Paying Agents may deem and treat the bearer of any Bearer Note or Coupon appertaining thereto as the absolute owner of such Note or Coupon, as the case may be, for the purpose of receiving any payment due hereunder and for all other purposes of this Indenture and the Agency Agreement whether or not any such Note or Coupon shall be overdue and notwithstanding any notation of ownership or other writing on such Note or Coupon. Any payment in accordance with the foregoing provisions shall be a good and sufficient discharge to the Company and to the Trustee and to the Registrar and to any Paying Agent for the amounts so paid. Payment of interest on the Bearer Notes shall be made in lawful money of Canada, at the holder's option, subject to any applicable laws or regulations, against surrender of the Coupons at any specified office of any Paying Agent. Payment of principal on the Bearer Notes payable at maturity shall be made in lawful money of Canada, at the holder's option, subject to any applicable laws or regulations, against surrender of the Bearer Note at any specified office of any Paying Agent. Payment of principal constituting a Periodic Payment on the Bearer Notes shall be made in lawful money of Canada, at the holder's option, subject to any applicable laws or regulations against delivery of the Bearer Note at any specified office of any Paying Agent and such Paying Agent shall, in accordance with the Agency Agreement, be authorized to make a notation of such payment on such Bearer Note. Payments at the offices referred to above shall be made by a cheque drawn on a Canadian dollar account or, at the option of the holder, by wire transfer to a Canadian dollar account maintained by the payee with a bank in Toronto.

                Each Bearer Note should be presented for redemption together with all unmatured Coupons appertaining thereto, failing which the amount of any such missing unmatured Coupon (or, in the case of payment not being made in full, that proportion of the amount of such missing unmatured Coupon which the sum of principal so paid bears to the total amount due on redemption) will be deducted from the sum due for payment.
                Each amount so deducted will be paid in the manner mentioned above against surrender of the relevant missing Coupon not later than five years from the Relevant Date. If the redemption date is not an Interest Payment Date the interest accrued from the preceding Interest Payment Date or the issue date, as the case may be, shall be payable only against presentation of the relevant Coupon.

                If the due date for payment of any amount of principal or interest in respect of any Bearer Note is not at any place of payment a business day, then the holder thereof

                                     27.


                will not be entitled to payment at the relevant place of payment of the amount due until the next following business day at the relevant place of payment and will not be entitled to any further interest or other payment in respect of any such delay.

        (c) The Company shall pursuant to the Agency Agreement initially appoint the Principal Paying Agent and the Paying Agents at their specified offices as set out in the Agency Agreement.
                The Company reserves the right at any time, with the prior written approval of the Trustee, to vary or terminate the appointment of any Paying Agent and appoint additional or other Paying Agents or approve any change in the office through which any Paying Agent acts, provided that it shall at all times maintain a Paying Agent in Toronto and in a European city which, so long as the Notes are listed on the Luxembourg Stock Exchange, will be Luxembourg. Any removal or appointment of a Paying Agent or any change in the specified office of a Paying Agent shall only take effect (other than in the case of the insolvency of the Paying Agent being removed when it shall be of immediate effect) after not more than 60 nor less than 45 days' notice thereof shall have been given to Noteholders in accordance with Section 14.01 hereof.

Section 2.10 Mutilation, Loss, Theft or Destruction of Notes: In case any Note or Coupon shall at any time become mutilated, defaced, destroyed, stolen or lost and such Note or Coupon (with the Note to which such Coupon appertains) or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required) shall be delivered to the specified office of the Registrar or to the specified office of the Paying Agent in London, England, a new Note of like tenor and date with appropriate Coupons, if any, shall be certified and delivered by the Trustee at the office of the Registrar or at the office of the Paying Agent in London, England in exchange for the Note so mutilated, or the Note to which such mutilated Coupon appertains, or in lieu of the Note so destroyed, stolen or lost, or in exchange for the Note to which such destroyed, stolen or lost Coupon appertains (upon surrender of such Note with all appurtenant Coupons not destroyed, stolen or lost), but, in the case of a defaced, destroyed, stolen or lost Note or Coupon, only upon receipt by the Registrar or the said Paying Agent of evidence satisfactory to the Trustee and the Company that such Note or Coupon was defaced, destroyed, stolen or lost, and, if required by the Trustee or the Company, upon receipt by the Registrar or the said Paying Agent also of indemnity satisfactory to the Trustee and the Company. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note or Coupon shall be borne by the applicant for a new Note or Coupon. Any new or substituted Note certified and delivered by the Trustee pursuant to the provisions of this Section shall be in a form

                                     28.


approved by the Trustee and shall be entitled to the benefits of this Indenture and rank equally in accordance with its terms with all other Notes of the same series issued or to be issued hereunder.

Section 2.11   Transfer and Exchange of Notes:


        (a) At the option of any Noteholder upon request confirmed in writing Registered Notes may be exchanged for an equal aggregate principal amount of Bearer Notes of the same series upon certification that the beneficial owner thereof is not a U.S. person. Bearer Notes issued upon exchange of a Registered Note between a Record Date and the relevant Interest Payment Date will be issued without the Coupon relating to such Interest Payment Date and any Periodic Payment due on such Interest Payment Date shall be made to the registered holder of the Note on the Record Date.

        (b) At the option of any Noteholder upon request confirmed in writing Bearer Notes (with all unmatured Coupons attached, except as provided below) may be exchanged for an equal aggregate principal amount of Registered Notes of the same series. Bearer Notes surrendered in exchange for Registered Notes between a Record Date and the relevant Interest Payment Date should be surrendered without the Coupon relating to such Interest Payment Date.

        (c) A Noteholder may exchange one $500,000 Bearer Note for 10 $50,000 Bearer Notes or 100 $5,000 Bearer Notes, and vice versa, one $50,000 Bearer Note for 10 $5,000 Bearer
                Notes, or 10 $5,000 Bearer Notes for one $50,000 Bearer Note at any time prior to the date of final redemption of the Notes on presentation of such Bearer Notes at the specified office of the Principal Paying Agent or the Registrar or any other registrar. Registered Notes of any denomination or series may be exchanged for Registered Notes of any other authorized denomination or denominations of the same series, any such exchange to be for an equal principal amount of Registered Notes.

        (d) Bearer Notes may be presented for exchange, and Registered Notes may be presented for exchange or transfer, at the specified office of any Transfer Agent or, in the case of Registered Notes at the specified office of the Registrar or any other registrar, without service charge (other than the cost of delivery) but upon payment of any taxes and other governmental charges required to be paid. Any exchange or transfer will be effected by the Transfer Agents or the Registrar or any other registrar, as the case may be, being satisfied with the documents of title and identity of the person making the request, and subject to such requirements as the

                                     29.


                Company may from time to time agree upon with the Transfer Agents, the Registrar and any other registrar and the Trustee. Registered Notes may be exchanged or transferred (in whole or in part) in the amount of $5,000 or integral multiples thereof.

        (e) Any Notes tendered for exchange shall be cancelled in accordance with the provisions of Section 13.01 hereof.
                Notes issued in exchange for Notes which at the time of such issue have been selected or called for redemption at a later date shall be deemed to have been selected or called for redemption in the same manner and shall have noted thereon a statement to that effect.

        (f) The Company has, pursuant to the Agency Agreement, appointed the Transfer Agents and Registrar at their specified offices as set out therein. The Company reserves the right at any time, with the prior approval of the Trustee, to vary or terminate the appointment of any Transfer Agent or Registrar and appoint additional or other Transfer Agents or Registrars or approve any change in the office through which such Transfer Agent or Registrar acts, but it will at all times maintain a Registrar in Toronto and a Transfer Agent in a European city which, so long as the Notes are listed on the Luxembourg Stock Exchange, shall be Luxembourg. Any removal or appointment of a Transfer Agent or Registrar or any change in the specified office of a Transfer Agent or Registrar shall only take effect (other than in the case of the insolvency of a Transfer Agent or Registrar being removed when it shall be of immediate effect) after not more than 60 nor less than 45 days' notice thereof shall have been given to the Noteholders in accordance with Section 14.01 hereof.

Section 2.12    Payment of Additional Amounts:

        (a) The Company covenants and agrees with the Trustee for the benefit of the Trustee and the holders of Series A2
                Notes, holders of Series B Notes and holders of Coupons relating thereto (and for greater certainty not for the benefit of holders of Series A1 Notes or holders of Coupons relating thereto) that, so long as any Series A2 Notes or Series B Notes remain outstanding, it will pay as additional interest on the Series A2 Notes and Series B Notes such additional amounts as are necessary in order that the net payment by the Company of the principal of and interest payable on the Series A2 Notes, Series B Notes or the Coupons relating thereto to any holder thereof, after deduction or withholding of any present or future taxes or duties of whatever nature imposed, levied, collected, withheld or assessed in respect of any payments hereunder, including additional amounts, by or within Canada or any authority therein or thereof having

                                     30.


                power to tax, will not be less than the amount provided in the Series A2 Notes, Series B Notes or Coupons relating thereto to be then due and payable had no such taxes or duties been required to be withheld or deducted; provided, however, that the foregoing obligation to pay additional amounts shall not apply:

                (i) to a person with whom the Company is not dealing at arm's length within the meaning of the Income Tax Act (Canada);

               (ii) to a holder who is subject to such taxes or duties (except for any taxes exigible pursuant to Part XIII of the Income Tax Act (Canada) or any replacement thereof) solely by reason of his having some connection with Canada other than the mere holding of such Series A2 Note, Series B Note or Coupon relating thereto; or

              (iii) to any Series A2 Note or Series B Note in respect of which a holder thereof has delivered a certificate as to Canadian residence upon a redemption of Series A2 Notes or Series B Notes in accordance with Section 7.01, following the time of delivery of such certificate.

        Any reference in this Indenture to the payment of the principal of and interest payable on the Series A2 Notes, Series B Notes or Coupons relating thereto shall be deemed to refer also to any additional amounts which may be payable under this Section.

        (b) If at any time the Company or the Principal Paying Agent is required by law to make any deduction or withholding from any amount payable by it hereunder or under the Agency Agreement (or if there is any change in the rates at which or the manner in which such deductions or withholdings are calculated), the Company shall promptly notify the Trustee.

        (c) If the Company makes any payment hereunder in respect of which it is required by law to make any deductions or withholdings, in addition to the additional amounts required to be paid to the holders of the Series A2 Notes, Series B Notes and Coupons under Subsection 2.12(a), it shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Trustee within 30 days after it has made such payment to the applicable authority, an original receipt (or a certified copy thereof) issued by such authority evidencing the deduction or withholding of all amounts so required to be deducted or withheld.

                                     31.


                                 ARTICLE THREE

                              REPLACEMENT OF NOTES

Section 3.01 Replacement of Registered Original Notes for Registered Amended
Notes:

        (a) As soon as practicable after the Effective Date, the Company shall send to all holders of Registered Original Notes as of the close of business on the Effective Date a Letter of Transmittal with respect to the replacement of Registered Original Notes with Registered Amended Notes, Warrants and, in the case of those Original Noteholders who made an Election. and are entitled to receive Series B Notes, Replacement Shares. Within 10 days following receipt of the Letter of Transmittal, each holder of Registered Original Notes shall complete the Letter of Transmittal and deliver the same, together with the certificate or certificates representing the Registered Original Notes of such holder, to the address set out in the Letter of Transmittal. Within 10 days following receipt from a holder of Registered Original Notes of the Letter of Transmittal and the certificate or certificates representing the Registered Original Notes of such holder, the Company shall forward or cause the Trustee to forward to such holder certificates representing the appropriate number and type of Registered Amended Notes registered in the name of such holder, a bearer certificate representing the appropriate number of Warrants and, in the case of those holders who made an Election and are entitled to receive Series B Notes, a certificate representing the appropriate number of Replacement Shares registered in the name of such holder. Certificates representing Registered Amended Notes, Warrants and Replacement Shares, if any, held by the Trustee that are not so replaced on or before December 30, 1998 shall be redelivered by the Trustee to the Company on demand and thereupon the Trustee shall be released from all further liability with respect to the issuance or replacement of certificates representing any such Registered Amended Notes, Warrants and Replacement Shares. Subject to Section 1.05, after such Registered Amended Notes, Warrants and Replacement Shares are so redelivered to the Company, holders of Registered Original Notes shall be entitled to obtain the Registered Amended Notes, Warrants and Replacement Shares from the Company.

        (b) Despite Subsection 3.01(a), neither the Company nor the Trustee shall be required to distribute Registered Amended Notes, Warrants, Replacement Shares or Underlying Shares to any holder of Registered Original Notes if such distribution would be contrary to Applicable Legislation

                                     32.


                or to the securities or other laws of Canada or any other jurisdiction.

Section 3.02 Procedures for Replacement of Bearer Original Notes and Coupons for Bearer Amended Notes and Coupons:

        (a) As soon as practicable after the Effective Date, the Company shall publish a notice in the Financial Times and through Euro-clear (the "Replacement Notice") advising all holders of Bearer Original Notes of the exercise price of the Warrants. The Replacement Notice shall also instruct (i) the Bearer Original Noteholders how the certificates representing Bearer Original Notes may be replaced with certificates representing Bearer Amended Notes and Warrants and, in the case of those holders who made an Election, and are entitled to receive Series B Notes, Replacement Shares and (ii) the holders of Coupons relating to the Bearer Original Notes how such Coupons may be replaced with Coupons relating to the Bearer Amended Notes. Certificates representing Bearer Amended Notes, the Coupons relating to Bearer Notes, Warrants and Replacement Shares, if any, held by the Trustee that are not so replaced on or before December 30, 1998 shall be redelivered by the Trustee to the Company on demand and thereupon the Trustee shall be released from all further liability with respect to the issuance or replacement of certificates representing any such Bearer Amended Notes, Coupons related to Bearer Amended Notes, Warrants and Replacement Shares. Subject to Section 1.05, after such Bearer Amended Notes, Coupons relating to Bearer Amended Notes, Warrants and Replacement Shares are so redelivered to the Company holders of Bearer Original Notes or Coupons relating to Bearer Original Notes shall be able to obtain the certificates representing such Bearer Amended Notes, Coupons related to Bearer Amended Notes, Warrants and Replacement Shares from the Company.

        (b) Despite Subsection 3.02(a), neither the Company nor the Trustee shall be required to distribute Bearer Amended Notes, Coupons related to Bearer Amended Notes, Warrants, Replacement Shares or Underlying Shares to any holder of Bearer original Notes if such distribution would be contrary to Applicable Legislation or to the securities or other laws of Canada or any other jurisdiction.

Section 3.03 Effect of Effective Date: Notwithstanding any other provision of this Trust Indenture, after the Effective Date, holders of Original Notes shall have no rights under the Original Notes (except that each Coupon pursuant to which interest was payable on or prior to December 31, 1992 shall be honoured by and shall remain an obligation of the company as if such Coupon were issued pursuant to this Trust Indenture) but holders of Original Notes shall have all the rights and remedies under this Trust Indenture as if they had replaced the certificates representing

                                     33.


their original Notes and, if applicable, Coupons with certificates representing Amended Notes, Warrants and, if entitled thereto, Coupons or Replacement Shares, in accordance with Section 3.01 or 3,02.

Section 3.04 Certification of Notes: Upon receipt of a written direction from the Company, Amended Notes shall be certified by or on behalf of the Trustee and delivered in accordance with the provisions hereof without any further act or formality on the part of the Company and without the Trustee receiving any consideration therefor. The Trustee shall have no duty or responsibility with respect to the use or application of any of the Amended Notes so certified and delivered.

                                  ARTICLE FOUR
                 SUBORDINATION OF NOTES TO SENIOR INDEBTEDNESS

Section 4.01 Subordination: The payment of the principal of, and interest payable on the Notes shall be subordinate and rank junior, to the extent and in the manner set out in this Article Four, to the prior payment in full of all present or future Senior Indebtedness, Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, then, except as hereinafter in Section 4.06 otherwise provided, the principal of, and premium, if any, and interest on such matured Senior Indebtedness shall first be paid in full or payment duly provided for before any payment on account of the principal of and interest on the Notes is made.

Section 4.02    Payment on Dissolution or Winding-UP:

        (a) in the event of any payment or distribution of assets of the Company upon any liquidation, dissolution or winding-up (or arrangement or other reorganization that is similar thereto) of the Company, whether or not pursuant to any bankruptcy, insolvency or analogous law of Canada or of any province thereof, subject to Section 4.06:

                (i) the holders of all Senior Indebtedness shall first be entitled to receive payment in full thereof, or such payment shall be duly provided for, before the holders of the Notes shall be entitled to receive any payment upon the principal of, or interest on, the Notes;

              (ii) the holders of Notes by their acceptance thereof assign to the holders of the Senior Indebtedness or the designated representatives thereof, for the purposes and to the extent set forth in this paragraph 4.02 (a) (ii) all their right and title and

                                     34.


                interest to and in any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Noteholders or the Trustee (for their benefit) would be entitled but for the provisions of this
                Section 4.02, and the Trustee shall take such steps as may be necessary or appropriate to entitle the holders of Senior Indebtedness or the designated representatives thereof to receive such payment or distribution directly from the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or other liquidating agent, rateably according to the aggregate amounts remaining unpaid on the Senior Indebtedness held or represented by each, all to the extent necessary to provide for payment of the Senior Indebtedness in full (after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness or provision therefor), prior to any payment upon the principal of or interest on the Notes;

        (iii)   in the event, notwithstanding the provisions of paragraphs 4.02
                (a) (i) and (ii), any payment or distribution of the assets of the Company of any kind or character in respect of the principal of or interest on, the Notes, whether in cash, property or securities, shall be received by the Trustee or any other registrar, by the Principal Paying Agent, by any other Paying Agent or by any Noteholder before all Senior Indebtedness shall have been paid in full or duly provided for, such payment or distribution shall be held by the recipient in trust (which trust is hereby declared) for the benefit of, and shall be paid over to, the holders of senior Indebtedness or the designated representatives thereof, rateably according to the aggregate amount remaining on such Senior Indebtedness represented by each, to the extent necessary to pay all Senior Indebtedness in full (after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness or provision therefor); and

        (iv) when all Senior Indebtedness shall have been paid in full the holders of the Notes shall be entitled to receive payment from any assets of the Company then available for such payment.

        The reconstruction or reorganization of the Company, the consolidation, amalgamation or merger of the Company with another corporation or the transfer, lease or sale of its undertaking and assets as an entirety, or substantially

                                      35.


          as an entirety, to another corporation, in each case upon the terms and conditions provided in Article Nine, shall be deemed not to be a liquidation, dissolution or winding-up of the Company for the purposes of this Section if such reconstruction, reorganization, consolidation, arrangement, amalgamation, merger, transfer, lease or sale may be and is carried out in compliance with the terms and conditions set out in Article Nine.

     (b) For the purposes of ascertaining the persons entitled to participate in any payment or distribution, the holders of Senior Indebtedness and other Indebtedness, the amount thereof or payable thereon, the amount or amounts distributed thereon and all other facts pertinent thereto, the Trustee and the Noteholders shall be entitled to rely upon a certificate of the Company or a certificate, in similar form, of a trustee in bankruptcy or other liquidating trustee or agent or an order or decree of a court of competent jurisdiction and, upon the request of the Trustee, the Company will use its best efforts to provide to or obtain for the Trustee such a certificate, order or decree.

Section 4.03 Senior Indebtedness Default: In the event that a Senior Indebtedness Default shall have occurred and be continuing and written notice of such Senior Indebtedness Default, containing reasonable particulars thereof, shall have been received by the Trustee and the Company from the holder of the affected Senior Indebtedness or the designated representative thereof, subject to Section 4.06, unless and so long as the Company shall in good faith dispute the existence of such Senior Indebtedness Default:

     (a) the Company shall not purchase or redeem any Notes or make any payment of the principal of, or interest on, the Notes; and

     (b) if the Trustee or the Registrar or any other registrar or Transfer Agent or the Principal Paying Agent or any other Paying Agent shall receive from the Company or shall hold any amount for payment of the principal of, or interest on, the Notes, such amount shall be received and held in trust for the benefit of the holders of such senior Indebtedness and shall be paid over to the holders of such Senior Indebtedness or to the representatives thereof for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness;

provided, however, that if such Senior Indebtedness Default shall be cured or waived, or all amounts that shall have become due for principal of, and interest on, all Senior Indebtedness shall have

                                      36.


been paid or duly provided for (whether by the Company or by application as aforesaid), and the Trustee shall have received a certificate of the Company to that effect and either (i) shall have received a similar certificate from the holders of each class of Senior Indebtedness or the designated representative thereof as to the payment in full or due provision for the payment of all amounts due in respect of such class, or (ii) shall not, within 10 days after written request by the Trustee to each such holder or the designated representative thereof, have received a statement to the contrary from any such holder or designated representative, such trusts for the benefit of the holders of Senior Indebtedness and the designated representatives thereof shall terminate and any amount still held by the Trustee or the Registrar or any other registrar or Transfer Agent or the Principal Paying Agent or any other Paying Agent shall be applied by them for the purposes for which such amount shall have been received from the Company as aforesaid. In the event that the Trustee or the Registrar or any other registrar or Transfer Agent or the Principal Paying Agent or any other Paying Agent shall make any payment to any Noteholder contrary to the provisions of clause (b) above, then such Noteholder shall repay any amount so received to the Trustee, to be held and applied by the Trustee in accordance with the provisions of clause (b) above. The Trustee shall not have any obligation to institute a suit, action or proceeding to recover such amount unless the holders of any class of Senior Indebtedness or the designated representative thereof shall have made written request upon the Trustee to institute such suit, action, or proceeding and shall have provided to the Trustee reasonable indemnity and security against the costs, expenses and liabilities to be incurred therein or thereby.

Section 4.04 Subrogation to Senior Indebtedness: Subject to the payment in full of all Senior Indebtedness or the making of due provision for such payment, the holders of the Notes and/or Coupons shall be subrogated to the rights of the holders of the Senior Indebtedness to receive payments or distributions of the assets of the Company applicable to such Senior Indebtedness, to the extent of the application thereto of moneys or other assets which would have been received by the holders of Notes and/or Coupons but for the provisions of this Article Four, until the principal of and interest on the Notes shall be paid in full or duly provided for.

Section 4.05 Rights of Noteholders Reserved: The provisions of this Article Four are and are intended solely for the purpose of defining the relative rights of the holders of the Notes and/or Coupons on the one hand, and the holders of the Senior Indebtedness, on the other hand. Nothing in this Article Four or elsewhere in this Indenture or in the Notes is intended to or shall impair the obligation of the Company, subject to the rights of the holders of the Senior Indebtedness, to pay to the holders of the Notes the principal of, and interest on, the Notes as and when the same shall become due and payable in accordance herewith, or affect the relative rights of the holders of the Notes and/or the Coupons, and creditors of the Company other than the holders of the

                                      37.

Senior Indebtedness, nor shall anything herein or in the Notes prevent the Trustee or the holder of any Note and/or Coupon from exercising all remedies otherwise permitted by this Indenture upon default under the Note or this Indenture, subject to the rights (if any) under this Article Four of the holders of Senior Indebtedness in respect of any payment or distribution of cash, property or securities of the Company received upon the exercise of any such remedy.

Section 4.06 Exceptions to Subordination: Notwithstanding any other provision of this Article Four or any provision of the Notes relating to subordination:

     (a) if notice of redemption of any Notes has been given in accordance with Section 7.05, the amount necessary to provide for the redemption of such Notes may be paid to the Trustee or the Principal Paying Agent by the Company;

     (b) any amounts (other than the amounts referred to in Subsection (c) of this Section 4.06) received by the Trustee or the Registrar or any other registrar or Transfer Agent or the Principal Paying Agent or any other Paying Agent from the Company in compliance with the provisions of this Indenture or the Agency Agreement for the purpose of making any payments to holders of the Notes shall be held in trust solely for the purpose of making such payments and the Trustee or the Registrar or any other registrar or Transfer Agent or the Principal Paying Agent or any other Paying Agent may pay or make, and any such holder may receive, any payment or distribution from any such amounts and the holders of the Senior Indebtedness shall have no right to, or claim in respect of, such amounts, payments or distributions, either against the Trustee or such holders, if,

          (i) in case of a redemption or principal repayment of the Notes, the Trustee shall not have received, on or before the 40th day prior to the redemption date or the applicable Principal Repayment Date from the Company or from the holders of any class of Senior Indebtedness or the designated representative thereof, written notice that a Senior Indebtedness Default has occurred and is continuing, or

          (ii) in case of a deposit for the purposes of any other payment to holders of Notes, the Trustee shall not have received, on or before the tenth day prior to the date on which such payment to such holders is to be made, from the Company or from the holders of any class of Senior Indebtedness or the designated representative thereof, written notice that a Senior Indebtedness Default has occurred and is continuing;

                                      38.


     (c) this Article Four shall not be applicable to any funds which are deposited with the Trustee or the Principal Paying Agent for the purposes of the redemption of Notes and which constitute the proceeds of the substantially concurrent issue of other debentures or notes maturing not earlier than the Notes which have subordination provisions (if any) not less favourable to the holders of Senior Indebtedness than those contained herein or the substantially concurrent sale by the Company of shares of its capital or both;

     (d) this Article Four shall not be applicable to any cash received by the Trustee pursuant to Section 4.04 or by the Trustee or the holder of any Note as a holder of Senior Indebtedness.

Notwithstanding this Article Four or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of moneys to the Trustee or any other registrar or the Principal Paying Agent or any other Paying Agent, or the application of such moneys by the Trustee or any other registrar or the Principal Paying Agent or any other Paying Agent in accordance with the terms hereof, unless and until such person shall have received written notice thereof as provided in Section 4.03.

Section 4.07   Renewal or Extension of Senior Indebtedness:

     (a) The holders of any Senior Indebtedness may at any time in their discretion renew or extend the time of payment of the Senior Indebtedness so held or exercise any other of its rights under the Senior Indebtedness, including, without limitation, the waiver of default thereunder, all without notice to or assent from the holders of the Notes or the Trustee,

     (b) No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of any Senior Indebtedness, or of any of the terms, covenants or conditions of any indenture or other document under which the Senior Indebtedness shall have been advanced, shall in any way alter or affect any of the provisions of this Article Four or of the Notes relating to the subordination thereof.

Section 4.08 Authorization to Trustee: Each holder of Notes by his acceptance thereof irrevocably authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to further assure the subordination provided for in this Article Four, and appoints the Trustee his agent for any and all such purposes. Without limitation of the foregoing, the Trustee, for and on behalf of the holders from time to time of all

                                      39.

of the Notes, is authorized and directed to execute deeds of subordination from time to time upon receipt of a written request of the Company to that effect specifying the amount and nature thereof. Any deed of subordination executed pursuant to this Section 4.08 shall be conclusive evidence that the Indebtedness therein specified is Senior Indebtedness. The Trustee shall keep on file at its principal office in Toronto, and shall deliver to the Company, a copy of each deed of subordination executed and delivered by it pursuant to this Section 4.08. Nothing contained in this Section 4.08 shall impair the rights of any holders of Senior Indebtedness in whose favour a deed of subordination has not been so executed and delivered.

Section 4.09 Relationship of Trustee: The Trustee shall not have any duty or obligation to the holders of Senior Indebtedness other than to perform such duties and obligations, and only such duties and obligations, as are specifically set out in this Article Four for the benefit of the holders of the Senior Indebtedness,

Section 4.10 Restriction on Purchase of Notes: Subject to Section 4.06, the Company shall not purchase any Notes or make any payment of the principal of or interest on the Notes or make any other payments or distributions to any persons with respect thereto if, at the time of such action or after giving effect to such action, there would exist any Senior Indebtedness Default.

                                  ARTICLE FIVE
                  RANKING OF SERIES A NOTES AND SERIES B NOTES

Section 5.01 Postponement of Series B Notes to Prior Indebtedness: Except as provided in Subsection 2.04(c), the payment of the principal of and interest payable on the Series B Notes shall be fully postponed, subordinate and rank junior to the extent and in the manner set out in this Article Five, to the prior payment in full of all present and future Prior Indebtedness and all other Indebtedness ranking prior to the Series B Notes and permitted pursuant to the terms of this Indenture. All Prior Indebtedness and all other Indebtedness ranking prior to the Series B Notes and permitted pursuant to the provisions of this Indenture which is due and payable on or before December 30, 1998 shall first be paid in full before any payment is made on account of the principal of the Series B Notes, or except as provided in Subsection 2.04(c), on account of interest on the Series B Notes,

Section 5.02 Payment on Series A Notes and Series B Notes on Dissolution or Winding Up:

     (a) In the event of any payment or distribution of assets of the Company upon any liquidation, dissolution or winding up or arrangement or other reorganization that is similar thereto of the Company, whether or not pursuant to any bankruptcy, insolvency or analogous law of Canada or of

                                     40.


               any province thereof, and subject to Sections 4.02 and 4.06:

               (i) after payment in full of the Senior Indebtedness, the holders of Series A Notes shall be entitled to receive payment in full of all liabilities in respect thereof, or such payment shall be duly provided for, before the holders of Series B Notes or the holders of any other Indebtedness or other liabilities of the Company (other than Series A Notes) shall be entitled to receive any payment in respect thereof;


              (ii) after payment in full of the Prior Indebtedness, the holders of all other Indebtedness ranking prior to the Series B Notes and permitted pursuant to the terms of this Indenture shall be entitled to receive payment in full of liabilities in respect thereof, or such payment shall be duly provided for, before the holders of Series B Notes or the holders of any other Indebtedness or other liabilities of the Company shall be entitled to receive any payment in respect thereof;

             (iii) subject to paragraph 5.02(a)(ii), the holders of Series B Notes by their acceptance thereof assign to the Trustee for the benefit of holders of Series A Notes and the holders of all other Indebtedness ranking prior to the Series B Notes and permitted pursuant to the provisions of this Indenture, for the purposes and to the extent set out in this paragraph (iii), all of their right, title and interest in and to any payment or distribution of the assets of the Company of any kind or character, whether in cash, property or securities, to which the holders of Series B Notes or the Trustee (for the benefit of the holders of Series B Notes) would be entitled but for the provisions of this Section, and the Trustee shall take such steps as may be necessary or appropriate to entitle the holders of Series A Notes and the holders of all other Indebtedness ranking prior to the Series B Notes and permitted pursuant to the provisions of this Indenture or the Trustee (for the benefit of the holders of Series A Notes) to receive such payment or distribution directly from the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or other liquidating agent, all to the extent necessary to provide for the payment of all principal of and interest payable on and all other amounts in respect of the Series A Notes and all other Indebtedness ranking prior to the Series B Notes and permitted pursuant to the

                                     41.

                    provisions of this Indenture in full (after giving effect to any payment or distribution to the holders of Series A Notes and to holders of all other Indebtedness ranking prior to the Series B Notes and permitted pursuant to the provisions of this Indenture or provision therefor), prior to any payment on the principal of or interest on or any other amount in respect of the Series B Notes;

              (iv) after all Senior Indebtedness has been paid in full, if, despite the provisions of paragraphs 5.02 (a)(i) to
                    (iii) inclusive, any payment or distribution of the assets of the Company of any kind or character in respect of the principal of or interest payable on or any other amount in respect of the Series B Notes, whether in cash, property or securities, shall be received by the Trustee or any other Registrar, by the Principal Paying Agent, by any other Payment Agent or by any holder of Series B Notes before all principal of and interest payable on and all other amounts in respect of the Series A Notes and all other Indebtedness ranking prior to the Series B Notes and permitted pursuant to the provisions of this Indenture shall have been paid in full or duly provided for, such payment or distribution shall be held by the recipient in trust (which trust is hereby declared) for the benefit of, and shall be paid over to, the holders of Series A Notes and the holders of all other Indebtedness ranking prior to the Series B Notes and permitted pursuant to the provisions of this Indenture or the Trustee (for the benefit of the holders of the Series A Notes) to the extent necessary to pay all principal of and interest payable on and all other amounts in respect of the Series A Notes and all other Indebtedness ranking prior to the Series B Notes and permitted pursuant to the provisions of this Indenture (after giving effect to any payment or distribution to the holders of the Series A Notes or the holders of other Indebtedness ranking prior to the Series B Notes and permitted pursuant to the provisions of this Indenture or provision therefor); and

               (v) when the Series A Notes and all amounts in respect thereof and all other Indebtedness ranking prior to the Series B Notes and permitted pursuant to the provisions of this Indenture shall have been paid in full, the holders of the Series B Notes shall be entitled to receive payment from any assets of the Company then available for such payment.

                                     42.



Section 5.03 Subrogation of Series B Notes: Subject to the payment in full of all Prior Indebtedness and of all other Indebtedness ranking prior to the Series B Notes and permitted pursuant to the provisions of this Indenture or the making of due provision for such payment, the holders of the Series B Notes shall be subrogated to the rights of the holders of the Prior Indebtedness and of all other Indebtedness ranking prior to the Series B Notes and permitted pursuant to the provisions of this Indenture to receive payments or distributions of the assets of the Company, to the extent of the application thereto of moneys or other assets which would have been received by the holders of Series B Notes but for the provisions of this Article Five, until all principal and interest on the Series B Notes shall be paid in full or duly provided for.

Section 5.04 Renewal or Extension by Holders of Series A Notes and of Other
Indebtedness: The holders of Series A Notes may at any time in their discretion renew or extend the time for payment of the Series A Notes or exercise any other of their rights under this Indenture, including, without limitation, the waiver of default thereunder, all without notice to or assent from the holders of the Series B Notes or the Trustee (on behalf of the holders of Series B Notes). The holder of any Indebtedness ranking prior to the Series B Notes and permitted pursuant to the provisions of this Indenture may at any time in its discretion renew or extend the time for payment of such Indebtedness or exercise any other of its rights including, without limitation, the waiver of default thereunder, all without notice to or assent from the holders of such Indebtedness or the Trustee (on behalf of the holders of Series B Notes). For greater certainty, any renewed or extended Series A Notes or Indebtedness ranking prior to the Series B Notes shall be and remain subject to the provisions of this Article Five.

Section 5.05   Ranking of Notes:

        (a) Notwithstanding any other provision hereof, except as contained in Article Seven, the holders of all Series A Notes and all their rights hereunder and under any documentation delivered pursuant hereto (except the rights to principal repayments set out in Subsection 2.03(b) and (c)) shall rank pari passu and the Company shall not make or permit to be made any purchase of Notes or any payment or grant or permit to be granted any preference to any such holder that is not made or granted to any other such holder, pro rata in each case in accordance with the respective aggregate principal amount of each holder's Series A Notes.

        (b) Notwithstanding any other provision hereof, except as contained in Article Seven, the holders of all Series B Notes and all their rights hereunder and under any documentation delivered pursuant hereto shall rank pari passu and the Company shall not make or permit to be made

                                     43.



             any purchase of Notes or any payment or grant or permit to be granted any preference to any such holder that is not made or granted to any other such holder, pro rata in each case in accordance with the respective aggregate principal amount of each holder's Series B Notes.

        (c) Notwithstanding any other provision of the Indenture or any other document, the relative rights of the holders of the Series A Notes and the Series B Notes shall be governed by this Article Five.


Section 5.06 Trustee Not Charged with Knowledge: Notwithstanding this Article Five or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of moneys to the Trustee or any other registrar or the Principal Paying Agent or any other Paying Agent, or the application of such moneys by the Trustee or any other registrar or the Principal Paying Agent or any other Paying Agent in accordance with the terms hereof, unless and until such person shall have received written notice thereof, The Trustee shall not be charged with knowledge of the existence of any Indebtedness ranking prior to the Series B Notes other than the Prior Indebtedness unless it has received written notice of the existence thereof.


                                 ARTICLE SIX

                          COVENANTS OF THE COMPANY

Section 6.01 General Covenants: The Company covenants and agrees with the Trustee for the benefit of the Trustee and the Noteholders that, so long as any Notes remain outstanding:

        (a) It will well, duly and punctually pay or cause to be paid the principal thereof and all interest and interest on overdue interest, if any, and all other liabilities and obligations (including, without limitation, for fees, costs and expenses) in respect thereof to the persons, at the dates and places, in the currencies and in the manner mentioned herein, in the Agency Agreement and in the Notes. For the purposes of this Indenture, the Trustee shall not be required to take notice of any non-payment of any liabilities or obligations (except the non-payment of principal of or interest on the Notes) unless and until it has received a certificate to that effect from the person or persons alleging such non-payment.

        (b) Subject to the express provisions hereof, it will at all times maintain its corporate existence and diligently maintain, use and operate, or cause to be maintained, used and operated, its property and that of its Subsidiaries and carry on and conduct, or cause to be carried on and conducted, its business and the businesses

                                     44.



             of its Subsidiaries in a proper, business-like and efficient manner and in accordance with good business practice, so as to preserve and protect its properties and those of its Subsidiaries and the earnings, incomes, rents, issues and profits thereof; provided that nothing herein contained shall prevent the Company from ceasing to maintain, use or operate or to cause to be maintained, used or operated any property of the Company or of any Subsidiary that is not (alone or aggregated with any other such property ceased or having ceased to be maintained, used or operated), a material asset of such corporation.

        (c) It will pay or cause to be paid all taxes, rates, levies, assessments, ordinary or extraordinary, government fees or dues levied, assessed or imposed upon or in respect of the property or any part thereof or upon the income or profits of the Company or of the Subsidiaries as and when the same become due and payable, and it will exhibit or cause to be exhibited to the Trustee, when required, the receipts and vouchers establishing such payment and will duly observe and conform to all valid requirements of any governmental authority relative to any of the property or rights of the Company or the Subsidiaries and all covenants, terms and conditions upon or under which any such property or rights are held; but the Company and the Subsidiaries shall have the right to contest by legal proceedings any such taxes, rates, levies, assessments, government fees or dues, and, upon such contest, may delay or defer payment or discharge thereof, if it shall satisfy the Trustee and, if required, furnish Collateral satisfactory to the Trustee, that such contestation will involve no forfeiture of any property of the Company or the Subsidiaries,

        (d) If and whenever from time to time the Company or any Subsidiary shall be entitled to obtain a renewal or renewals of any leases, licences, concessions, franchises or agreements or to obtain any new lease of any premises or other property leased to the Company or to any Subsidiary or to obtain any new licences, concessions, franchises or agreements, it will from time to time duly exercise or cause to be exercised every such right, if the same shall be of value to its operations, and will obtain or cause to be obtained such new leases, licences, concessions, franchises or agreements for the longest time or times, if advantageous, and upon the most favourable terms obtainable, including all rights of further renewal.

        (e) It will cause all property of the Company and the Subsidiaries which is of a character usually insured by prudent persons operating properties of a similar nature in the same or similar localities to be properly insured

                                      45.

                 and kept insured with reputable insurers (which may include associations or other organizations for mutual or reciprocal insurance) against loss or damage by fire or other hazards of the nature and to the extent that such properties are usually insured by prudent persons operating properties of a similar nature in the same or similar localities.

         (f) It will at any and all times upon written request of the Trustee permit the Trustee, by its agents and attorneys, to examine all the books of account, records, reports and other papers of the Company and the Subsidiaries and to make copies thereof and take extracts therefrom. The Trustee, however, shall be under no obligation to make such examination.

         (g)     It will deliver to the Trustee:


                 (i) as soon as available, but in any event within 120 days after the end of each fiscal year of the Company

                        (A) a copy of the audited Consolidated financial statements for the Company, including, without limitation, its balance sheet, statement of operations and retained earnings and statement of changes in cash resources with respect to such fiscal year setting out in comparative form the figures for the previous fiscal year of the Company together with notes thereto, all in reasonable detail and accompanied by an unqualified opinion of the auditors of the Company, and

                        (B) a copy of the unaudited, unconsolidated financial statements of the Company and each other member of the Goran Group with respect to such fiscal year; and

                 (ii) as soon as available, but in any event within 60 days after the end of each fiscal quarter in each fiscal year of the Company, (A) a copy of the unaudited, Consolidated financial statements for the Company, including, without limitation, its balance sheet, statement of operations and retained earnings and statement of changes in cash resources to the end of such fiscal period, certified by a senior officer of the Company, setting out, in each case in comparative form, the figures for the same fiscal period in the previous fiscal year of the Company, all in reasonable detail, and (B) a copy of the unaudited, unconsolidated financial statements of the Company and each other member of the Goran Group for the same fiscal period;

                                     46.

                (iii) as soon as possible, but in any event within 75 days after the end of each fiscal year of the Company, a copy of all statutory financial statements for each Subsidiary which is principally engaged in the insurance business in Canada filed as at the end of such fiscal year, including in detail the calculations in support of the requirements of Section 516 of the Insurance Companies Act (Canada) and the regulations made thereunder;

                 (iv) as soon as possible, but in any event within 75 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, a copy of the financial statements (prepared in a manner consistent with paragraph 6.01(g)(iii), of each Subsidiary which is principally engaged in the insurance business in Canada for such fiscal period, including in detail the calculations in support of the requirements of Section 516 of the Insurance Companies Act (Canada) and the regulations made thereunder;


                  (v) concurrently with the delivery of the financial statements referred to in subparagraph 6.01(g)(i)(A), a certificate of the auditors of the Company reporting on such financial statements certifying

                          (A) solely and exclusively for the benefit of the holders of Series A Notes that Subsections 6.02(d) and (e) have been complied with in respect of such fiscal year and that they have conducted such investigations as they considered reasonably necessary in order to provide such certification, and

                          (B) in making the examinations necessary to render their audit opinion (but without having made any special review for the purposes of rendering such certificate other than the investigations contemplated by subparagraph 6.01 (g)(v)(A)) no knowledge was obtained by them of any Event of Default, except as specified in such certificate;


                 (vi) concurrently with the delivery of the financial statements referred to in subparagraph 6.01(g)(i)(A), a certificate of the Company stating that, to the best of the knowledge, information and belief of the officer executing such certificate, the Company during such period has observed or performed all of its covenants and other agreements, and satisfied every condition

                                     47.

                          contained in this Indenture to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Event of Default, except as specified in such certificate;

                 (vii) concurrently with the delivery of the financial statements referred to in subparagraph 6.01 (g)(ii), a certificate of the Company describing in reasonable detail all transactions and agreements other than those transactions described in Schedule 2 hereto, that occurred during the immediately preceding fiscal quarter of the Company between one member of the Goran Group and one or more other members of the Goran Group involving the transfer, disposition, loan, advance or lease of assets (including cash) having, in each transaction or agreement, an aggregate value exceeding $50,000 on an annualized basis, as well as any change in the corporate structure of the Goran Group (including, without limitation, any transaction referred to in paragraph 6.02(k)(iv);

                 (viii) not later than the end of each fiscal year of the Company, a copy of the projections by the Company of the operating budget and cash flow of the Company and the Subsidiaries on a Consolidated basis for the next succeeding fiscal year, such projections to be accompanied by a certificate of the Company to the effect that such projections have been prepared on the basis of sound financial planning practice and that the officer executing the certificate has no reason to believe that they are incorrect or misleading in any material respect;

                 (ix) within five days after the same are sent, a copy of all financial statements and reports which the Company sends to its shareholders, and within five days after the same are filed, a copy of all financial statements and reports which the Company may make to, or file with, The Toronto Stock Exchange;

                 (x) within 10 days of receipt thereof by the Company, a copy of any management letter prepared by the auditors of the Company; and

                 (xi) promptly, such additional financial and other information as the Trustee may from time to time reasonably request.

                 All financial statements delivered pursuant to this Subsection 6.01(g) shall be prepared in accordance with Generally Accepted Accounting Principles except that (i)

                                     48.


                 any unconsolidated statements that must be prepared in accordance with applicable statutory or regulatory requirements may be prepared solely in accordance with such requirements and (ii) any unconsolidated statements for any Subsidiary incorporated in the United States shall be prepared in accordance with generally accepted accounting principles, consistently applied, that are in effect from time to time in the United States.

         (h) Subject to the express provisions hereof, it will do, observe and perform or cause to be done, observed and performed and it will cause its Subsidiaries to do, observe or perform, all matters and things necessary or expedient to be done, observed or performed by virtue of any law of Canada or any province or municipality thereof or any other jurisdiction, including, without limitation, the Applicable Legislation, for the purpose of creating, performing or maintaining the trust herein referred to for the benefit of the Trustee and the Noteholders and will do, observe and perform all the obligations hereby imposed upon it.

         (i) It will at all times repair and keep in repair and good order and condition, or cause to be so repaired and kept in repair and good order and condition, all buildings and erections used in or in connection with its business and which are necessary in connection with the efficient operation of such business up to a modern standard of usage, and renew and replace or cause to be renewed and replaced all and any of the same which may become worn, dilapidated, unserviceable, inconvenient or destroyed even by a fortuitous event, fire or other cause and which are necessary for efficient operation.

         (j) It will well and truly perform and carry out all of the acts or things to be done by it as provided in this Indenture, the Warrant Indenture and all instruments and other documents contemplated hereby and thereby.

         (k) It will give notice in writing to the Trustee of the occurrence of any Event of Default (or any condition, event or act which with the lapse of time and/or upon the giving of notice and/or the giving of a certificate would constitute an Event of Default) promptly upon becoming aware thereof and without waiting for the Trustee to take any action.

         (l) It will at all times execute all such further documents and do all such further acts and things as may be necessary at any time in the reasonable opinion of the Trustee to give effect to the terms and conditions of this Indenture, the Warrant Indenture and all instruments and other documents contemplated hereby and thereby.

                                     49.


         (m) It will at all times use its best efforts to obtain and maintain the listing of the Notes on the Luxembourg Stock Exchange or, if it is unable to do so having used such best efforts or if the maintenance of such listing is agreed by the Trustee to be unduly onerous, use its best efforts to obtain and maintain the quotation of or listing of the Notes on such other stock exchange or exchanges as it may (with the prior written approval of the Trustee) decide upon and give notice of the identity of such stock exchange or exchanges to the Noteholders in accordance with Section 14.01 and also use its best efforts to procure that there will at all times be furnished to any stock exchange on which the Notes are for the time being quoted or listed such information and undertakings as such stock exchange may require to be furnished in accordance with its normal requirements or in accordance with any arrangements for the time being made with any such stock exchange.

         (n)     (i)      It will obtain the prior approval of the Trustee to
                          the form of all notices to be given to Noteholders pursuant to Section 14.01 unless the Trustee shall, in its discretion, dispense with the requirement to obtain such approval.

                 (ii) It will send to the Trustee, not later than the date of publication, four copies of each notice regarding the Notes published in accordance with Section 14.01 and if publication in the manner provided in Section
                          14.01 is not practicable, consult with, or if not practicable notify, the Trustee, as soon as practicable after publication has been made.

         (o) It will not, without the prior written approval of the Trustee, such approval not to be unreasonably withheld, appoint additional or other Paying Agents or Transfer Agents or Registrar or registrars or vary or terminate the appointment of any Paying Agent, Transfer Agent or the Registrar or any other registrar or registrars.

Section 6.02 Covenants Solely for Benefit of Holders of Series A Notes: The Company covenants and agrees with the Trustee for the benefit of the Trustee and the holders of Series A Notes (and for greater certainty not for the benefit of the holders of Series B Notes) from and after December 8, 1992 (except as set out in Subsections 6.02(a) and (b)) that so long as any Series A Notes remain outstanding:

         (a) Upon the earliest of (i) the date on which all amounts owing to the Senior Lender under the instrument or instruments evidencing the Senior Indebtedness are repaid in full, (ii) the date on which the Senior Lender consents to the execution and delivery of the Security

                                     50.

             Documents referred to in this Subsection and (iii) the occurrence of any Event of Default (each of (i), (ii) and (iii) being herein called a "Delivery Event") it will:


               (i) execute and deliver to the Trustee (on its own behalf and on behalf of the holders of Series A Notes)

                    (A) a share pledge agreement containing a pledge in favour of the Trustee of 1,000 common shares of SIG Indiana, 125,000 common shares of Granite Reinsurance Company Ltd, 155,295 common shares of Granite Insurance
                         Company and of all other shares of any member of the Goran Group beneficially owned by the Company from time to time (except as otherwise approved by the Committee) in the form of the Share Pledge Agreement, and

                    (B) a general security agreement granting a first fixed and floating charge and security interest in all of the property, assets and undertaking of the Company in favour of the Trustee in the form of the General Security Agreement; and

              (ii) cause each Subsidiary (including, without limitation, any Subsidiary hereafter created or acquired) from time to time to execute and deliver to the Trustee (on its own behalf and on behalf of the holders of Series A Notes) a Guarantee Agreement, a Guarantee Pledge Agreement and a Guarantee Security Agreement, as applicable, if and to the extent that the execution and delivery thereof is (A) permitted by applicable law and (B) not prohibited by any regulatory security restrictions on the ability of an insurance company to grant security on its assets.

        (b) For purposes of giving effect to Subsection 6.02(a), it will:

               (i) concurrently with the execution and delivery of this Indenture

                    (A) execute and deliver to the Trustee (on behalf of the attorneys referred to therein) a power of attorney in the form annexed hereto as Exhibit N, and

                    (B) cause SIG Indiana to execute and deliver to the Trustee (on behalf of the attorneys referred to therein) a power of attorney in the form annexed hereto as Exhibit 0; and

                                     51.


              (ii) thereafter from time to time in order to give full effect to paragraph 6.02(a)(ii), cause each Subsidiary that is required to execute and deliver the Security Documents referred to therein to execute and deliver a power of attorney in the form annexed hereto as Exhibit N or Exhibit O, as applicable, with such amendments or modifications as may be required to give effect thereto.

             The execution and delivery of powers of attorney pursuant to this Subsection shall not derogate from the primary obligation (the "Primary Obligation") of the Company to execute and deliver, or cause to be executed and delivered, Security Documents pursuant to Subsection 6.02(a) but the execution and delivery of any such Security Document by any attorney so appointed shall be deemed to fulfill the Primary Obligation of the Company with respect to such Security Document. The attorney so appointed shall not be required to await any default of the Company in fulfilling its Primary Obligation and may carry out the authority conferred by the applicable power of attorney immediately upon the occurrence of a Delivery Event. For purposes of determining whether a Delivery Event has occurred, such attorney may, in the absence of actual knowledge to the contrary, rely upon a certificate to that effect from the Trustee or any member of the Committee.

        (c) It will cause SIG Indiana to take all steps necessary or desirable to ensure that $50,000 of the loan in the principal amount of $100,000 made by it to a Related Party in calendar 1992 is repaid no later than December 31, 1993 and the balance of such loan is repaid no later than December 31, 1994.

        (d) It will not, and will ensure that each other member of the Goran Group does not, pay, directly or indirectly, any compensation, benefits or other amounts in any fiscal year of the Company commencing after December 31, 1992, to the five highest paid employees (the "Five Employees"), not more than three of whom shall be Related Parties of the Goran Group (including for this purpose officers, directors and consultants), whether by way of salary, bonus, dividend (other than dividends paid by the Company itself in accordance with Subsection 6.02 (h)), fees or otherwise, in an aggregate amount for the Goran Group exceeding the Compensation Limit for the applicable fiscal year. For greater certainty, any amount received or receivable by or on behalf of Highlander Inn Inc. or by any other Related Party in respect of the management of the Highlander Inn, Las Vegas, shall be included (net of cash expenses) within the Compensation Limit, unless at the applicable time Highlander Inn Inc. is a Subsidiary.

                                     52.


        (e) Except as specifically permitted under Subsection 6.02 (d) or paragraphs 6.02 (h)(vi) and (vii), it will not, and will ensure that each member of the Goran Group does not, pay, directly or indirectly, any compensation, benefits or other amounts in any fiscal year of the Company commencing after December 31, 1992 whether by way of salary, bonus, dividend, fees or otherwise to any Related Party of the Goran Group in an aggregate amount for the Goran Group exceeding U.S. $50,000 and for greater certainty, any amount paid to Symtech Micro Computer Services Inc. or Tritech Financial Systems Inc. in respect of computer services, supplies or software provided to any member of the Goran Group shall be included within this U.S. $50,000 limit, but payment at commercially competitive rates for hardware and included operating system software purchased by the Goran Group in the ordinary course of business shall not be included in such amount.

        (f) It will not create or assume or permit to be outstanding, and will ensure that each Subsidiary does not create or assume or permit to be outstanding, any Indebtedness except Permitted Indebtedness.

        (g) Notwithstanding the provisions of Article Nine, it will not enter into, and will ensure that each Subsidiary does not enter into, any transaction involving the transfer of all or substantially all of its property or assets to another person or to another entity with which it amalgamates other than, in either case, any one or more Wholly-Owned Subsidiaries.

        (h) It will not enter into or permit to continue, and will ensure that each Subsidiary does not enter into or permit to continue, any transaction with any Related Party except for:

               (i) transactions specifically permitted under Subsections 6.02(d), (e) or (g),

              (ii) subject to Subsection 6.02(d), transactions required by a hotel management agreement between Pafco General Insurance Company and Highlander Inn Inc.,

             (iii) subject to Subsections 6.02(d) and (e), the payment of amounts due to the Goran Group as described in Notes 14(a),
                    (d) and (e) to the audited Consolidated financial statements of the Company for the fiscal year ended December 31, 1991,

              (iv) computer services provided by a corporation in which Robert Symons has an interest, provided that such transactions comply with Subsection 6.02(e),

                                     53.



               (v) transactions relating to the loans by SIG Indiana or the Company to Related Parties, as disclosed and described under "Indebtedness of Officers and Directors to the Corporation" on page 5 of the management information circular and proxy statement of the Company prepared for the annual meeting of shareholders held in connection with the fiscal year of the Company ended December 31, 1991, which disclosure is full, true and not misleading as at the date of such disclosure,

              (vi) transactions relating to the acquisition of the Waste Purification System Division from Symons International Group Ltd. for a purchase price not exceeding $100,000, which price shall include all liabilities (whether absolute or contingent), directly or indirectly, assumed or arising in connection with such transaction, and

             (vii)  any other transaction authorized by the Committee.

        (i) It will not, and will ensure that each Subsidiary does not, declare or pay any dividend or make any other distribution to its shareholders (other than to another member of the Goran Group) unless and until:

               (i) at least 50% of the Initial Principal Amount of the Series A Notes has been repaid or been redeemed pursuant hereto, and

              (ii)  the Equity to Debt ratio exceeds 2.5:1.0,

                    whereupon, so long as, after the payment of any dividend or other distribution, the Equity to Debt ratio will continue to exceed 2.5:1.0, the Company may establish a dividend policy at the discretion of its directors, which policy shall not permit more than one-third of the Consolidated after-tax earnings of the Company in any fiscal year to be distributed to its shareholders.


        (j) It will not, and will ensure that each Subsidiary does not:

               (i) redeem or purchase any of its outstanding shares (including, without limitation, any preference shares of the Company) from any person other than a member of the Goran Group unless the proceeds therefrom are used exclusively to repay the Senior Indebtedness or Permitted Indebtedness, or

              (ii) issue any shares to any person other than a member of the Goran Group without the prior consent of the Committee;

                                     54.


                    but IGF Insurance Company shall be entitled to purchase for cancellation any currently outstanding shares held by persons other than members of the Goran Group for aggregate consideration not exceeding U.S. $115,000.

        (k) It will pay all reasonable legal and other professional fees and disbursements incurred by or on behalf of the Trustee or the holders of Series A Notes in connection with the negotiation, preparation, settlement, approval, execution, delivery, registration, monitoring, enforcement and realization of or under this Indenture, the Warrant Indenture and all instruments and other documents contemplated herein and therein, and all provisions of and transactions relating to any of the foregoing documents.

        (l) It will not, and will ensure that each Subsidiary does not, make or enter into any investment, acquisition or other transaction out of the ordinary course of business, directly or indirectly, using any cash or other property (including, without limitation, the direct or indirect proceeds of any primary or secondary offering or distribution of shares) unless and until:

               (i) at least 50% of the Initial Principal Amount of the Series A Notes has been repaid or redeemed, and

              (ii) the Equity to Debt ratio exceeds 2.5:1.O, whereupon, so long as, after such investment, acquisition or transaction, the Equity to Debt ratio will continue to exceed 2.5:1.0, the Company may make or enter into such an investment, acquisition or other transaction;

             provided, however, that this Subsection shall not prevent:

             (iii) any member of the Goran Group from making prudent investments in deposits and securities that would, in conformity with Generally Accepted Accounting Principles, be classified as current assets on a balance sheet of such member;

              (iv) the incorporation and operation of any new Wholly-Owned Subsidiary in the insurance business if such Subsidiary is regulated by insurance regulatory authorities in the United States of America or Canada;

               (v) any Wholly-Owned Subsidiary entering into any investment, acquisition or other transaction with any other Wholly-Owned Subsidiary; or

                                     55.

   (vi) any member of the Goran Group entering into an agreement with another member of the Goran Group to

          (A) make loans or advances used exclusively to reduce the Senior Indebtedness, or

          (B) enter into reinsurance arrangements in the ordinary course of business.

(m) It shall ensure, no later than March 31, 1993, that all of the amounts or loans (the "Related Party Loans") referred to in paragraphs 6.02(g)(iii) and (v) are properly documented in accordance with the practices of a prudent lender or creditor, and that all Related Party Loans which were incurred or made in respect of any purchase(s) of shares of any member of the Goran Group are properly secured by a fully perfected pledge of all such shares purchased and that the amount described in Note 14(a) to the audited Consolidated financial statements of the Company for the fiscal year of the Company ended December 31, 1991 (the "SUM Loan") is secured by a guarantee of Symons International Group Ltd. and that such guarantee is properly secured by a fully perfected pledge of 1,200,000 common shares of the Company. The Company agrees to, and to cause each Subsidiary to, maintain all security referred to in this Subsection once it has been entered into. The Company further agrees to specifically assign to the Trustee, at the request of the Trustee or the Committee after any Delivery Event, all Related Party Loans and all security referred to in this subsection as collateral security for the obligations of the Company hereunder all subject to the provisions of Subsection 6.02(b) and Section 6.13. The Company shall take all available action to ensure the collection of all Related Party Loans and realization of all security referred to in this subsection in the event that any Related Party receives any proceeds of any sale or other disposition of any shares of any member of the Goran Group or any shareholder thereof.

(n) It shall not sell, transfer, assign or otherwise deal with the SUM Loan without the prior written consent of the Committee.

(o) If all or substantially all of the assets of the Company or of any Subsidiary are seized, compulsorily purchased or expropriated by any governmental authority or agency, it shall replace, or cause to be replaced, such assets.


(p) It shall ensure that the Senior Indebtedness and all guarantees and other security in connection therewith is fully paid, released and discharged by no later than December 31, 1994.

                                     56.

(q) It shall not change its name or amalgamate with another corporation under a different name without giving at least ten business days prior written notice to the Trustee of the new name and the date upon which such change of name or amalgamation is to take effect, and within five business days of the change of name or amalgamation, the company shall provide the Trustee with:

        (i) a notarial or certified copy of the articles of amendment or articles of amalgamation effecting the change of name; and

        (ii) an opinion from legal counsel satisfactory to the Trustee as to the correct name of the Company and confirming that all appropriate registrations, filings or recordings have been made on behalf of the Trustee to fully and effectively maintain the perfection and priority of the security interests created hereby.

(r) It shall, within three business days of receipt of a written request from the Trustee, furnish to the Trustee, or such other person as the Trustee may direct, a true copy of this Trust Indenture, any security delivered in connection herewith and any instrument supplemental or ancillary hereto or thereto.

The Company hereby represents and warrants to the Trustee for the benefit of the Trustee and the holders of Series A Notes (and for greater certainty not for the benefit for the holders of Series B Notes) that (i) all of the covenants and agreements contained in Section 6.02 (other than Subsections 6.02(a) and (b)) have been fully complied with as and from December 8, 1992 as if this Indenture had been dated, and the Effective Date had occurred on, December 8, 1992, and (ii) the Goran Group did not pay, directly or indirectly, any compensation, benefits on other amounts in the fiscal year of the Company ending December 31, 1992 to any Related Party, whether by pay of salary, bonus, dividend (other than dividends paid by the Company itself in accordance with Subsection 6.02(i)), fees or otherwise, in an aggregate amount for the Goran Group except as set out in Schedule 1 hereto.

Section 6.03 Registrations and Deliveries: The Company agrees that:

   (a) promptly after any Delivery Event or the execution of any document relating to the Series A Lien and after the execution of each instrument supplemental or ancillary hereto or thereto, as the case may be, it shall, and shall cause each Subsidiary to, register, file or record a financing statement or other prescribed statement in respect thereof at all offices where, the opinion of counsel, such registration, filing or recording may be necessary or of advantage in preserving or protection the

                                     57.

       Series A Lien provided that the Trustee or any agent of the Committee shall be entitled to register, file or record same at any time after the occurrence of any Delivery Event;

(b) from time to time after the occurrence of any Delivery Event, it shall, and shall cause each of the Subsidiaries to, renew such registrations, filings or recordings as required to maintain the Series A Lien as valid and effective security;

(c) promptly after any such registrations, filings, recordings or renewals, it shall cause to be delivered to the Trustee certificates establishing such registrations, filings, recordings or renewals evidencing that the provisions of this Section have been complied with;

(d)    promptly after execution of this Indenture and of any Security
       Document from time to time executed and after the execution of each instrument supplemental or ancillary hereto or thereto, as the case may be, it shall, and shall cause each of the Subsidiaries to, deliver to the Trustee such documents of title, opinions of counsel, security certificates and other documents as, in the opinion of counsel, are necessary or of advantage to be delivered to preserve or protect the Series A Lien in the property represented by such documents of title, security certificates and other documents; and

(e) if the Series A Lien shall have become enforceable and the Trustee shall have determined or become bound to enforce the same, it shall and shall cause each Subsidiary to from time to time execute and do all such assurances and things as the Trustee may reasonably require for facilitating the realization of the Charged Property and for exercising all the powers, authorities and discretions hereby conferred upon the Trustee and for confirming to any purchaser of the Charged Property or any part thereof, whether sold by the Trustee hereunder or by judicial proceedings, the title to the property so sold, and that it shall give and shall cause each Subsidiary to give all notices and directions which the Trustee may consider expedient.

Section 6.04 After-Acquired Property and Further Assurances: The Company agrees that after any Delivery Event:

(a) all property acquired by the Company after any of the Security Documents become effective including, without limitation, any property acquired by the Company to replace any property released from the Specific Series A Lien and all improvements, extensions or additions to the property owned by the Company which by this Indenture is, or is intended to become, part of the Specifically

                                     58.

       Charged Property (all such property, improvements, extensions and additions being hereinafter referred to as "After-Acquired Property") shall, upon the acquisition thereof, without any further conveyance, mortgage, pledge, charge, assignment or act on the part of the Company or the Trustee, become and be subject to the Specific Series A Lien as fully and completely as though now owned by the Company and specifically described or referred to herein;

(b) notwithstanding Subsection 6.04(a), the Company shall from time to time execute and deliver all such further deeds or other instruments of conveyance, assignment, transfer, mortgage, pledge or charge of the After-Acquired Property or of any property intended to be subject to the Specific Series A Lien, as are required by the provisions hereof or as, in the opinion of counsel, are requisite or desirable for the purpose of effectively mortgaging, assigning, pledging or charging such After-Acquired Property or other property to and in favour of the Trustee as and by way of a fixed and specific mortgage, pledge and charge for the purpose and upon the conditions specified herein or for the purpose of registering, filing, recording, re-registering, re-filing or re-recording any such mortgage, pledge or charge, including without limitation, any notice to an account debtor of any assignment hereunder; provided that the foregoing obligation of the Company to execute and deliver deeds and other instruments shall apply:

          (i) whenever the Trustee may (and shall, pursuant to a Series A Noteholders' Request authorizing the Trustee to do
                 so) request that the Company execute and deliver such deeds and other instruments; or

          (ii) whenever the Company has been required to specifically mortgage its property pursuant to this Indenture;

(c) the Company shall from time to time execute and deliver all such further deeds or instruments of conveyance, assignment, transfer or charge of any property intended to be subject to the floating charge created by a Security Document to which it is a party as are required by the provisions of this Indenture or as, in the opinion of counsel, are requisite or desirable for the purpose of effectively charging such property in favour of the Trustee as and by way of a floating charge for the purpose of and upon the conditions specified herein; and

(d) it will cause each Subsidiary from time to time to execute and deliver all such further deeds or other instruments of conveyance, assignment, transfer, mortgage, pledge or charge of any property of such

                                     59.

            Subsidiary required to be subject to a Lien in favour of the Trustee pursuant to the provisions of this Indenture.

Section 6.05 Special Covenant: The Company covenants and agrees with the Trustee for the benefit of the Trustee and the Noteholders that, so long as any Notes remain outstanding but subject to Subsection 6.02(h) it will, to the fullest extent permitted by applicable laws, cause its Subsidiaries to pay to it, by way of dividend or otherwise, all such sums as it shall require in order to enable it to duly and punctually perform its covenants and obligations hereunder.

Section 6.06 Trustee's Remuneration and Expenses: The Company covenants that it will pay to the Trustee from time to time reasonable remuneration for its services hereunder and will pay or reimburse the Trustee on demand for all reasonable expenses, disbursements and advances incurred or made by the Trustee in the administration or execution of the trusts hereby created (including the reasonable compensation and the disbursements of its counsel and all other advisers and assistants not regularly in its employ) both before any default hereunder and thereafter until all duties of the Trustee under the trusts hereof shall be finally and fully performed, except any such expense, disbursement or advance as may arise from the Trustee's negligence or bad faith. Any amount due under this Section and unpaid 30 days after request for such payment shall bear interest at the rate of 8% per annum from the expiration of such 30 days. After default all amounts so payable and the interest thereon shall be payable out of any funds coming into the possession of the Trustee or its successors in the trusts hereunder in priority to the repayment of principal of and interest payable on the Notes.

Section 6.07 Not to Extend Time for Payment of Principal or Interest:
In order to prevent any accumulation after the maturity of any unpaid interest or unpaid Notes, the Company covenants with the Trustee that it will not, except with the approval of the Noteholders expressed by an Extraordinary Resolution, directly or indirectly extend or assent to the extension of time for the payment of any interest or principal payable hereunder or under the Notes or directly or indirectly be a party to or approve any such arrangement by purchasing or funding any of said interest or principal or in any other manner. In case the time for payment of any such interest or principal shall be so extended, whether for a definite period or otherwise, such interest or principal shall not be entitled in case of default hereunder to the benefit of this Indenture except subject to the prior payment in full of the principal of all Notes issued hereunder then outstanding and of all interest payable on such Notes, the payment of which has not been so extended, and of all other moneys payable hereunder.

Section 6.08 Good Standing Certificate: The Company covenants with the
Trustee that, so long as any of the Notes remain outstanding, it will deliver to the Trustee upon the execution and delivery hereof and concurrently with the delivery of the financial

                                       60.

statements referenced in subparagraph 6.01(g)(i)(A) , and at any other time if so requested by the Trustee:

         (a) a certificate of the Company that the Company has complied with all covenants, conditions or other requirements contained in this Indenture, that each Subsidiary that carries on an insurance business is in full compliance with all laws, regulations, orders and directives pertaining thereto, or, if such is not the case, specifying the laws, regulations, orders or directives which are not being complied with and giving particulars of such non-compliance, and that no Event of Default has occurred which has not been waived or, if such is not the case, specifying the covenant, condition or other requirement which has not been complied with and giving particulars of such non-compliance and setting out the Equity to Debt ratio as of the date of the financial statements delivered; and

         (b) a certificate of the Company that none of the Company or any of the Subsidiaries except 137171 Canada Inc. is an "insolvent person" within the meaning of the Bankruptcy and Insolvency Act (Canada).

Section 6.09 Warrant Indenture: Concurrently with the execution and delivery of this Indenture the Company and the Trustee shall enter into the Warrant Indenture and shall execute and deliver all documentation required to be executed and delivered thereunder.

Section 6.10 Performance of Covenants by Trustee: If the Company shall fail to perform any covenant on its part herein contained, the Trustee may in its discretion, but (subject to Applicable Legislation and to the provisions of Section 8.01) need not, notify the Noteholders of such failure or itself may perform any of the said covenants capable of being performed by it and, if any such covenant requires the payment or expenditure of money, may make such payment or expenditure with its own funds, or with money borrowed by or advanced to it for such purpose, but shall be under no obligation so to do; and all sums so expended or advanced shall be repayable by the Company in the manner provided in Section 6.06, but no such performance or payment shall be deemed to relieve the Company from any default hereunder.

Section 6.11     Negative Pledge:

         (a)     Except for Permitted Liens and subject to Subsection 6.11
                 (b) , the Company shall not, and will ensure that each Subsidiary does not, sell, assign, transfer, grant a Lien on or dispose of, or permit to be sold, assigned, transferred, subjected to a Lien or disposed of, or permit any Lien to continue on or in respect of, any asset or property, now owned or hereafter acquired by the Company or any Subsidiary including, without limitation, any Charged Property or any property or asset subject to

                                     61.


                 a Lien under any Security Document without the Trustee's prior written consent, such consent not to be unreasonably withheld. The proceeds of any Permitted Lien, if any, shall be received by the Company and used by the Company in the normal course of its business provided that such uses are on commercially reasonable terms and conditions and are not in breach of this Indenture.

         (b) Nothing in Subsection 6.11(a) shall prevent the Company or any Subsidiary from selling or transferring for valuable consideration (but not as security) any asset or property, now or hereafter acquired by the Company or any Subsidiary:

                 (i)      to any other member of the Goran Group, or

                (ii) in the normal course of its own insurance business and on commercially reasonable terms and conditions.


Section 6.12     Discretion of Trustee as to Dealing with Charged Property:
Whether or not the Series A Lien shall have become enforceable and the Trustee shall have determined or become bound to enforce the same, the Trustee may at any time and from time to time upon the written request of the Company and at the expense of the Company but without any consent of the holders of Series A Notes, but only if and so far as in the opinion of the Trustee the interests of the holders of Series A Notes will not be prejudiced thereby, do or concur in doing all or any of the following things:

         (a) consent to any modification of or change in any agreements, leases, licences, privileges, franchises, concessions and contracts forming or which may be subsisting in respect of any part of the Charged Property, provided the Trustee shall not consent to any such modification or change unless the other party to any such agreement, lease, licence, privilege, franchise, concession or contract is not a Related Party and the Company has delivered a certificate to the Trustee to that effect;

         (b) settle, adjust, refer to arbitration, compromise or arrange all accounts, reckonings, controversies, questions, claims and demands whatsoever in relation to any of the Charged Property;

         (c) execute and do all such contracts, deeds, documents and things and bring, defend and abandon all such actions, suits and proceedings in relation to any of the Charged Property for purposes not inconsistent with the provisions of this Indenture as may seem expedient; and

                                      62.

         (d) generally act in relation to the Charged Property in such manner and on such terms as to the Trustee may seem in the interests of the holders of Series A Notes.

Section 6.13 Effective Date of Security Documents: Upon delivery of any Security Document pursuant to Subsection 6.02 (a) or by an attorney pursuant to Subsection 6.02 (b), such Security Document and all security, rights and remedies in respect thereof (including, without limitation, the Series A Lien constituted thereby) so delivered shall be automatically deemed to be effective as of the Effective Date or, to the extent that any Security Document or any provision thereof may not, in accordance with applicable law, be able to become effective on the Effective Date, the earliest such date thereafter as such Security Document or such provision may, in accordance with applicable law, become effective without, in each case, any declaration or action on the part of the Trustee or any other person.


                                 ARTICLE SEVEN

                              REDEMPTION OF NOTES

Section 7.01 Redemption: Subject to Subsection 2.04(c) and Article Five, the Company shall have the right, at its option and in the manner hereinafter in this Article provided, to redeem the whole or from time to time any part of the principal amount of the Notes outstanding upon payment of 100% of the principal amount thereof plus accrued and unpaid interest to the date specified for redemption, the whole constituting the redemption price.

Section 7.02 Places of Payment: The redemption price of Notes called for redemption under the provisions of this Article shall be payable upon presentation and surrender thereof, together, in the case of Bearer Notes, with all appurtenant Coupons, if any, maturing subsequent to the redemption date, at any of the places where the principal and interest payable in respect of the Notes is expressed to be payable and at such other places (if any) as may be specified in the notice of redemption.

Section 7.03     Partial Redemption:

         (a) Subject to Article Four, any part, being $5,000 or an integral multiple thereof, of a Note of a denomination in excess of $5,000 may be selected and called for redemption as hereinafter provided and all references in this Indenture to redemption of Notes shall be deemed to include redemption of such parts; but any partial redemption of Notes must be of Notes having an aggregate principal amount of $1,000,000 or a higher integral multiple of $500,000 thereof.

                                     63.

         (b) The holder of any Note of which part only is redeemed shall, upon presentation of his said Note and upon receiving the moneys payable to him by reason of such redemption, surrender the said Note, together, in the case of Bearer Notes, with all appurtenant Coupons, if any, maturing subsequent to the redemption date, to the Trustee or, alternatively, pursuant to the Agency Agreement, to any Paying Agent, and the Trustee or such Paying Agent shall either make the appropriate notation of such partial redemption on the Note and return the same to the holder or cancel the same and without charge forthwith certify and deliver to the said holder a new Note or Notes of an aggregate principal amount equal to the unredeemed part of the principal amount of the said Note so surrendered.

Section 7.04 Selection for Redemption: In case less than all of the Notes are to be redeemed, the Company shall in each such case, at least twenty-one days before the date upon which the notice of redemption is to be given, notify the Trustee and the Principal Paying Agent in writing of its intention to redeem Notes and of the aggregate principal amount of Notes so to be redeemed. Subject to Section 4.13, the Notes so to be redeemed shall be selected by the Trustee, or, if so requested by the Company and approved by the Trustee, by the Principal Paying Agent, by lot in such manner as the Trustee shall deem equitable. For this purpose, the Trustee may make regulations with regard to the manner in which such Notes may be so selected, and regulations so made shall be valid and binding upon all holders of Notes.

Section 7.05 Notice of Redemption: Notice of redemption of any Notes shall be given by or on behalf of the Company to the holders of the Notes which are to be redeemed, not more than 60 days nor less than 30 days prior to the redemption date, in the manner provided in Section 14.01. Every such notice shall specify the aggregate principal amount of Notes called for redemption, the date on which such Notes are to be redeemed, the redemption price and the places of payment, shall state that interest upon the principal amount of Notes called for redemption shall cease to be payable from and after the redemption date. In addition, unless all the Notes are being redeemed, the notice of redemption shall specify the distinguishing letters and/or numbers of the Notes which are to be redeemed and of the Notes previously called for redemption and not presented for payment and, if any such Note is to be redeemed in part only, the principal amount of such part.

Section 7.06 Payment of Redemption Price: Upon notice being given in accordance with the provisions of Section 7.05 and upon presentation and surrender of the Notes, and in the case of Bearer Notes the Coupons appurtenant thereto, in accordance with Section 7.02 , the principal amount of each Note so called for redemption and the principal amount to be redeemed of each Note so called for redemption in part shall be paid and redeemed at the places and in the manner and currency specified herein and in the

                                      64.


Agency Agreement and at the redemption price, together with interest accrued to the redemption date, on the redemption date and with the same effect as if it were the date of maturity specified in such Note; but all unpaid interest instalments represented by Coupons appertaining to such Notes which shall have matured on or prior to the redemption date shall continue to be payable to the bearers of such Coupons severally and respectively, and the holders of such Notes shall receive such unpaid instalments of interest only upon their presentation and surrender of the Coupons representing such instalments. From and after the redemption date, unless moneys for the redemption of the Notes called for redemption shall not have been made available at any of the places specified pursuant to Section 7.02 for redemption of the Notes upon surrender and presentation thereof at any of such places on the redemption date, the Notes shall cease to bear interest, the Coupons appertaining thereto (whether or not attached) maturing subsequent to the redemption date, if any, shall be void and no payment shall be made in respect thereof, and the only right of the holders of such Notes shall be to receive payment of the redemption price together with interest accrued to the redemption date as aforesaid. If moneys for the redemption of the Notes called for redemption are not made available at any of the places specified pursuant to Section 7.02 for redemption of the Notes until after the redemption date, the Notes shall continue to bear interest until such moneys have been so made available.

Section 7.07 Deposit of Redemption Moneys: The Company shall provide for every such redemption by paying to or to the order of the Trustee or, in accordance with the Agency Agreement, the Principal Paying Agent, not later than the last business day preceding the redemption date, such sums as may be sufficient to pay the redemption price of such Notes, From the sums so deposited the Trustee or the Paying Agents, as the case may be, shall, in accordance with the provisions of the Agency Agreement, pay or cause to be paid to the holders of such Notes so called for redemption, upon surrender of such Notes, the principal and interest to which they are respectively entitled on redemption.

Section 7.08 Home Office Payment: Notwithstanding any of the other provisions of this Article or of Section 2.09, payment of the redemption price or principal repayment of a portion of any Registered Note may be made to the holder thereof without presentation or surrender thereof if there shall have been filed with the Trustee a certificate of the Company stating that the Company has entered into an agreement with such holder or the person for whom such holder is acting as nominee to the effect that (i) payments will be so made, (ii) such holder or other person shall make a notation on such Note or a paper attached thereto of the portions thereof so redeemed, and (iii) such holder or other person will not dispose of such Note or permit its nominee to dispose of such Note without prior to the delivery thereof presenting such Note to the Trustee for appropriate notation or confirmation of the notation thereon of the portion of the principal amount thereof which has been redeemed or surrendering

                                     65.


the same to the Trustee in exchange for a Note or Notes in authorized denominations aggregating the same principal amount as the principal amount of such Note so surrendered which shall remain unpaid. A copy of such agreement or of the appropriate portion of such agreement shall be filed with the Trustee along with said certificate of the Company, The Trustee shall not be under any duty to determine that such notations shall have been made.


                                 ARTICLE EIGHT

                            DEFAULT AND ENFORCEMENT

Section 8.01    Events of Default:

        (a) Each of the following events is herein sometimes called an "Event of Default":

                (i) the Company fails to pay any principal of the Series A Notes within five days of the due date or fails to pay any interest due thereon or other amount relating thereto within 10 days of the due date; or

               (ii) the Company fails to pay any principal of the Series B Notes within five days of the due date or fails to pay any interest due thereon or other amount relating thereto within 10 days of the due date; or

              (iii) the Company or any Subsidiary defaults in the performance or observance of or compliance with any of the covenants contained or referred to in Subsection 6.02(a), (c), (d),
                     (e), (g), (h), (i), (j), (1) or (n); or

               (iv) the Company or any Subsidiary defaults in performance or observance of or compliance with any of the covenants contained or ref erred to in this Indenture (other than the covenants referred to in paragraph 8.01(a) (iii)) or any document executed pursuant hereto which default is incapable of remedy or which, if capable of remedy, is not in the opinion of the Trustee remedied within 30 days after notice of such default shall have been given to the Company by the Trustee; or

                (v) any obligation to repay any indebtedness for Borrowed Money of the Company or any Subsidiary, having an aggregate outstanding principal amount of at least $500,000 (or its equivalent in any other currency or currencies), becomes due and payable before its stated maturity by reason of default in respect of the terms thereof or any indebtedness

                                     66.


                     for Borrowed Money having an aggregate outstanding principal amount of at least $500,000 (or its equivalent in any other currency or currencies) is not paid at its stated maturity (or by the expiry of any applicable grace period) or if due on demand is not paid on demand (or by the expiry of any applicable grace period); or

               (vi) a distress or execution or other legal process is levied or enforced upon or against any part of the assets or revenues of the Company or any Subsidiary and is not satisfied or the Company has not taken bona fide action to dispute the same within 30 days of the Company having become aware of same; or

              (vii) an encumbrancer takes possession or a Receiver or person with similar powers is appointed of the whole or any part of the assets or revenues of the Company or any Subsidiary; or

             (viii) the Company or any Subsidiary shall make a general assignment for the benefit of its creditors or a proposal under bankruptcy or similar laws, or shall be declared bankrupt, or shall become insolvent or if a custodian or a sequestrator or a receiver and manager or any other officer with similar power shall be appointed of the Company or any Subsidiary or the whole or any part of the undertaking, property, assets or revenues of the Company or any Subsidiary or ceases or threatens to cease to carry on its business or any substantial part of its business; or

               (ix) a judgment or decree shall be made or an effective resolution be passed for the winding up, liquidation or dissolution of the Company or a Subsidiary except for the purpose of giving effect to a merger, consolidation, reconstruction, amalgamation or arrangement permitted under this Indenture;

               provided that in, the case of paragraphs 8.01(a), (vi) and
               (vii), the Trustee shall have certified that, in its opinion, such event is materially prejudicial to the interests of the holders of Series A Notes or the holders of Series B Notes or both.

        (b) For purposes of this Indenture, each Event of Default except that specified in paragraph 8.01 (a)(ii) is called a "Series A Default".

        (c) The Trustee shall give to the Noteholders, in the manner provided in Section 14.01 and within 30 days after the Trustee becomes aware of the occurrence of an Event of

                                     67.


                Default, notice of every Event of Default so occurring and continuing at the time the notice is given, unless the Trustee in good faith determines that the withholding of such notice is in the best interests of the Noteholders and gives written notice of such determination to the Company.

Section 8.02       Acceleration on Default:

        (a) Subject to Subsection 8.02(b) and Section 8.03, in case any Event of Default hereunder has occurred which has not been waived, the Trustee may in its discretion, and shall upon receipt of a Noteholders' Request or if so directed by the provisions of any Extraordinary Resolution that may be passed by the Noteholders, by notice in writing to the Company declare the principal of and interest payable on one or more series of Notes then outstanding and other moneys payable hereunder to be due and payable and, subject to Article Four, the same shall forthwith become immediately due and payable to the Trustee, anything therein or herein to the contrary notwithstanding, and the Company shall forthwith pay to the Trustee for the benefit of the Noteholders the full principal amount of all Notes outstanding applicable to the date of repayment together with all accrued and unpaid interest to such date and all other liabilities in respect thereof. Such payment when made shall be deemed to have been made in discharge of the Company's obligations hereunder and any moneys so received by the Trustee shall be applied as provided in Section 8.06.

        (b)    Notwithstanding Subsection 8.02(a):

               (i) the Trustee shall not accelerate the payment of principal and interest payable on the Series B Notes if the Event of Default that would be relied upon for such purpose is one specified in paragraphs 8.01(a)(i) or (iii) unless it has received a Series A Noteholders' Request to do so or is so permitted by a Series A Extraordinary Resolution;

              (ii) if the Event of Default to be relied upon for purposes of an acceleration hereunder is a Series A Default, the Trustee shall be required to accelerate the payment of principal and interest payable on the Series A Notes upon receipt of a Series A Noteholders' Request to do so or if so required by a Series A Extraordinary Resolution; and

             (iii) if the Event of Default to be relied upon for purposes of an acceleration hereunder is one specified in paragraph 8.01(a)(ii), the Trustee shall not be required to accelerate the payment of principal and interest payable on the Notes unless it has received a Series B Noteholders' Request to

                                     68.


                     do so or is so required by a Series B Extraordinary Resolution and may not accelerate the payment of principal and interest payable on the Notes unless it has given not less than 7 days notice to the holders of Series A Notes, such notice to be given in accordance with Subsection 14.01.

Section 8.03 Waiver of Default: In case any Event of Default hereunder has occurred otherwise than by default in payment of any principal moneys due on December 30, 1998:

        (a) subject to Subsection 8.03(b), the holders of not less than 75% of the principal amount of the Notes then outstanding shall have the power (in addition to and subject to the powers exercisable by Extraordinary Resolution as hereinafter provided) by requisition in writing to instruct the Trustee to waive the default and/or cancel any declaration made by the Trustee pursuant to Section 8.02 and the Trustee shall thereupon waive the default and/or cancel such declaration upon such terms and conditions as shall be prescribed in such requisition;

        (b) despite Subsection 8.03(a) , no waiver of a Series A Default given pursuant to Subsection 8.03(a) shall be effective unless such requisition is signed by the holders of not less than 75% of the principal amount of the Series A Notes then outstanding and no waiver of an Event of Default specified in paragraph 8.01(a)(ii) shall be effective unless such requisition is signed by the holders of not less than 75% of the principal amount of the Series B Notes then outstanding; and

        (c) the Trustee, so long as it has not become bound to institute any proceedings hereunder, shall have power to waive the default if, in the Trustee's opinion, the same shall have been cured or adequate satisfaction made therefor, and in such event to cancel any such declaration theretofore made by the Trustee in the exercise of its discretion, upon such terms and conditions as to the Trustee may seem advisable;

but no act or omission either of the Trustee or of the Noteholders in the premises shall extend to or be taken in any manner whatsoever to affect any subsequent default hereunder or the rights resulting therefrom.

  Section 8.04   Proceedings by the Trustee:

        (a) Whenever any Event of Default hereunder has occurred and the Trustee has given notice to the Company in accordance with
               Section 8.02, but subject to the provisions of Article Four, Subsection 8.02(b) and Section 8.03 and to the provisions of any Extraordinary Resolution that may

                                     69.


               be passed by the Noteholders or the holders of Notes of either series as a series:

               (i) the Trustee, in the exercise of its discretion, may proceed to enforce the rights of the Trustee and the Noteholders by any action, suit, remedy or proceeding authorized or permitted by law or by equity and may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the noteholders lodged in any bankruptcy, winding-up or other judicial proceedings relative to the Company; and

              (ii) upon receipt of a Noteholders' Request, or upon being so directed by the provisions of an Extraordinary
                     Resolution and upon being indemnified to its satisfaction as provided in Section 15.02, the Trustee shall exercise or take such one or more of the said remedies as the Noteholders' Request or Extraordinary Resolution may direct or, if such Noteholders' Request or Extraordinary Resolution contains no direction, as the Trustee may deem expedient.

        (b) No such remedy for the enforcement of the rights of the Trustee or of the Noteholders shall be exclusive of or dependent on any other such remedy but any one or more of such remedies may from time to time be exercised independently or in combination.

        (c) Subject to Subsection 8.02(b), upon the exercising or taking by the Trustee of any of such remedies whether or not a declaration and demand have been made pursuant to Section 8.02, the principal of and interest payable on all Notes then outstanding and the other moneys payable under Section 8.02 shall forthwith become due and payable to the Trustee as though such a declaration and a demand therefor had actually been made.

        (d) All rights of action hereunder may be enforced by the Trustee without the possession of any of the Notes or the production thereof on the trial or other proceedings relative thereto.

Section 8.05   Suits by Noteholders:

        (a) No holder of any Note or Coupon shall have any right to institute any action, suit or proceeding at law or in equity for the purpose of enforcing payment of the principal of or interest payable on the Notes or for the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or for a receiving order under applicable bankruptcy law or to

                                     70.


                 have the Company wound up or to file or prove a claim in any liquidation or bankruptcy proceeding or for any other remedy hereunder, unless (i) such holder shall previously have given to the Trustee written notice of the happening of an Event of Default hereunder; and (ii) subject to Subsection 8.02(b), the Noteholders by Extraordinary Resolution or by Noteholders' Request shall have made a request to the Trustee and the Trustee shall have been afforded reasonable opportunity either itself to proceed to exercise the powers hereinbefore granted or to institute an action, suit or proceeding in its name for such purpose; and (iii) the Noteholders or any of them shall have furnished to the Trustee, if so required by the Trustee, the funds and indemnity required to be furnished to the Trustee pursuant to Subsection 15.02 (b) ; and (iv) the Trustee shall have failed to act within a reasonable time after such notification and request and an offer of such funds and indemnity.

         (b) All conditions, constraints and limitations pursuant to this Indenture of or on the Trustee's rights and remedies hereunder, including, without limitation, upon, after or in respect of any Event of Default are for the sole and exclusive benefit of the Noteholders and not the Company or any other person. Neither the Company nor any other person shall be entitled to inquire into whether any such condition, constraint or limitation has been breached or complied with, nor to rely upon or assert any such breach or non-compliance as a defence or otherwise.

Section 8.06 Application of Moneys Received by the Trustee: Except as otherwise herein provided, all moneys received by the Trustee and arising from any enforcement hereof shall be held by the Trustee and applied by it, together with any other moneys then or thereafter in the hands of the Trustee available for the purpose, as follows:

         (a) firstly, in payment or reimbursement to the Trustee of the remuneration, expenses, disbursements and advances of the Trustee earned, incurred or made in the administration or execution of the trusts hereunder or otherwise in relation to this Indenture with interest thereon as herein provided;

         (b) secondly, but subject to the provisions of Section 6.04, in payment of the principal amount outstanding on the Series A Notes together with all accrued and unpaid interest to such date on and all other liabilities relating to the Series A Notes which shall then be outstanding and which are known to the Trustee ratably and proportionately and without preference or priority or discrimination as between principal and interest unless otherwise directed by a Series A Extraordinary Resolution and in that case in such order of priority as between

                                     71.



                 principal and interest as may be directed by such Series A Extraordinary Resolution;

         (c) thirdly, but subject to the provisions of Section 6.04, in payment of the principal amount outstanding on the Series B Notes together with all accrued and unpaid interest to such date on and all other liabilities relating to the Series B Notes which shall then be outstanding ratably and proportionately and without preference or priority or discrimination as between principal and interest unless otherwise directed by a Series B Extraordinary Resolution and in that case in such other order of priority as between principal and interest as may be directed by such Series B Extraordinary Resolution; and

         (d) the surplus, if any, of such moneys shall be paid to the Company or its assigns;

but no payment shall be made pursuant to Subsection (b) or (c) above in respect of the principal of or interest payable on any Note held, directly or indirectly, by or for the benefit of the Company or any affiliate (other than any Note pledged for value and in good faith to a person other than the Company or any affiliate but only to the extent of such person's interest therein) except subject to the prior payment in full of the principal and interest of all Notes which are not so held, provided that the Trustee shall not be liable in respect of any such payment unless it had actual knowledge that the Note in respect of which payment was made was held, directly or indirectly, by or for the benefit of the Company or any affiliate thereof.

Section 8.07 Distribution of Proceeds: Payments to Noteholders pursuant to Subsection 8.06(b) and (c) shall be made as follows:

         (a) At least 15 days' notice of every such payment shall be given in the manner provided in Section 14.01 specifying the time when and the place or places where the Notes are to be presented and the amount of the payment and the application thereof as between principal and interest.

         (b) Payment of any Note shall be made upon presentation thereof at any one of the places specified in such notice and any such Note thereby paid in full shall be surrendered, otherwise a memorandum of such payment shall be endorsed thereon; but the Trustee may in its discretion dispense with presentation and surrender or endorsement in any special case upon such indemnity being given as it shall deem sufficient.

         (c) From and after the date of payment specified in the notice, interest shall accrue only on the amount owing on each Note after giving credit for the amount of the payment specified in such notice unless such Note is duly

                                     72.

                 presented on or after the date so specified and payment of such amount is not made.

         (d) The Trustee shall not be required to make any interim payment to Noteholders unless the moneys in its hands, after reserving thereout such amount as the Trustee may think necessary to provide for the payments mentioned in Subsection 8.06 (a), exceed two per cent of the principal amount of the then outstanding Notes.

Section 8.08 Remedies Cumulative: No remedy herein conferred upon or reserved to the Trustee, or upon or to the holders of Notes or any of them, is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist by law or in equity or by statute.

Section 8.09 Judgment Against the Company: The Company covenants and agrees with the Trustee that, in case of any judicial or other proceedings to enforce the rights of the Noteholders, judgment may be rendered against it in favour of the Noteholders or in favour of the Trustee, as trustee for the Noteholders, for any amount which may remain due in respect of the Notes and the interest payable thereon and all other liabilities in respect thereof.

Section 8.10 Trustee Appointed Attorney: The Company hereby irrevocably appoints the Trustee to be the attorney of the Company for and in the name and on behalf of the Company to execute any instruments and do any things which the Company ought to execute and do hereunder or under any document executed pursuant hereto and which the Company has not executed or done and generally to use the name of the Company in the exercise of all or any of the powers hereby conferred on the Trustee, with full powers of substitution and revocation.


                                  ARTICLE NINE

                              SUCCESSOR COMPANIES

Section 9.01 Certain Requirements in Respect of Merger etc.: In addition to the covenants contained in Section 6.02, so long as any of the Notes remain outstanding, the Company shall not enter into any transaction (whether by way of reconstruction, reorganization, consolidation, arrangement, amalgamation, merger, transfer, lease, sale or otherwise) whereby all or substantially all of its undertaking or assets would become the property of another person or, in the case of any such amalgamation, of the continuing company resulting therefrom unless, but may do so if:

         (a) such other person or continuing company is a corporation (herein called the "successor company") incorporated under the laws of Canada or one of its provinces;

                                     73.


         (b) the successor company shall execute, prior to, contemporaneously with or forthwith after the consummation of such transaction, such instruments as are satisfactory to the Trustee and in the opinion of counsel are necessary or advisable either to evidence the assumption by the successor company of liability for the due and punctual payment of the principal of and interest payable on all the Notes and all other moneys payable hereunder and the covenant of the successor company to pay the same and its agreement to observe and perform all the covenants and obligations of the Company under this Indenture; or evidence the agreement by the successor company to unconditionally guarantee the due and punctual payment of all amounts payable under this Indenture;

         (c) such transaction shall to the satisfaction of the Trustee and in the opinion of counsel be upon such terms as to substantially preserve and not to materially impair the Series A Lien or not to materially prejudice any of the rights and powers of the Trustee or of the Noteholders hereunder; and

         (d) no condition or event shall exist in respect of the Company or the successor company either at the time of or immediately after the consummation of such transaction and after giving full effect thereto or immediately after the successor company complying with the provisions of Subsection (b) above which constitutes or would constitute an Event of Default hereunder.

Section 9.02     Vesting of Powers in Successor: Whenever the conditions of
Section 9.01 have been duly observed and performed the successor company shall possess and from time to time may exercise each and every right and power of the Company under this Indenture in the name of the Company or otherwise and any act or proceeding by any provision of this Indenture required to be done or performed by any directors or officers of the Company may be done and performed with like force and effect by the like directors or officers of such successor company.

                                  ARTICLE TEN

                           INVESTMENT OF TRUST FUNDS

Section 10.01 Unless otherwise provided in this Indenture, any moneys held by the Trustee, which under the trusts of this Indenture may or ought to be invested, shall be invested and reinvested by the Trustee in its name or under its control in any securities in which trustees are, by the laws of the Province of Ontario, authorized to invest trust moneys, provided that such securities are expressed to mature within two years after their purchase by the Trustee, and unless and until the Trustee shall have declared the principal of and interest payable on the Notes to

                                     74.


be due and payable, the Trustee shall so invest such moneys at the request of the Company. Unless an Event of Default shall have occurred and be continuing, all interest or other income received by the Trustee in respect of such investments shall belong to the Company.

                                 ARTICLE ELEVEN

                            MEETINGS OF NOTEHOLDERS

Section 11.01 Right to Convene Meetings: The Trustee may at any time and from time to time and shall, on receipt of a request of the Company or a Noteholders' Request and upon being indemnified to its reasonable satisfaction by the Company or by the Noteholders signing such Noteholders' Request against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Noteholders. In the event of the Trustee failing within 30 days after receipt of such request and indemnity to give notice convening such meeting, the Company or such Noteholders, as the case may be, may convene such meeting. Every such meeting shall be held in the Cities of Toronto or London, England or at such other place as may be approved or determined by the Trustee.

Section 11.02 Notice: At least 30 days notice of any meeting shall be given to the Noteholders in the manner provided in Section 14.01 and a copy thereof shall be sent by post to the Trustee unless the meeting has been called by it and to the Company unless the meeting has been called by it. Such notice shall state the time when and the place where the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat and it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article Eleven.

Section 11.03 Chairman: Some person, who need not be a Noteholder, nominated in writing by the Trustee shall be chairman of the meeting and if no person is so nominated, or if the person so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, the Noteholders present in person or by proxy shall choose some person present to be chairman.

Section 11.04 Quorum: Subject to the provisions of Section 11.12, at any meeting of the Noteholders a quorum shall consist of Noteholders present in person or by proxy and holding at least 25% in principal amount of the then outstanding Notes. If a quorum of the Noteholders shall not be present within half-an-hour from the time fixed for holding any meeting, the meeting, if convened by the Noteholders or on a Noteholders' Request, shall be dissolved; but if otherwise convened the meeting shall stand adjourned to the same day in the next week (unless such day is not a business day in which case it shall stand adjourned to the next following business day thereafter) at the same time and place, and no notice shall be

                                      75.

required to be given in respect of such adjourned meeting. At the adjourned meeting the Noteholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not hold 25% in principal amount of the then outstanding Notes.

Section 11.05 Power to Adjourn: The chairman of any meeting at which a quorum of the Noteholders is present may with the consent of the holders of a majority in principal amount of the Notes represented thereat adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

Section 11.06 Show of Hands: Every question submitted to a meeting shall be decided in the first place by a majority of the votes given on a show of hands except that votes on Extraordinary Resolutions shall be given in the manner hereinafter provided. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

Section 11.07 Poll: On every Extraordinary Resolution, and on any other question submitted to a meeting when demanded after a vote by show of hands by the chairman or by any Noteholder or proxy for a Noteholder, a poll shall be taken in such manner and either at once or after an adjournment as the chairman shall direct. Questions other than Extraordinary Resolutions shall, if a poll be taken, be decided by the votes of the holders of a majority in principal amount of the Notes represented at the meeting and voted on the poll.

Section 11.08 Voting: On a show of hands every person who is present and entitled to vote, whether as a Noteholder or as proxy for one or more absent Noteholders or both, shall have one vote. On a poll each Noteholder present in person or represented by a proxy duly appointed by instrument in writing shall be entitled to one vote in respect of each $5,000 principal amount of Notes of which he shall then be a holder. A proxy need not be a Noteholder.

Section 11.09 Regulations: The Trustee or the Company with the approval of the Trustee may from time to time make and from time to time vary such regulations as it shall from time to time think fit:

         (a) for the deposit of instruments appointing proxies at such place as the Trustee, the Company or the Noteholders convening the meeting, as the case may be, may in the notice convening the meeting direct; and

         (b) for the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, cabled

                                      76.

                 or telegraphed before the meeting to the Company or to the Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.

Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be recognized at any meeting as the holders of any Notes, or as entitled to vote or be present at the meeting in respect thereof, shall be the holders of Notes and persons whom holders of Notes have by instrument in writing duly appointed as their proxies.

Section 11.10 Company and Trustee May be Represented: The Company and the Trustee, by their respective officers and directors, and the legal advisers of the Company and the Trustee, may attend any meeting of the Noteholders but shall have no vote as such.

Section 11.11 Powers Exercisable by Extraordinary Resolution: In addition to all other powers stated in this Indenture to be exercisable by Extraordinary Resolution or conferred upon them by any other provisions of this Indenture or by law, a meeting of the Noteholders shall have the following powers exercisable from time to time by Extraordinary Resolution:

         (a) power to agree to any modification, abrogation, alteration, compromise or arrangement of the rights of Noteholders and/or the Trustee against the Company or against its undertaking, property and assets or any part thereof whether such rights arise under this Indenture or the Notes or otherwise;

         (b) powers to direct or authorize the Trustee to exercise any power, right, remedy or authority given to it by this indenture or the Notes in any manner specified in such Extraordinary Resolution or to refrain from exercising any such power, right, remedy or authority;

         (c) power to waive and direct the Trustee to waive any default on the part of the Company in complying with any provision of this Indenture or the Notes and/or to cancel and to direct the Trustee to cancel any declaration in respect of such default made by the Trustee pursuant to Section 8.02, either unconditionally or upon any conditions specified in such Extraordinary Resolution;

         (d) power to restrain any Noteholder from taking, instituting or maintaining any suit, action or proceeding for the payment of principal or interest or for the execution of any trust or power hereunder or for the appointment of a trustee in bankruptcy or to have the Company wound up or for any other remedy hereunder;

                                      77.

         (e) power to sanction the exchange of Notes for or the conversion of Notes into shares, bonds, debentures, notes or any other securities or obligations of the Company or any other corporation which shall be agreed to by the Company and, if applicable, such other corporation;

         (f) power to assent to any modification of or change in or omission from the provisions contained herein or any deed or instrument supplemental hereto which shall be agreed to by the Company and to authorize the Trustee to concur in and execute any deed or instrument supplemental hereto embodying such modification, change or omission;

         (g) power to repeal, modify or amend any Extraordinary Resolution previously passed by the Noteholders; and

         (h) power to appoint and remove a committee to consult with the Trustee and to delegate to such committee (subject to such limitations, if any, as may be prescribed in such Extraordinary Resolution) all or any of the powers which the Noteholders could exercise by Extraordinary Resolution under the foregoing Subsections (b), (c) and (d). The Extraordinary Resolution making such appointment may provide for payment of the expenses and disbursements of and compensation to such committee. Such committee shall consist of such number of persons as shall be prescribed in the Extraordinary Resolution appointing it, and the members need not be themselves Noteholders. Subject to the Extraordinary Resolution appointing it, every such committee may elect its chairman and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies occurring in its number, the manner in which it may act and its procedure generally and such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by minutes signed by a majority of the members thereof or the number of members thereof necessary to constitute a quorum, whichever is the greater. All acts of any such committee within the authority delegated to it shall be binding upon all Noteholders. Neither the committee nor any member thereof shall be liable for any loss arising from or in connection with any action taken or omitted to be taken by them in good faith. Notwithstanding the foregoing, no committee appointed pursuant to this Subsection 11.11(h) by Extraordinary Resolution shall have the power to:

                 (i) change the maturity of any Note or the dates on which principal or interest is payable in respect thereof or reduce the principal amount or interest on the Notes, without the consent of the holders of each Note so affected; or

                 (ii)     change the currency of payment of the Notes; or

                                     78.



                 (iii) affect or impair any of the rights of the Trustee hereunder, without the approval of the Trustee.

Section 11.12    Meaning of "Extraordinary Resolution":

         (a) The expression "Extraordinary Resolution" when used in this Indenture means, subject as hereinafter in this Section and in
                 Section 11.15 provided, a resolution proposed to be passed as an Extraordinary Resolution at a meeting of Noteholders duly convened for the purpose and held in accordance with the provisions of this Article at which the holders of more than 50% (unless such business involves consideration of a proposal to: (i) change the maturity of the Notes or the dates on which interest is payable in respect of the Notes; or (ii) reduce the principal amount of or interest owing under the Notes; or (iii) change the currency of payment of the Notes, in which case the necessary quorum shall consist of persons present in person or by proxy and holding at least 75%), in principal amount of the Notes then outstanding are present in person or by proxy and passed by the favourable votes of the holders of not less than 75% of the principal amount of Notes represented at the meeting and voted on a poll upon such resolution.

         (b) If at any such meeting the holders of more than 50% in principal amount of the Notes then outstanding are not present in person or by proxy within half-an-hour after the time appointed for the meeting, then the meeting, if convened by Noteholders or on a Noteholders' Request, shall be dissolved; but if otherwise convened the meeting shall stand adjourned to such date, being not less than 21 nor more than 60 days later, and to such place and time as may be appointed by the chairman. Not less than 10 days notice shall be given of the time and place of such adjourned meeting in the manner provided in Section 14.01. Such notice shall state that at the adjourned meeting at least two Noteholders present in person or by proxy shall form a quorum but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting at least two Noteholders present in person or by proxy shall form a quorum, whatever the principal amount of the Notes held or represented, and may transact the business for which the meeting was originally convened (unless such business involves consideration of a proposal to: (i) change the maturity of the Notes or the dates on which interest is payable in respect of the Notes; or (ii) reduce the principal amount of or interest owing under the Notes; or (iii) change the currency of payment of the Notes, in which case the necessary quorum for an adjourned meeting shall consist of persons present in person or by proxy and holding at least 50% in principal amount of the then outstanding

                                     79.



                 Notes); and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in Subsection (a) of this Section shall be an Extraordinary Resolution within the meaning of this Indenture, notwithstanding that the holders of more than 50% in principal amount of the Notes then outstanding are not present in person or by proxy at such adjourned meeting.

         (c) Votes on an Extraordinary Resolution shall always be given on a poll and no demand for a poll on an extraordinary resolution shall be necessary.

Section 11.13 Powers Cumulative: It is hereby declared and agreed that any one or more of the powers and/or combination of the powers in this Indenture stated to be exercisable by the Noteholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the Noteholders to exercise such power or powers or combination of powers then or any power or powers or combination of powers thereafter from time to time.

Section 11.14 Minutes: Minutes of all resolutions and proceedings at every such meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Trustee at the expense of the Company, and any such minutes as aforesaid, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the Noteholders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings had, to have been duly passed and had.

Section 11.15 Instruments in Writing: All actions which may be taken and all powers which may be exercised by the noteholders at a meeting held as hereinbefore in this Article provided may also be taken and exercised by the holders of 66-2/3% of the principal amount of all the then outstanding Notes by an instrument in writing signed in one or more counterparts and the expression "Extraordinary Resolution" when used in this Indenture shall include an instrument so signed.

Section 11.16 Binding-Effect of Resolutions: Subject to Section 11.17, every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article at a meeting of Noteholders shall be binding upon all the Noteholders, whether present at or absent from such meeting, and every instrument in writing signed by Noteholders in accordance with Section 11.15 shall be binding upon all the Noteholders, whether signatories thereto or not, and each and every Noteholder and the Trustee (subject to the provisions for its indemnity herein contained)

                                     80.


shall be bound to give effect accordingly to every such resolution, Extraordinary Resolution and instrument in writing.

Section 11.17 Serial Meetings:

        (a) If any business to be transacted at a meeting of Noteholders, or any action to be taken or power to be exercised by instrument in writing under Section 11.15, affects the rights of the holders of Notes of one or more series (for which purpose, series Al Notes and Series A2 Notes shall be deemed to be separate series to the extent that any such business affects the principal repayment obligations of the Company in respect thereof) in a manner or to an extent substantially different from that in or to which it affects the rights of the holders of Notes of any other series (as to which an opinion of counsel shall be binding on all Noteholders, the Trustee and the Company for all purposes hereof) then:

               (i) reference to such fact, indicating each series so affected, shall be made in the notice of such meeting and the meeting shall be and is herein called a "serial meeting"; and

              (ii) the holders of Notes of a series so affected shall not be bound by any action taken at a serial meeting or by instrument in writing under Section 11.15 unless in addition to compliance with the other provisions of this
                    Article:

                    (A)  at such serial meeting:

                         (I) there are present in person or by proxy holders of at least 25% (or for the purpose of passing an Extraordinary Resolution more than 50%) in principal amount of the then outstanding Notes of such series, subject to the provisions of this Article as to adjourned meetings; and

                         (II) the resolution is passed by the favourable votes
                              of the holders of more than 50% (or in the case of an Extraordinary Resolution not less than 75%) in principal amount of the Notes of such series voted on the resolution or Extraordinary Resolution as, the case may be; or

                    (B) in the case of action taken or power exercised by instrument in writing under Section 11.15, such instrument is signed in one or more counterparts by the holders of not less than

                                     81.


                         66 2/3% in principal amount of the then outstanding Notes of such series.

        (b) If in the opinion of counsel any business to be transacted at any meeting, or any action to be taken or power to be exercised by instrument in writing under Section 11.15, does not materially adversely affect the rights of the holders of Notes of one or more particular series, the provisions of this Article Eleven shall apply as if the Notes of such series were not outstanding and no notice of any such meeting need be given to the holders of Notes of such series. Without limiting the generality of the foregoing, a proposal to modify or terminate any covenant or agreement which by its terms is effective only so long as Notes of a particular series are outstanding shall be deemed not to adversely affect the rights of the holders of Notes of any other series.

        (c) A proposal (i) to extend the maturity of Notes of any particular series or reduce the principal amount thereof or the rate of interest payable thereon or (ii) to modify or terminate any covenant or agreement which by its terms is effective only so long as Notes of a particular series are outstanding, shall be deemed to especially affect the rights of the holders of such series in a manner substantially different from that in which it affects the rights of holders of Notes of any other series, whether or not a similar extension, reduction, modification or termination is proposed with respect to Notes of any or all other series.


                                ARTICLE TWELVE

                           SUPPLEMENTAL INDENTURES

Section 12.01 From time to time the Company (when authorized by a resolution of its directors) and the Trustee may, subject to the provisions of this Indenture, and they shall, when so required by this Indenture, execute and deliver by their proper officers, indentures or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more or all of the following purposes:

        (a) evidencing the succession of successor companies in accordance with the provisions of Article Nine;

        (b) giving effect to any Extraordinary Resolution passed as provided in Article Eleven;

        (c) adding to or altering the provisions hereof in respect of the registration and transfer of Notes, making provision for the issue of Notes in forms or denominations other than those herein provided for and for the exchange of

                                     82.


             Notes of different forms and denominations; and making any modification in the forms of the Notes which does not affect the substance thereof;

        (d) making any additions to, deletions from or alterations of the provisions of this Indenture which, in the opinion of the Trustee, do not materially and adversely affect the interests of the Noteholders;

        (e) any other purpose not inconsistent with the terms of this Indenture, provided that in the opinion of the Trustee the rights of the Trustee and of the Noteholders are in no way prejudiced thereby.

The Trustee may also, without the consent or concurrence of the Noteholders, by supplemental indenture or otherwise, concur with the Company in making any changes or corrections in this Indenture which it shall have been advised by counsel are required for the purpose of curing or correcting any ambiguity or defective or inconsistent provision or clerical omission or mistake or manifest error contained herein or in any deed or indenture supplemental or ancillary hereto, provided that in the opinion of the Trustee the rights of the Trustee and of the Noteholders are in no way prejudiced thereby.


                               ARTICLE THIRTEEN

                          SATISFACTION AND DISCHARGE

Section 13.01 Cancellation and Destruction:

        (a) Subject to the provisions of Section 7.03 as to Notes redeemed in part, all Notes which are redeemed and surrendered for cancellation together, in the case of Bearer Notes, with such unmatured Coupons as are attached thereto or are surrendered therewith at the time of redemption or surrender and all Coupons which are paid, shall be forthwith delivered to and cancelled by the Trustee or, alternatively, pursuant to the provisions of the Agency Agreement, delivered to and cancelled by the Paying Agent, the Transfer
             Agent or the Registrar by or through which they are redeemed, exchanged, surrendered or paid.

        (b) All matured Notes and Coupons shall be forthwith cancelled by the Registrar or, alternatively, pursuant to the Agency Agreement, be delivered to and cancelled by any Paying Agent.

        (c) All Notes or Coupons cancelled or required to be cancelled under this or any provision of this Indenture shall be destroyed by or under the direction of the Trustee by cremation or otherwise (in the presence of

                                     83.

            a representative of the Company if the Company shall so require) and the Trustee shall prepare and retain a certificate of such destruction and deliver a duplicate thereof to the Company,

Section 13.02 Non-Presentation of Notes: Any moneys paid by the Company to the Trustee or the Principal Paying Agent or any other Paying Agent for the payment of the principal of or interest payable on any Notes, and remaining unclaimed at the end of 10 years, in the case of moneys relating to the payment of principal on the Notes, and five years, in the case of moneys relating to the payment of interest payable on the Notes, after such principal or interest shall have become due and payable (whether at maturity or upon call for redemption, purchase or otherwise), shall then be repaid to the Company, upon its written request, and upon such repayment all liability of the Trustee or the Principal Paying Agent or any other Paying Agent, as the case may be, with respect thereto shall thereupon cease, without, however, limiting in any way any obligation the Company may have to pay the principal of or interest payable on such Notes as the same shall become due. Payment at any agency will be made by a cheque drawn on a Canadian dollar account at a bank in Toronto or, at the option of the holder, by wire transfer to a Canadian dollar account at a bank in London.

Section 13.03 Discharge of Security: Upon proof being given to the reasonable satisfaction of the Trustee that the principal amount of all Series A Notes and all interest (including interest on overdue interest, if any) payable thereon and other moneys thereby secured have been paid or upon provision satisfactory to the Trustee being made therefor, the Trustee shall, at the request and at the expense of the Company, execute and deliver to the Company such deeds or other instruments as shall be requisite to evidence the satisfaction and discharge of the Series A Lien and to release or reconvey the Charged Property to the Company freed and discharged from the trusts and provisions contained in the applicable Security Documents.

Section 13.04 Release from Covenants: Upon proof being given to the reasonable satisfaction of the Trustee that all the Notes and interest (including interest on amounts in default) payable thereon and other moneys payable hereunder have been paid or satisfied or that, all the outstanding Notes having matured or having been duly called for redemption, or the Trustee having been given irrevocable instructions by the Company to publish within 90 days notice of redemption of all the outstanding Notes, such payment and/or redemption has been duly and effectually provided for by payment to the Trustee or otherwise; and upon payment of all costs, charges and expenses properly incurred by the Trustee in relation to this Indenture and all interest payable thereon and the remuneration of the Trustee, or upon provision satisfactory to the Trustee being made therefor, the Trustee shall, at the request and at the expense of the Company, execute and deliver to the Company such deeds or other instruments as shall be requisite to release the Company from

                                     84.


its covenants herein contained except those relating to the indemnification of the Trustee.

                               ARTICLE FOURTEEN

                                   NOTICES

Section 14.01 Notice to Noteholders: Unless herein otherwise expressly provided, any notice to be given hereunder to Noteholders shall be deemed to be validly given:

        (a) to holders of Registered Notes, if such notice is sent by surface or air mail, postage prepaid, addressed to such holders at their respective addresses appearing on any of the registers above mentioned; but if in the case of joint holders of any Registered Note more than one address appears in the register in respect of such joint holding, such notice shall be addressed only to the first address so appearing. Any notice so given shall be deemed to have been given on the fifth day after the day of mailing. Notwithstanding the foregoing, in the event that the Company is prevented by circumstances beyond its control, including but not limited to a work stoppage, threatened or actual, by postal employees, from giving notice by mail to holders of Registered Notes in the manner provided herein, the Company may, with the consent of the Trustee, give notice to holders of Registered Notes by publishing a notice once in each of the Cities of Toronto, Montreal, Winnipeg and Calgary, each such publication to be made in an English language daily newspaper of general circulation in the designated city and approved by the Trustee and the giving of such notice by publication shall have the same effect as if it had been given by mail in the manner provided herein. In determining under any provision hereof the date when notice of any meeting, redemption or other event must be given, the date of giving the notice shall be included and the date of the meeting, redemption or other event shall be excluded; and

        (b) to holders of Bearer Notes, if such notice is published once in the Financial Times of London, England, and once through Euro-clear. If, because of temporary suspension of publication or general circulation of either of such services or for any other reason, it is impossible or impracticable, in the opinion of the Trustee, to make any publication of any notice required by this indenture in the manner herein provided, such notice may be published, in lieu of publication in either of such services, in an English language newspaper having general circulation in Western Europe.
             If either of such services shall cease to be published, any notice to be given hereunder to Noteholders shall be deemed to be validly given if such

                                     85.


            notice is published in another leading newspaper of general circulation in London.

Couponholders will be deemed for all purposes to have notice of the contents of any notice given to holders of Bearer Notes in accordance with this Section. Accidental error or omission in giving notice or accidental failure to mail notice to any one or more noteholders shall not invalidate any action or proceeding founded thereon.

Section 14.02 Notice to the Trustee or the Committee: Any notice, request or direction to the Trustee or the Committee under the provisions of this Indenture shall be valid and effective if delivered to an officer of the Trustee or if sent by registered mail, postage prepaid, addressed to the Trustee (or, in the case of a notice, request or direction to the Committee, addressed to the Committee, c/o The Trustee) at the Trustee's principal office in Toronto, 15 King Street West, 9th Floor, Toronto, Ontario, Canada, M5H 1B4,
Attention: Corporate Trust Department. Notice by mail shall be deemed to have been effectively given at the time when in the ordinary course of post the same should have reached its destination.

Section 14.03 Notice to the Company: Any notice to the Company under any provision of this Indenture shall be valid and effective if delivered to an officer of the Company or if sent by registered mail, postage prepaid, addressed to the Company at Suite 1101, 181 University Avenue, Toronto, Ontario, M5H 3M7, Attention: Vice-President. Notice by mail shall be deemed to have been effectively given at the time when in the ordinary course of post the same should have reached its destination. The Company may from time to time notify the Trustee of a change in address which thereafter, until changed by like notice, shall be the address of the Company for all purposes of this Indenture.


                                ARTICLE FIFTEEN

                             CONCERNING THE TRUSTEE

Section 15.01 Trust Indenture Legislation:

        (a) In this Indenture, the term "Applicable Legislation" means the provisions, if any, of the Canada Business Corporations Act and any other statute of Canada or a province thereof, and of any regulations under any such named or other statute, relating to trust indentures and/or to the rights, duties and obligations of trustees under trust indentures and of corporations issuing debt obligations under trust indentures, to the extent that such provisions are at the time in force and applicable to this Indenture or the Company.

                                     86.



        (b) If and to the extent that any provision of this Indenture limits, qualifies or conflicts with a mandatory requirement of Applicable Legislation, such mandatory requirement shall prevail.

        (c) The Company and the Trustee agree that each will, at all times in relation to this Indenture and any action to be taken hereunder, observe and comply with and be entitled to the benefits of Applicable Legislation.

Section 15.02 Rights and Duties of Trustee:

        (a) In the exercise of the rights and duties prescribed or conferred by the terms of this Indenture, the Trustee shall exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

        (b) Subject only to Subsection (a) of this Section, the Trustee shall not be bound to do, observe or perform or see to the observance or performance by the Company of any of the obligations herein imposed upon the Company or of the covenants on the part of the Company herein contained, nor to taken any steps to enforce the Series A Lien, nor in any way to supervise or interfere with the conduct of the Company's business, unless and until the Series A Lien shall have become enforceable and the Trustee shall have determined or become bound to enforce the same and unless the Trustee shall have been directed to do so by a Noteholders' Request or by an Extraordinary Resolution; and then the obligation of the Trustee to take any action or to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Trustee or the Noteholders hereunder shall be conditional upon the Noteholders furnishing, when required by notice by the Trustee given in accordance with Section 14.01 hereof, sufficient funds to commence or continue such act, action or proceeding and indemnity reasonably satisfactory to the Trustee to protect and hold harmless the Trustee against the costs, charges, expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof. None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified as aforesaid.

        (c) The Trustee may, before commencing or at any time during the continuation of any such act, action or proceeding, require the Noteholders at whose instance it is acting to deposit with the Trustee the Notes held by them, for which Notes the Trustee shall issue receipts.

                                     87.


        (d) Every provision of this Indenture that by its terms relieves the Trustee of liability or entitles it to rely upon any evidence submitted to it, is subject to the provisions of Applicable Legislation and of this Section and of Section 15.03.

Section 15.03 Evidence, Experts and Advisors:

        (a) In addition to the reports, certificates, opinions and other evidence required by this Indenture, the Company shall furnish to the Trustee such additional evidence of compliance with any provision hereof, and in such form, as may be prescribed by Applicable Legislation or as the Trustee may reasonably require by written notice to the Company.

        (b) In the exercise of its rights and duties, the Trustee may, if it is acting in good faith, rely as to the truth of the statements and the accuracy of the opinions expressed therein, upon statutory or other declarations, opinions, reports, certificates or other evidence, including evidence furnished by means of cable, telex or other electronic means of communication, furnished to the Trustee pursuant to any provision hereof or of Applicable Legislation or pursuant to a request of the Trustee provided that such evidence complies with Applicable Legislation and that the Trustee examines the same and determines that such evidence complies with the applicable requirements of this Indenture.

        (c) Whenever Applicable Legislation requires that evidence referred to in Subsection (a) of this Section be in the form of a statutory or other declaration, the Trustee may accept such statutory or other declaration in lieu of a certificate of the Company required by any provision hereof. Any such statutory or other declaration may be made by one or more of the chairman of the board, president, executive vice-president, vice-presidents, secretary, treasurer, or secretary-treasurer, if the offices of secretary and treasurer be combined, assistant secretaries or assistant treasurers of the Company.

        (d) Proof of the execution of an instrument in writing, including a Noteholders' Request, by any Noteholder may be made by the certificate of a notary public, or other officer with similar powers, that the person signing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution or in any other manner which the Trustee may consider adequate.

        (e) The Trustee may employ or retain, and may rely upon any opinion furnished by, such solicitors, accountants engineers appraisers or other experts or advisers as it may reasonably require for the proper discharge of its

                                     88.


             duties hereunder, and may pay reasonable remuneration for all services so performed by any of them, without taxation of costs of any solicitor, and shall not be responsible for any misconduct or negligence on the part of any of them if retained in good faith by the Trustee. Any solicitors employed or consulted by the Trustee may, but need not, be solicitors for the Company.

Section 15.04 Documents, Moneys, etc. Held by Trustee: Any securities, documents of title or other instruments that may at any time be held by the Trustee subject to the trusts hereof may be placed in the deposit vaults of the Trustee or of any Canadian chartered bank or deposited for safekeeping with any such bank. Unless herein otherwise expressly provided, any moneys held by the Trustee pending the application or withdrawal thereof under any provisions of this Indenture, may be deposited in the name of the Trustee in any Canadian chartered bank at the rate of interest (if any) then current on similar deposits or, with the consent of the Company, may be deposited in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or a province thereof. Unless an event of default shall have occurred and be continuing, all interest or other income received by the Trustee in respect of such deposits shall belong to the Company.

Section 15.05 Action by Trustee to Protect Interests: The Trustee shall have power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the holders of Notes.

Section 15.06 Trustee Not Required to Give Security: The Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of the premises.

Section 15.07 Protection of Trustee: By way of supplement to the provisions of any law for the time being relating to trustees, it is expressly declared and agreed as follows:

        (a) The Trustee shall not be liable for or by reason of any statements of fact or recitals in this Indenture or in the Notes (except the representation contained in Section 15.09 or in the certificate of the Trustee on the Notes) or required to verify the same, but all such statements or recitals are and shall be deemed to be made by the Company.

        (b) Nothing herein contained shall impose any obligation on the Trustee to see to or to require evidence of the registration or filing (or renewal thereof) of this Indenture or any instrument ancillary or supplemental hereto.

                                     89.


        (c) The Trustee shall not be bound to give notice to any person or persons of the execution hereof.

        (d) The Trustee shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Company of any of the covenants herein contained or of any acts of the agents or servants of the Company or of any acts or omissions of any Paying Agent or other agent appointed hereunder or under the Agency Agreement or as a result of a conflict of interest arising in its role as a fiduciary hereunder.

        (e) The Company hereby agrees to indemnify the Trustee against any losses, liabilities, costs, claims, actions and demands which it may incur or which may be made against it, including those attributable to the arising or elimination of a conflict of interest relating to the Trustee's role as a fiduciary hereunder or as a result of or in connection with its appointment or the exercise of its powers and duties hereunder, except such as may result from its own willful misconduct, negligence or bad faith or that of its directors, officers, employees or agents. This indemnity shall survive the termination and discharge of this Indenture.

Section 15.08 Replacement of Trustee: The Trustee may resign its trust and be discharged from all further duties and liabilities hereunder by giving to the Company not less than 90 days notice in writing or such shorter notice as the Company may accept as sufficient. The Noteholders by Extraordinary Resolution shall have power at any time to remove the Trustee and to appoint a new Trustee. In the event of the Trustee resigning or being removed or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Company shall forthwith appoint a new Trustee unless a new Trustee has already been appointed by the Noteholders; failing such appointment by the Company the retiring Trustee or any noteholder may apply to a Justice of the Ontario Court (General Division) (or of any successor of such Court), on such notice as such Justice may direct, for the appointment of a new Trustee; but any new Trustee so appointed by the Company or by the Court shall be subject to removal as aforesaid by the Noteholders. Any new Trustee appointed under any provision of this section shall be a corporation authorized to carry on the business of a trust company in the Province of Ontario and, if required by Applicable Legislation of any other province, in such other provinces as may be required. On any such appointment the new Trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Trustee without any further assurance, conveyance, act or deed; but there shall be immediately executed, at the expense of the Company, all such conveyances or other instruments as may, in the opinion of counsel, be necessary or advisable for the purpose of assuring the same to the new Trustee.

                                     90.


Any company into which the Trustee may be merged or with which it may be consolidated or amalgamated, or any company resulting from any merger, consolidation or amalgamation to which the Trustee shall be a party, shall be the successor Trustee under this Indenture without the execution of any instrument or any further act.

Section 15.09 Conflict of Interest:

        (a) The Trustee represents to the Company that at the time of the execution and delivery hereof no material conflict of interest exists in the Trustee's role as a fiduciary hereunder and agrees that in the event of a material conflict of interest arising hereafter it will, within 90 days after ascertaining that it has such material conflict of interest, either eliminate the same or resign its trust hereunder.

        (b) Subject to Subsection (a) of this Section, the Trustee, in its personal or any other capacity, may buy, sell, lend upon and deal in Notes and other securities of the Company and generally may contract and enter into financial and other business transactions with the Company or any affiliate of the Company without being liable to account for any profit made thereby.

Section 15.10 Acceptance of Trust: The Party of the Second Part hereby accepts the trusts in this indenture declared and provided for, agrees to perform the same upon the terms and conditions herein set forth and has required this Indenture to be in the English language.

Section 15.11 Future Conflict of Interest: In the event that the Trustee determines that in discharging its role as a fiduciary hereunder and as trustee for both the holders of Series A Notes and holders of Series B Notes a material conflict of interest exists, then the Trustee may (notwithstanding and in addition to its general right to resign provided for in Section 15.08 ) resign as the Trustee of one of the series of Notes (for which purpose the Series Al Notes and the Series A2 Notes shall be deemed to be one series and the Series B Notes shall be deemed to be another series) in order to eliminate the conflict of interest by giving the Company not less than 90 days notice in writing or such shorter notice as the Company may accept as being sufficient. In the event of the Trustee so resigning, the Company shall forthwith appoint a new Trustee unless a new Trustee has already been appointed by the Noteholders for whom the retiring Trustee is no longer acting as Trustee; failing such appointment by the Company the retiring Trustee or any Noteholder may apply to a Justice of the Ontario Court (General Division) (or of any successor of such Court), on such notice as such Justice may direct, for the appointment of a new Trustee; but any new Trustee so appointed by the Company or by the Court shall be subject to removal by the Noteholders in accordance with Section 15.08. Any new Trustee appointed pursuant

                                     91.


to this Section shall enter into a new Indenture which shall be identical to the form hereof, subject to the deletion of the provisions governing those series of Notes for whom the new Trustee is not acting as Trustee. Any new Trustee appointed under this Section shall be a corporation authorized to carry on the business of a trust company in the Province of Ontario and, if required by Applicable Legislation of any other province, in such other provinces as may be required. On any such appointment the new Trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Trustee without any further assurance, conveyance, act or deed; but there shall be immediately executed, at the expense of the Company, all such conveyances or other instruments as may, in the opinion of counsel, be necessary or advisable for the purpose of assuring the same to the new Trustee. The Company agrees to do, file, record, make, execute and deliver all such acts, deeds, things, notices and instruments as may be necessary or desirable in the opinion of the Trustee in order to effectively carry out the intent and purpose of this Section 15.11. In the event that the Company fails to execute and deliver such documents as are necessary to carry out the intent and purpose of this Section 15.11 then the Trustee, after giving the Company notice of its intention to do so, shall be empowered to execute such documents and the Company hereby appoints two authorized signatories of the Trustee, acting jointly, as its attorneys in fact to execute and deliver such documents.


                               ARTICLE SIXTEEN

                      COMMITTEE OF SERIES A NOTEHOLDERS

Section 16.01 Establishment of Committee: In addition to the powers conferred on the Noteholders pursuant to Subsection 11.11(h), a committee of the holders of Series A Notes is hereby constituted from among their members consisting of one representative of the holder of the largest principal amount of Series Al Notes and one representative of the holder of the largest principal amount of Series A2 Notes as at the Effective Date, to the extent ascertainable by the Trustee, each such holder to nominate its representative in writing in form reasonably satisfactory to the Company and the Trustee, and provided that each such representative has consented in writing so to act. Either such representative may resign from the Committee at any time, and shall resign forthwith after any transfer of Series A Notes such that the holder of Series A Notes whom he is representing is not, directly or indirectly, the holder of the largest principal amount of the applicable series of Series A Notes by written notice to the Trustee and the Company and by notice given to the Noteholders in accordance with Section 14.01, in which event the holder of Series A Notes entitled to appoint such representative shall promptly appoint a representative. A quorum for the transaction of any business of the Committee shall consist of the two individuals so appointed. To be effective, all decisions of the Committee must be the unanimous decision of the two representatives.

                                     92.


Notwithstanding any other provision of this Indenture, the Committee shall have the following powers:

        (a) power to authorize any transaction provided for in Paragraph 6.02(h)(vii); and

        (b) power to waive and direct the Trustee to waive any Series A Default, to direct the Trustee to cancel any declaration in respect of such default made by the Trustee pursuant to Section
             8.02 and to direct the Trustee not to exercise any remedy hereunder or in respect hereof, either unconditionally or upon any conditions specified by the Committee provided that the Committee shall, acting in good faith, be satisfied that such action is not materially prejudicial to the interest of the holders of Series A Notes when the Goran Group is taken as a whole.

All acts of the Committee within the authority delegated to it in this Section shall be binding upon all holders of Series A Notes. For greater certainty, the Committee shall not have the power to amend or modify any term or condition of this Indenture or to deal with any proposal to: (i) change the maturity of the Notes or the dates on which interest is payable in respect of the Notes; or
(ii) reduce the principal amount of or interest owing under the Notes; or (iii) change the currency of payment of the Notes.

Section 16.02 Indemnity of Committee Members: The members of the Committee shall not be liable for any loss arising from or in connection with any action taken or omitted to be taken by them in good faith and the Company and, by acceptance of any Notes, each Noteholder hereby releases, indemnifies and saves harmless each such member from and against any losses, liabilities, costs, claims, actions and demands that they may incur or that may be made against them as a result of or in connection with any such action or omission. This indemnity shall survive the termination and discharge of this Indenture.

                                     93.


                               ARTICLE SEVENTEEN

                                   EXECUTION

Section 17.01 Counterparts and Formal Date: This Indenture may be simultaneously executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument.

     IN WITNESS WHEREOF the parties hereto have executed these presents under their respective corporate seals and the hands of their proper officers in that behalf.

                                        GORAN CAPITAL INC.


                                        Per: /s/ Alan G. Symons
                                            ------------------------------
                                                Authorized Signature

                                        Per: /s/ Cannot read signature c/s
                                            ------------------------------
                                                Authorized Signature


                                        MONTREAL TRUST COMPANY OF CANADA

                                        Per: /s/ Cannot read signature c/s
                         APPROVED           ------------------------------
                        FOR EXECUTION           Authorized Signature
                        BY M.T.C. of C.

                        ............... Per: /s/ Cannot read signature c/s
                                            ------------------------------
                                                Authorized Signature

THE FIRST SUPPLEMENTAL INDENTURE is made as of the 30th day of April, 1996.


BETWEEN:


                               GORAN CAPITAL INC.

                                    - and -

                        MONTREAL TRUST COMPANY OF CANADA

        WHEREAS the Company and the Trustee are parties to an Amended and Restated Trust Indenture made as of the 29th day of December, 1992
(the "Indenture");

        WHEREAS pursuant to Section 11.15 of the Indenture, Noteholders holding in excess of 66 2/3% of the aggregate outstanding principal amount of the Series A Notes and 100% of the aggregate principal amount of the Series B Notes have consented to the passage of a resolution in writing (the "Resolution") which, among other things, authorizes the amendment of certain provisions of the Indenture and waives compliance by the Company with certain provisions thereof;

        WHEREAS the Resolution provides that the Indenture is to be amended by one or more Supplemental Indentures;

        NOW THEREFORE, in consideration of the mutual premises and covenants set forth herein, the parties hereto agree as follows:

Section 1 - Definitions

        Capitalized terms used herein shall, unless otherwise defined herein, have the meanings ascribed to such terms in the Indenture.

Section 3 - Amendments to Indenture

        The Indenture is hereby amended as follows:

        (a) the definition of "Compensation Limit" set forth in Section 1.01 of the Indenture is amended, for greater certainty with respect to fiscal years following December 31, 1995, by inserting the following phrase at the beginning of Paragraph (ii)(A) thereof:

                     "the greater of U.S. $2,000,000 or"

(b) by the addition of the following definition immediately following the definition of "Prior Indebtedness" in Section 1.01 and by renumbering the following definitions accordingly:

               "Public Offering" means the sale to the public in the United States of America and elsewhere of 50% of the shares of common stock of IGF Holdings, Inc.;"

(c) the definition of "Subsidiary" set forth in Section 1.01 of the Indenture is amended by inserting the following immediately before the semi-colon at the end thereof:

               "for greater certainty, none of the following corporations or their respective Subsidiaries shall be deemed to be Subsidiaries for the purpose of this Indenture: GGS Management Holdings Inc., GGS Management Inc., Pafco General Insurance Company or Superior Insurance Company."

(d) Subsection 2.03(a) of the Indenture is amended by inserting the following proviso immediately before the period at the end thereof:

               "provided, however, that if the Public Offering is not completed on or before December 31, 1996, the Series A Notes shall bear interest from and including January 1, 1997 at the rate of 10% per annum with interest on overdue interest at the same rate, calculated and payable in the manner hereinbefore provided";

(e) Subsection 2.04(a) of the Indenture is amended by inserting the following proviso immediately before the period at the end thereof:

               "provided, however, that if the Public Offering is not completed on or before December 31, 1996, the Series B Notes shall bear interest from and including January 1, 1997 at the rate of 10% per annum with interest on overdue interest at the same rate, calculated and payable in the manner hereinbefore provided";

(f) Section 2.05 of the Indenture is amended by inserting the following as Subsection (d) thereof:


              "(d) If the interest rate payable pursuant to the Notes increases from 8% per annum to 10% per annum as at January 1, 1997 pursuant to the provisions of Sections 2.03(a) and 2.04(a) hereof, the outstanding forms of Notes shall be deemed to represent an obligation of the Company to pay interest at the rate of 10% per annum in accordance with the provisions of Sections 2.03 (a) and 2.03 (b) hereof notwithstanding the lack of, and without the necessity for, any amendment to the provisions thereof provided, however, that if, in the opinion of counsel, the issue of coupons evidencing the obligation to pay such increased interest is necessary, the Company covenants that it will cause such additional coupons to be issued.";

        (g) Subsection 6.02(a) is amended by deleting the word "and" at the end of paragraph (ii)(B) thereof and the period at the end of paragraph
(ii) thereof and inserting a semi-colon and by inserting the following paragraphs:

                        "(iii)  notwithstanding the provisions of paragraph
                                (ii), the Company shall not be required to cause any of the following corporations to execute, and such corporations shall not required to execute a Guarantee Agreement, a Guarantee Pledge Agreement or a Guarantee Security
                                Agreement: GGS Management Holdings Inc., GGS
                                Management Inc., Pafco General Insurance Company or any other present or future Subsidiary of GGS Management Holdings Inc.;

                        (iv) the Company shall be entitled to request that the Trustee release, and the Trustee shall release, from the Lien created in favour of the Trustee for the benefit of the Noteholders, up to 50% of the issued and outstanding common shares of IGF Holdings Inc. upon receipt by the Trustee of a certificate of the Company stating that such shares are to be sold to the public pursuant to the Public Offering.".

Section 3 - Release

        The Trustee hereby releases: (a) the 10,000 shares of common stock of Pafco General Insurance Company; and (b) the assets to be contributed by SIG Indiana to GGS Management Holdings Inc. held by the Trustee from the Liens created in its favour on behalf of the Series A Noteholders and acknowledges and agrees that neither the Company nor any of its Subsidiaries is obligated to charge such shares or assets in favour of the Trustee or the Series A Noteholders pursuant to Section 6.02 of the Indenture or otherwise.



Section 4 - Consent

The entry by the Company and certain of its Subsidiaries into the transactions described below (the "Transactions") is hereby consented to for and on behalf of the Noteholders:

        (a) Pafco General Insurance Company ("PGIC") will incorporate a new subsidiary, IGF Holdings, Inc. ("IGF Holdings").

        (b) PGIC will transfer the issued and outstanding shares of IGF Insurance Company ("IGF Insurance") to IGF Holdings in exchange for 100% of the shares of IGF Holdings, U.S. $7,500,000 in cash (to be obtained by way of loan from Union Federal Bank) and a subordinated promissory note of IGF Holdings in the principal amount of $3,475,269 payable to PGIC both of which will be secured by a pledge of 966,666 shares of the Company by Symons International Group Limited and a pledge of the issued and outstanding shares of IGF Insurance by IGF Holdings;

        (c) PGIC will distribute its shares of IGF Holdings to SIG Indiana and SIG Indiana will pledge all such shares to the Trustee pursuant to a Guarantee Pledge Agreement free and clear of all Liens except Permitted Liens;

        (d) SIG Indiana will contribute all of the shares of PGIC and certain other assets consisting of furniture and other personal property having an aggregate value of approximately U.S. $250,000 to GGS Management Holdings, Inc. ("GGS Holdings") in exchange for 52% of the shares of GGS Holdings and GS Capital Partners II, L.P. will subscribe for the remaining 48% of the shares in consideration of US $21,200,000 payable in cash. The Company will pledge its shares of GGS Holdings to the Trustee pursuant to a Guarantee Pledge Agreement free and clear of all Liens except Permitted Liens;

        (e) GGS Holdings will incorporate a wholly owned subsidiary, GGS Management Holdings Inc. ("GGS Management") and all of the issued and outstanding shares of PGIC will be contributed by GGS Holdings to GGS Management in exchange for 100% of the GGS Management shares;

        (f) SIG Indiana and the Company will contribute their rights under that certain Stock Purchase Agreement dated January 31, 1996 (the "Stock Purchase Agreement") and made among the Company, SIG Indiana, Fortis, Inc. and Interfinancial Inc. to GGS Holdings which will, in turn, contribute such right to GGS Management;

        (g) GGS Management will borrow US$48 million from a financial institution, which loan will be non-recourse to the Company, SIG Indiana or GGS Holdings;

        (h) GGS Management will acquire all of the issued and outstanding shares of Superior Insurance Company in accordance with the terms of the Stock Purchase Agreement;

        (i) the Public Offering may, but shall not be required to be, completed; and

     (j) the Company and its Subsidiaries will take such further actions as may be necessary to effect or facilitate the completion of the foregoing transactions.


Section 5 - Representations and Warranties

     (a) The Company hereby represents and warrants to the Trustee, on its own behalf and on behalf of the members of the Committee and each of the Noteholders, as follows, and acknowledges that the Trustee, in entering into this First Supplemental Indenture (and the Committee and the Noteholders in authorizing the Trustee to enter into this First Supplemental Indenture) is relying on these representations and warranties:

          (i) Except as expressly waived or modified pursuant to this First Supplemental Indenture, all covenants and agreements of the Company and each of its Subsidiaries contained in the Indenture or any document delivered pursuant thereto or in connection therewith have been fully performed, complied with and satisfied;

         (ii) No Event of Default or event, circumstance or condition which, with the giving of notice or lapse of time or both, would constitute an Event of Default, has occurred and is continuing to the date hereof or would occur as a result of any of the Transactions, subject to the waivers and amendments to the Indenture provided for in this First Supplemental Indenture;

        (iii) The Company and each of its Subsidiaries is not in default or violation of any judgment, order, writ, injunction, decree, award, notice, citation, directive, request, summons, claim or other communication of any court, arbitrator, board or other governmental or regulatory entity and is in compliance with and will, after completion of the Transactions, remain in compliance with, all applicable laws, statutes, codes, ordinances, rules, regulations, by-laws and regulatory policies and guidelines of any jurisdiction, whether federal, state, local or provincial.

     (b) All waivers, modifications, amendments, releases and discharges in favour of the Company or any of its Subsidiaries set out in this First Supplemental Indenture or any document delivered pursuant hereto or in connection herewith are expressly conditioned on each of the representations and warranties of the Company set out in this First Supplemental Indenture being true upon the date hereof and shall cease to be of any force and effect if any such representation or warranty is not true.

Section 6 - Indemnity

        The Company hereby indemnifies and saves harmless the Committee and each of its members from and against all claims, liabilities, obligations, suits, actions, proceedings, damages, costs and expenses arising out of or in connection with the execution and delivery of this First Supplemental Indenture, the Transactions described herein and all documentation executed or delivered in connection herewith.

Section 7 - Continuing Obligations

        The Company confirms that its obligations pursuant to Section 2.12 of the Indenture shall continue to apply at all times from and after the date hereof notwithstanding the amendment of the Indenture by this First Supplemental Indenture. The Company hereby indemnifies and saves harmless each holder of Series A Notes or Series B Notes from any taxes, interest and penalties for which such Noteholder may become liable as a result of any failure of the Company to pay any taxes when due to the appropriate taxing authority.

Section 8 - Governing Law

        This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as Ontario contracts. The Company and the Trustee hereby attorn to the non-exclusive jurisdiction of the Courts of Ontario.

Section 9 - Counterpart Execution

        This First Supplemental Indenture may be executed in separate counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same instrument.

Section 10 - Confirmation

        The Company hereby acknowledges and confirms that, except as specifically amended by the provisions of this First Supplemental Indenture, all of the terms and conditions contained in the Indenture and the Security Documents are and shall remain in full force and effect, unamended, in accordance with the provisions thereof.

Section 11 - Further Assurances

        The parties hereto covenant and agree to execute and deliver such further and other instruments and to take such further and other action as may be necessary or advisable to give effect to this First Supplemental Agreement and the provisions hereof.

Section 12 - Effective Date

        Notwithstanding the date of execution of this First Supplemental Indenture, this First Supplemental Indenture shall be, and be deemed to be, effective as of and from the date first above written.

        IN WITNESS WHEREOF the parties hereto have executed these presents under their respective corporate seals and the hands of their proper officers in that behalf.

                                            GORAN CAPITAL INC.


                                            Per: /s/  David L. Bates
                                                 -----------------------------

                                            MONTREAL TRUST COMPANY OF CANADA


                            APPROVED        Per: /s/  M. Brady
                         FOR EXECUTION           -----------------------------
                         BY M.T.C. of C.

                             MJB
                        ---------------     Per: /s/
                                                 -----------------------------

                        Extraordinary Resolution of the
                              Holders of 8% Notes
                          issued by Goran Capital Inc.


          WHEREAS Goran Capital Inc. (the "Corporation") has created and issued $18,855,000 aggregate principal amount of 8% Series A Notes and $685,000 aggregate principal amount of 8% Series B Notes pursuant to an Amended and Restated Trust Indenture dated as of December 29, 1992 (the "Trust Deed") and made between the Corporation and Montreal Trust Company of Canada, as Trustee (the "Trustee") of which $14,447,250 aggregate principal amount of Series A Notes are outstanding and $685,000 aggregate principal amount of Series B Notes are outstanding;

          WHEREAS capitalized terms defined in the Trust Deed and used herein shall have the meanings ascribed to such terms in the Trust Deed;

          WHEREAS the Corporation and certain of its subsidiaries propose to enter into a series of transactions, some of which are prohibited or restricted by the terms of the Trust Deed or otherwise require waivers or consents on the part of the Noteholders;

          WHEREAS the Corporation has also proposed that certain amendments be made to the terms and conditions of the Notes and the provisions of the Trust Deed;

          WHEREAS Section 11.11 of the Trust Deed provides that the Noteholders may, by Extraordinary Resolution, agree to any modification, abrogation, alteration, compromise or arrangement of the rights of the Noteholders and/or the Trustee against the Corporation or assent to any modification of or change in or omission from the provisions of the Trust Deed which is agreed to by the Corporation;

          WHEREAS the Trust Deed also provides, in Section 11.15 thereof, that all actions which may be taken by the Noteholders by Extraordinary Resolution at a meeting may be taken and exercised by the holders of 66 2/3% of the principal amount of the then outstanding Notes by an instrument in writing signed in one or more counterparts;

          NOW THEREFORE the undersigned, being the holders of in excess of 66 2/3% of the principal amount of all the Series A Notes now outstanding and 100% of the principal amount of the Series B Notes now outstanding DO HEREBY:

1. RESOLVE THAT, subject to the Corporation delivering to the Trustee, the Committee and their counsel, such representations, warranties, indemnities and other assurances and such opinions of counsel to the Corporation as are required by the Committee and its counsel, the entry by the Corporation into the transactions described below (the

"Transactions") be and the same is hereby authorized and approved and the application of any provision of the Trust Deed which would otherwise prohibit or restrict the Corporation from completing the Transactions or require the Corporation or any of its Subsidiaries to grant security or give a guarantee upon completion of any Transaction (including, without limitation, Section 6.02 thereof) be and the same is hereby waived:

(a) Pafco General Insurance Company ("PGIC") will incorporate a new subsidiary, IGF Holdings, Inc. ("IGF Holdings");

(b) PGIC will transfer the issued and outstanding shares of IGF Insurance Company ("IGF Insurance") to IGF Holdings in exchange for 100% of the shares of IGF Holdings and a promissory note in the principal amount of approximately US$11.5 million payable to PGIC;

(c) PGIC will distribute, as a dividend, its shares of IGF Holdings to Symons International Group, Inc. (SIG) and SIG will pledge all such shares to the Trustee free and clear of encumbrances;

(d) SIG will contribute all of the shares of PGIC and certain other assets to GGS Management Holdings, Inc. ("GGS Holdings") in exchange for 52% of the shares of GGS Holdings and GS Capital Partners II, LP will subscribe for the remaining 48% of the shares in consideration of US$20,000,000 payable in cash;

(e) GGS Holdings will incorporate a wholly owned subsidiary, GGS Management Inc. ("GGS Management") and all of the issued and outstanding shares of PGIC will be contributed by GGS Holdings to GGS Management in exchange for 100% of the GGS Management shares;

(f) SIG will contribute its rights under that certain Stock Purchase Agreement dated January 31, 1996 (the "Stock Purchase Agreement") and made among the Corporation, SIG, Fortis Inc. and International Inc. to GGS Holdings which will, in turn, contribute such right to GGS Management;

(g) GGS Management will borrow US$44 million from a financial institution, which loan will be non-recourse to the Corporation, SIG or GGS Holdings;

(h) GGS Management will acquire all of the issued and outstanding shares of Superior Insurance Company in accordance with the terms of the Stock Purchase Agreement; and

(i) SIG may cause an initial public offering of the shares of IGF Holdings to be made to the public before December 31, 1996 (the "Public Offering").

2. RESOLVE THAT, subject to the Corporation delivering to the Trustee, the Committee and their counsel, such representations, warranties, indemnities and other assurances and such opinions of counsel to the Corporation as are required by the Committee and its counsel, the Trust Deed be amended:

       (a) to provide that, in the event that the Public Offering has not been completed on or before December 31, 1996, the interest rate payable on the Notes shall be increased, effective January 1, 1997, to 10% per annum;

       (b) to provide for the release of the shares of IGF Insurance from the security created or required to be created in favour of the Series A Noteholders by PGIC;

       (c) to provide for the release of the shares of PGIC from the security created in favour of the Series A Noteholders by SIG;

       (d) to amend the definition of "Compensation Limit" and the provisions of Section 6.02(d) of the Trust Deed to increase the maximum amount which may be paid as salary and bonus to the five highest paid employees of the Goran Group to US$2.0 million;

       (e) to provide that SIG shall charge, in favour of the Trustee, the IGF Holdings shares as security for its obligations under its guarantee of the Notes provided that up to 50% of such shares shall be released from such charge by the Trustee, without the necessity of any further authorization from or on behalf of the Noteholders, upon receipt of a Certificate of the Company stating that such shares are to be sold to the public; and

       (f) to the extent and in the manner determined to be necessary or desirable by the Committee and the Corporation in order to give effect to the foregoing resolutions and the resolution set forth in paragraph (1) hereof;

       all such amendments to be made by one or more supplemental indentures from time to time (the "Supplemental Indentures") in form and content satisfactory to the Committee.

3. RESOLVE THAT the Trustee be and is hereby authorised and instructed to execute and deliver the Supplemental Indentures and any other document or instrument deemed necessary or desirable by the Committee in order to carry the foregoing resolutions into effect.

4. RESOLVE THAT in addition to its powers pursuant to Section 16.01 of the Trust Deed, the Committee is hereby authorized to act on behalf of the Noteholders in respect of the matters set forth in the foregoing resolutions and, without limitation, is hereby authorized to waive compliance with any term, condition or provision of the Trust Deed, consent to any Transaction which is a Related Party transaction, release and take any action required to facilitate the release of any security, accept substitute security for any security required to be provided pursuant to the Trust Deed and amend any term of the Trust Deed for and on behalf of the Noteholders, in each case with respect to any Transaction.

5. RESOLVE THAT, without limiting Section 16.02 of the Trust Deed, each member of the Committee be and is hereby released, indemnified and saved harmless from and against any losses, liabilities, costs, claims, actions, and demands that they may incur or which may be made against them as a result of or in connection with any action taken or omitted to be taken by them in good faith in furtherance of the foregoing resolutions.

                THE FOREGOING EXTRAORDINARY RESOLUTION is hereby consented to in writing pursuant to Section 11.15 of the Trust Deed by the holders of in excess of 66 2/3% of the aggregate principal amount of the Series A outstanding as of the date hereof and 100% of the aggregate principal amount of the Series B Notes outstanding as of the date hereof.

                DATED this    day of March, 1996.



Lombard Odier & Cie                        Royal Trust Corporation of Canada,
   7 March 1996                            Account: New York Life Insurance
                                           Company of Canada

By: /s/ Paul Lombard                       By:
   ------------------------------------       -------------------------------
Paul Lombard (under power of attorney)     representing $3,500,000 aggregate
representing $3,735,750 aggregate          principal amount of Series A Notes
principal amount of Series A Notes



The Canada Trust Company, Account:         Gee & Co., Account:
098-250354-1\5767553                       Brewin Dolphin


By:                                        By:
   ------------------------------------       --------------------------------
representing $700,000 aggregate            representing $1,932,000 aggregate
principal amount of Series A Notes         principal amount of Series A Notes
                                           and $495,000 aggregate principal
                                           amount of Series B Notes

Brewin Nominees Limited                  C.E.P.A., S.A.

   BREWIN NOMINEES LIMITED


By: /s/ cannot read signature DIRECTOR    By:
    -----------------------                 ------------------------
representing $190,000 aggregate          representing $978,000 aggregate
principal amount of Series B Notes       principal amount of Series A Notes



Alberto Scorza




By:
   -----------------------
representing $250,000 aggregate
principal amount of Series A Notes